     As filed with the Securities and Exchange Commission on August 7, 1995
                                                       Registration No. 33-57013


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 3
                                       TO
                                    Form S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                AQUARION COMPANY
             (Exact name of Registrant as specified in its charter)

             DELAWARE                             835 MAIN STREET                                  06-0852232
(State or other jurisdiction of          BRIDGEPORT, CONNECTICUT 06601-2353                     (I.R.S. Employer
incorporation or organization)                     (203) 335-2333                              Identification Number)
                                  (Address, including zip code, and telephone number,
                                     including area code, of registrant's principal
                                                 executive offices)

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                JANET M. HANSEN
                             Senior Vice President
                          and Chief Financial Officer
                               Aquarion Company
                                835 Main Street
                      Bridgeport, Connecticut 06601-2353
                                (203) 336-7632

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
  JOEL S. HOFFMAN, ESQ.                                THOMAS T. ADAMS, ESQ.
Simpson Thacher & Bartlett                            Gregory and Adams, P.C.
  425 Lexington Avenue                                190 Old Ridgefield Road
New York, New York 10017                             Wilton, Connecticut 06897
    (212) 455-2000                                        (203) 762-9000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                Aquarion Company


                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K


     S-4 ITEM NUMBER AND CAPTION                      PROSPECTUS
--------------------------------------  --------------------------------------

A.  INFORMATION ABOUT THE TRANSACTION

1.  Forepart of Registration            Facing Page; Cross Reference Sheet;
 Statement and Outside Front Cover      Outside Front Cover Page of
 Page of Prospectus...................  Prospectus.

2.  Inside Front and Outside Back       Available Information; Incorporation
 Cover Pages of Prospectus............  of Certain Documents by Reference;
                                        Table of Contents.

3.  Risk Factors, Ratio of Earnings     Prospectus/Proxy Statement Summary;
 to Fixed Charges and Other             Risk Factors.
 Information..........................

4.  Terms of the Transaction..........  Prospectus/Proxy Statement Summary;
                                        Risk Factors; Aquarion Stock Price
                                        Ranges and Dividends; Proposed
                                        Transaction; Proposed Acquisition;
                                        Plan of Liquidation; Amendment of
                                        NCC's Certificate of Incorporation;
                                        Federal Income Tax Consequences of
                                        the Acquisition, Property Exchange
                                        and Liquidation; Description of
                                        Aquarion Capital Stock; Comparison of
                                        the Rights of Aquarion and NCC
                                        Shareholders; Rights of Dissenting
                                        Shareholders.

5.  Pro Forma Financial Information...  *

6.  Material Contacts with the          Proposed Transaction; Proposed
 Company Being Acquired...............  Acquisition.

7.  Additional Information Required     *
 for Reoffering by Persons and
 Parties Deemed to be Underwriters....

8.  Interests of Named Experts and      Legal Matters.
 Counsel..............................


        S-4 ITEM NUMBER AND CAPTION                  PROSPECTUS
        ---------------------------                  ----------
9.   Disclosure of Commission Position on   *
     Indemnification for Securities Act
     Liabilities..........................

B.   INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3        Available Information; Incorporation
     Registrants..........................  of Certain Documents by Reference;
                                            Prospectus/Proxy Statement Summary;
                                            Information Concerning Aquarion
                                            Company.


11.  Incorporation of Certain               Incorporation of Certain Documents
     Information by Reference.............  by Reference; Description of
                                            Aquarion Capital Stock.


12.  Information with Respect to S-2        *
     or S-3 Registrants...................

13.  Incorporation of Certain               *
     Information by Reference.............

14.  Information with Respect to            *
     Registrants Other Than S-3 or S-2
     Registrants..........................

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to S-3        *
     Companies............................

16.  Information with Respect to S-2        *
     or S-3 Companies.....................

17.  Information with Respect to            Prospectus/Proxy Statement Summary;
     Companies Other Than S-3 or S-2        Information Concerning The New
     Companies............................  Canaan Company, Management's
                                            Discussion and Analysis of Financial
                                            Condition and Results of Operations
                                            of The New Canaan Company.



D.  VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents       Incorporation of Certain Documents
     or Authorizations are to be            by Reference; Prospectus/Proxy
     Solicited............................  Statement Summary; Introduction;
                                            Rights of Dissenting Shareholders;
                                            Information Concerning Aquarion
                                            Company; Information Concerning The
                                            New Canaan Company; Conflicts of
                                            Interest.

     S-4 ITEM NUMBER AND CAPTION                      PROSPECTUS
--------------------------------------  --------------------------------------
19.  Information if Proxies, Consents   *
     or Authorizations are not to be
     Solicited or in an Exchange Offer

-----------------
*    Item is omitted because answer is negative or item is inapplicable.

                            The New Canaan Company
                                59 Grove Street
                         New Canaan, Connecticut  06840

                                                                 August 8, 1995

Dear Shareholder:

     The enclosed information relates to a Special Meeting of the Shareholders of The New Canaan Company ("NCC") to be held on September 19, 1995, at the offices of NCC, 59 Grove Street, New Canaan, Connecticut, to consider (i) a proposal to sell substantially all the assets of NCC, including all of the capital stock of New Canaan Water Company ("NCWC") and The Ridgefield Water Supply Company ("RWSC") owned by NCC (the "Asset Sale"), to Bridgeport Hydraulic Company ("BHC"), (ii) an amendment to NCC's Certificate of Incorporation to provide that the liquidation preference of NCC's Class A Common Stock may be paid in cash or in other property (the "Amendment") and (iii) a Plan of Liquidation for NCC pursuant to Internal Revenue Code Section 368(a)(1)(C) (the "Plan of Liquidation"). All three of the proposals must be approved by the shareholders of NCC in order for any of the proposals to become effective. If the Asset Sale, the Amendment and the Plan of Liquidation are all approved by the shareholders of NCC, shares of Common Stock, no par value ($1 per share stated value) ("Aquarion Common Stock"), of Aquarion Company ("Aquarion"), the parent Company of BHC, with a value of not less than $2,600,000 (the "Purchase Price"), which represents the amount of $3.5 million reduced by the amount of certain transaction costs, including a payment to an officer of NCC (see "Conflicts of Interest"), and certain indebtedness of NCC and its subsidiaries to be paid or assumed by BHC, will be issued by Aquarion in connection with the Asset Sale. The transaction costs deducted from the $3,500,000 have been fixed by agreement of the parties at $900,000 subject to possible decrease in an amount which is not anticipated to exceed $60,000. The Purchase Price may be increased to the extent that NCC or its subsidiaries pay certain of their respective indebtedness before the consummation of the Asset Sale. However, it is not anticipated that such repayments will aggregate more than approximately $60,000 in amount. (See "Proposed Acquisition--Acquisition Agreement--Principal Provisions"). In addition to the Purchase Price, BHC will also pay a specified liability of NCC in an amount not to exceed $130,000 at the closing of the Asset Sale. If the proposals are approved by the shareholders of NCC, it is anticipated that the closing of the Asset Sale will take place on or about September 21, 1995.

     The shares of Aquarion Common Stock to be issued to NCC will be valued at the average of the daily closing prices of Aquarion Common Stock as reported on the composite tape for New York Stock Exchange ("NYSE") listed securities for the thirty consecutive business days commencing with the 45th business day prior to the date of closing of the Asset Sale. The exact number of shares to be issued is therefore not yet determinable, although the Asset Sale is subject to the condition that no more than 140,000 shares or less than 87,500 shares be issued by Aquarion. Ten percent of the shares of Aquarion Common Stock issued as payment of the Purchase Price shall be paid to an escrow agent to establish an escrow fund. Escrow shares not applied to the payment of indemnification claims BHC may have against NCC will be distributed to the former holders of the Class B Common Stock upon termination of the escrow. See "Proposed Acquisition-- Acquisition Agreement--Escrow Fund." At August 2, 1995 the reported last sale price of Aquarion Common Stock on the NYSE was $22.50. With a purchase price of $2,600,000, the aggregate number of shares that would be issued at this price would be 115,556. Class A Shareholders would receive 51,716 shares in the aggregate, or 1.644 shares of Aquarion Common Stock for every share of NCC Class A Common Stock. Class B Shareholders would receive 63,840 shares (of which 11,556 would go into the escrow fund), or 5.414 shares of Aquarion Common Stock for each share of NCC Class B Common Stock. The average daily closing price of Aquarion Common Stock for the period consisting of the 30 consecutive business days preceding August 1 (June 19-July 31) was $22.625. With a purchase price of $2,600,000, the aggregate number of shares that would be issued at this price would be 114,917. Class A Shareholders would receive 51,430 shares in the aggregate, or 1.635 shares of Aquarion Common Stock for every share of NCC Class A Common Stock. Class B Shareholders would receive 63,487 (of which 11,492 would go into the escrow fund), or 5.385 shares of Aquarion Common Stock for each share of NCC Class B Common Stock. A table setting forth hypothetical exchange ratios based upon assumed market prices of Aquarion Common Stock appears in the accompanying Prospectus/Proxy Statement at page 13.

     Pursuant to the Plan of Liquidation and the Amendment, NCC will be liquidated (the "Liquidation") and holders of NCC Class A Common Stock will receive, for each share of Class A Common Stock, a number of shares of Aquarion Common Stock with a value equal to $35.00 plus accrued but unpaid dividends on the Class A Common Stock to the date of the liquidating distribution. The number of shares of Aquarion Common Stock distributable to holders of Class A Common Stock in respect of their liquidation preference will be calculated using the value of the Aquarion Common Stock calculated pursuant to the Acquisition Agreement. The balance of the shares of Aquarion Common Stock shall be paid to the holders of the Class B Common Stock, pro rata based on each such holder's ownership interest in Class B Common Stock immediately prior to the Liquidation. It is estimated that the initial liquidating distribution will be made to shareholders of NCC approximately four months after the closing date of the Asset Sale. See "Plan of Liquidation." The distribution to holders of Class B Common Stock will be reduced to the extent that (i) shares of Aquarion Common Stock must be applied to the claims of creditors or to the expenses of liquidation or (ii) the per share payment to NCC shareholders, if any, who exercise dissenters' rights of appraisal, exceeds the per share payment to non-dissenting NCC shareholders. See "Plan of Liquidation."

     Neither the NCC Board of Directors nor the Aquarion Board of Directors sought an opinion of an investment bank or other outside party as to the fairness of the transaction from a financial point of view to the shareholders of NCC or to Aquarion. Two of the eight directors of NCC who approved the Acquisition had certain potential conflicts of interest. See "Proposed Transaction--Background of the Transaction," "NCC's Reasons for the Transaction; Recommendation of NCC's Board of Directors," "Aquarion's Reasons for the Transaction," and "Conflicts of Interest."

     Whether or not you plan to attend the meeting, I urge you to read carefully the information contained in the accompanying Prospectus of Aquarion and Proxy Statement of NCC and to cast your proxy vote as soon as possible.

     As you review this information, I would like to direct your attention to a number of issues we consider crucial in making a decision on this vital matter:

     .    The Board of Directors of NCC has carefully reviewed the Asset Sale, the Amendment and the Plan of Liquidation and the Board has approved the Asset Sale, the Amendment and the Plan of Liquidation.

     .    The Board has concluded that the Asset Sale, the Amendment and the
  Plan of Liquidation are in the best interests of the shareholders of NCC and recommends that each shareholder vote FOR each of the proposals.

     The Asset Sale and the Liquidation present certain risks to shareholders of NCC and each shareholder is urged to read the section entitled "Risk Factors" contained in the Prospectus/Proxy Statement.

     We appreciate the loyalty and support our shareholders have demonstrated over the years. We hope that you will continue this support by voting FOR the proposals now. I and all the other directors of NCC intend to vote FOR the proposals in our capacity as shareholders of NCC, and recommend that all other shareholders do the same.

     PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF EACH CLASS OF COMMON STOCK OF NCC IS REQUIRED FOR THE APPROVAL OF THE ASSET SALE AND THE AMENDMENT AND THE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF CLASS B COMMON STOCK IS REQUIRED FOR THE APPROVAL OF THE LIQUIDATION. YOUR VOTE IS IMPORTANT. ACCORDINGLY, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU HOLD SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, YOU HAVE RECEIVED A SEPARATE PROXY WITH RESPECT TO EACH CLASS OF SHARES.

                                         Sincerely yours,
                                         _______________________________
                                         Name:     Joseph J. McLinden
                                         Title:    President

      NOTE:  DO NOT SEND IN YOUR STOCK CERTIFICATE(S) AT THE PRESENT TIME.

IMPORTANT

     If your shares are being held for you in "street name" or in a trust, only the registered holder can sign a proxy on your behalf, and only upon receipt of specific instructions. Please contact the person responsible for your account and give instructions for execution of the proxy card on your behalf. If you require additional material or assistance in voting you may contact Derrel M. Mason, Esq., Gregory and Adams, P.C. at (203) 762-9000.

                            The New Canaan Company
                                59 Grove Street
                         New Canaan, Connecticut  06840

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 1995

     A Special Meeting of Shareholders of The New Canaan Company ("NCC") will be held on September 19, 1995 at 11:00 A.M., local time, at the offices of NCC, 59 Grove Street, New Canaan, Connecticut, for the following purposes:

     To consider and vote on proposals to
               (a) approve the sale of substantially all of the assets of NCC to Bridgeport Hydraulic Company,
               (b) approve and adopt an amendment to NCC's Certificate of Incorporation to provide that the liquidation preference of NCC's Class A Common Stock may be paid in cash or in other property and
               (c) approve and adopt a Plan of Liquidation of NCC pursuant to
      Section 368(a)(1)(C) of the Internal Revenue Code.

     The Board of Directors has fixed the close of business on August 7, 1995 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof; only shareholders of record at the close of business on that date will be entitled to vote.

     A proxy, which is solicited on behalf of the Board of Directors, is enclosed for holders of Class A Common Stock and holders of Class B Common Stock, together with a return envelope that requires no postage if mailed in the United States. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Class A Common Stock, no par value, and Class B Common Stock, no par value, of NCC, each voting as a class, is required to approve the sale of NCC's assets and the amendment to NCC's Certificate of Incorporation and the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class B Common Stock is required to approve the Plan of Liquidation. It is important that your shares be represented at the meeting. The implementation of each of the proposals is conditioned upon all of the proposals being approved. If you hold shares of Class A Common Stock AND Class B Common Stock, please return a separate proxy with respect to each class of shares. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE YOUR VOTING DIRECTIONS, AND SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE CORPORATE SECRETARY, OR BY EXECUTING A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                         BY ORDER OF THE BOARD OF DIRECTORS
                                         Secretary
New Canaan, Connecticut

August 8, 1995

                                   PROSPECTUS
                                AQUARION COMPANY
                                 140,000 Shares
                           Common Stock, no par value

                                PROXY STATEMENT
                             THE NEW CANAAN COMPANY

                     For a Special Meeting of Shareholders
                        to be Held on September 19, 1995

  This Prospectus of Aquarion Company and Proxy Statement of The New Canaan Company (the "Prospectus/Proxy Statement") relates to the proposed acquisition (the "Acquisition") by Bridgeport Hydraulic Company ("BHC"), a wholly-owned subsidiary of Aquarion Company ("Aquarion"), of substantially all the assets of The New Canaan Company ("NCC") for Aquarion Common Stock, no par value ($1 per share stated value) (the "Aquarion Common Stock"), the approval and adoption by NCC of an amendment to NCC's Certificate of Incorporation to provide that the liquidation preference of NCC's Class A Common Stock, no par value (the "Class A Common Stock") may be paid in cash or in other property (the "Amendment") and the adoption and approval by NCC of a Plan of Liquidation, pursuant to Section 368(a)(1)(C) of the Internal Revenue Code (the "Plan of Liquidation"). In return for substantially all the assets of NCC, Aquarion will repay a specified liability of NCC in an amount not to exceed $130,000 and will transfer to NCC shares of Aquarion Common Stock with a value of not less than $2,600,000 (the "Purchase Price"), which represents the amount of $3,500,000 reduced by the amount of certain of NCC's transaction costs, including a payment to an officer of NCC (see "Conflicts of Interest"), and certain indebtedness of NCC and its subsidiaries to be paid or assumed by BHC. The Purchase Price may be increased to the extent that NCC or its subsidiaries pay certain of their respective indebtedness before the consummation of the Acquisition. However, it is not anticipated that such repayment will aggregate more than approximately $60,000 in amount. Ten percent of the shares of Aquarion Common Stock issued as payment of the Purchase Price will be paid to an escrow agent to establish an escrow fund. Escrow shares not applied to the payment of indemnification claims BHC may have against NCC will be distributed to the former holders of the Class B Common Stock in accordance with the Escrow Agreement (as hereinafter defined) after the termination thereof. See "Proposed Acquisition--Acquisition Agreement--Principal Provisions" and "Proposed Acquisition--Acquisition Agreement--Escrow Fund." The Acquisition is being made pursuant to an Acquisition Agreement, dated September 2, 1992, by and among Aquarion, BHC and NCC as thereafter amended from time to time (the "Acquisition Agreement").

  Upon completion of the Acquisition and the effectiveness of the Amendment, NCC will proceed to implement the Plan of Liquidation by dissolving NCC (the "Liquidation") and distributing the Aquarion Common Stock received as the Purchase Price, after adequate provision has been made for payments to any creditors of NCC, to the holders of NCC common stock (the "NCC Shareholders"), in accordance with the provisions of NCC's Certificate of Incorporation, the Plan of Liquidation and the Connecticut Stock Corporation Act. The initial liquidating distribution will not be made by NCC until at least four months from the date that the Certificate of Dissolution of NCC is filed with the Connecticut Secretary of State. See "Plan of Liquidation." Pursuant to the Plan of Liquidation and the Amendment, holders of NCC Class A Common Stock will receive, for each share of Class A Common Stock, a number of shares of Aquarion Common Stock with a value equal to $35.00 plus accrued but unpaid dividends on the Class A Common Stock to the date of the liquidating distribution. The number of shares of Aquarion Common Stock distributable to holders of Class A Common Stock in respect of their liquidation preference will be calculated using the value of the Aquarion Common Stock calculated pursuant to the Acquisition Agreement. The balance of the shares of Aquarion Common Stock will be paid to the holders of the Class B Common Stock, no par value, of NCC (the "Class B Common Stock") pro rata based on each such holder's ownership interest in Class B Common Stock immediately prior to the Liquidation. The distribution to holders of Class B Common Stock will be reduced to the extent that (i) shares of Aquarion Common Stock must be applied to the claims of creditors or to the expenses of liquidation or (ii) the per share payment to NCC Shareholders, if any, who exercise dissenters' rights of appraisal, exceeds the per share payment to non-dissenting NCC Shareholders. See "Plan of Liquidation."

  Neither the NCC Board of Directors nor the Aquarion Board of Directors sought an opinion of an investment bank or other outside party as to the fairness of the transaction from a financial point of view to the NCC shareholders or to Aquarion. Two of the eight directors of NCC who voted to approve the Acquisition had certain conflicts of interest. See "Proposed Transaction--Background of the Transaction," "NCC's Reasons for the Transaction, Recommendation of NCC's Board of Directors", "Aquarion Reasons for the Transaction" and "Conflicts of Interests."

  NCC Shareholders who dissent from the Acquisition and Plan of Liquidation ("Dissenting Shareholders") have certain rights of appraisal pursuant to Connecticut law. See "Rights of Dissenting Shareholders." The number of shares of Aquarion Common Stock equalling the Purchase Price to be received by NCC is dependent on the trading price of Aquarion Common Stock on the New York Stock Exchange ("NYSE") for the 30 business days beginning with the 45th business day prior to the closing of the Acquisition.

  This Prospectus/Proxy Statement relates to the distribution of shares of Aquarion Common Stock in the Liquidation and on termination of the Escrow Agreement. This Prospectus/Proxy Statement also relates to sales of shares of Aquarion Common Stock by either (i) the escrow agent in order to provide funds for the payment of indemnification claims, if any, which BHC or its affiliates may have for certain liabilities arising from the Acquisition or (ii) NCC to provide funds for expenses of liquidation, claims of creditors, or payments to Dissenting Shareholders, if any. See "Proposed Acquisition--Acquisition Agreement--Escrow Fund," "Plan of Liquidation" and "Rights of Dissenting Shareholders."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Aquarion Common Stock is listed on the NYSE under the symbol "WTR". On August 2, 1995 the reported last sale price on the NYSE was $22.50.

  The consummation of the Acquisition is subject to various conditions, including the receipt of required regulatory approvals, the approval of the Acquisition, the Amendment and the Plan of Liquidation by the shareholders of NCC at the Special Meeting of Shareholders of NCC to be held September 19, 1995, and the closing of the Property Exchange Agreement dated October 21, 1992, as amended, among Second Taxing District of the City of Norwalk, Monroe Environmental Leasing Partnership, Aquarion and NCC, which is an integral part of the Acquisition. See "Property Exchange Agreement."

  Aquarion has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Aquarion Common Stock to be issued in connection with the Acquisition. This Prospectus/Proxy Statement also constitutes a Prospectus filed as part of such Registration Statement.

  This Prospectus/Proxy Statement is first being sent to the NCC Shareholders on or about August 11, 1995.

  All information concerning Aquarion and BHC included in this Prospectus/Proxy Statement has been furnished by Aquarion and all information concerning NCC, New Canaan Water Company and The Ridgefield Water Supply Company has been furnished by NCC.

  The date of this Prospectus/Proxy Statement is August 8, 1995.

                             AVAILABLE INFORMATION

  Aquarion has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Aquarion Common Stock being offered hereby. This Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements made in this Prospectus/Proxy Statement as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  Aquarion is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy or information statements and other information with the Commission. The Registration Statement, as well as such reports, proxy or information statements, exhibits and other information filed by Aquarion with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048-1102 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy or information statements and other information concerning Aquarion can also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

  NCC is not subject to the informational requirements of the Exchange Act and financial and other information about NCC and its subsidiaries is not publicly available other than as set forth in this Prospectus/Proxy Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  Aquarion's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 10-K") and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 filed by Aquarion with the Commission (File No. 1-8060), are incorporated by reference in this Prospectus and shall be deemed a part hereof. All reports and other documents subsequently filed by Aquarion pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein prior to the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

  The information relating to Aquarion contained in this Prospectus/Proxy Statement summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM: CORPORATE SECRETARY, AQUARION COMPANY, 835 MAIN STREET, BRIDGEPORT, CONNECTICUT 06601 (TELEPHONE: 203-335-2333). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 12, 1995.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AQUARION. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                AQUARION COMPANY

                               TABLE OF CONTENTS

Prospectus/Proxy Statement Summary.........................    7
Matters to be Considered at the Special Meeting............    7
The New Canaan Company.....................................    8
Aquarion Company...........................................    8
NCC Shareholders' Meeting..................................    9
Date, Time and Place of the Meeting........................    9
Purpose of the Meeting.....................................    9
Record Date; Voting Rights.................................    9
Voting Requirements........................................    9
Conflicts of Interest......................................   10
The Acquisition............................................   10
Acquisition Agreement......................................   10
Hypothetical Exchange Ratios...............................   11
Conditions to the Acquisition..............................   14
Property Exchange Agreement................................   14
Closing Date...............................................   15
Plan of Liquidation........................................   15
The Amendment..............................................   16
Recommendation of the Board of Directors of NCC............   16
Approvals of the Boards of Directors of BHC
 and Aquarion..............................................   17
Dissenting Shareholders' Rights............................   18
Resale of Aquarion Common Stock............................   18
Certain Federal Income Tax Consequences....................   19
Regulatory Approvals.......................................   19
Risk Factors...............................................   21
Pricing Period.............................................   21
Regulatory Approvals.......................................   21
Creditors' Claims; Dissenters' Shares......................   21
Liquidation Procedure......................................   22
Selected Historical Financial Information of Aquarion......   23
Selected Financial Information of the New Canaan
 Company...................................................   24
Comparative Per Share Data.................................   25
Pro Forma Financial Information............................   26
Aquarion Common Stock Price Range and Dividends............   28
NCC Common Stock...........................................   29
Introduction...............................................   30
Date, Time and Place of Meeting............................   30
Business to Be Transacted at the Special Meeting...........   30
Record Date, Voting Rights.................................   30
Voting Requirements........................................   30
Affiliate Ownership........................................   31
Revocability of Proxies....................................   31
Proxy Solicitation.........................................   31
Proposed Transaction.......................................   31
Background of the Transaction..............................   31
NCC's Reasons for the Transaction; Recommendation of the
 NCC Board of Directors....................................   35
Aquarion's and BHC's Reasons for the Transaction...........   37
Proposed Acquisition.......................................   37
Acquisition Agreement--Principal Provisions................   37

Other Acquisition Agreement Provisions.....................   38
Acquisition Agreement--Escrow Fund.........................   39
Conditions to Closing on the Acquisition Agreement
 Transactions..............................................   40
Termination or Amendment of the Acquisition Agreement......   40
Property Exchange Agreement--Principal Provisions..........   40
Conditions to Closing on the Property Exchange Agreement
 Transactions..............................................   41
Termination or Amendment of the Property Exchange
 Agreement.................................................   41
Expenses and Liability for Termination of the Acquisition
 Agreement and the Property Exchange Agreement.............   42
Regulatory Approvals.......................................   42
Resale of Aquarion Common Stock............................   42
Accounting Treatment of the Transaction....................   43
Certain Transactions Between Aquarion and NCC..............   43
Plan of Liquidation........................................   43
Provisions of Plan of Liquidation..........................   43
Fractional Shares..........................................   44
Receipt of Aquarion Shares.................................   44
Amendment to NCC'S Certificate of Incorporation............   45
Certain Federal Income Tax Consequences of the
 Acquisition, Property Exchange and Liquidation............   45
Rights of Dissenting Shareholders..........................   46
Conflicts of Interest......................................   48
Information Concerning Aquarion Company....................   49
Information Concerning the New Canaan Company..............   49
NCC and Its Subsidiaries...................................   49
Description of the Business of NCC's Subsidiaries..........   51
Management's Discussion and Analysis of Financial
 Condition and Results of Operations of
the New Canaan Company.....................................   54
Description of Aquarion Capitaal Stock.....................   57
Comparison of Shareholder Rights...........................   58
Powers of Directors in Issuance of Shares..................   58
Voting Rights..............................................   58
Preemptive Rights..........................................   59
Dissenters' Rights of Appraisal............................   59
Dividends and Distributions................................   59
Filling Director Vacancies.................................   59
Removal of Directors.......................................   60
Amendments to Certificate of Incorporation.................   60
Amendments to By-laws......................................   60
Business Combinations with Interested Stockholders.........   61
Business Combination Statutes..............................   61
Classification of the Board of Directors...................   61
Shareholder Meetings.......................................   61
Preferred Stock Purchase Rights............................   62
Indemnification of Directors and Officers..................   62
Experts....................................................   63
Legal Matters..............................................   63
Financial Statements, the New Canaan Company, Index to
 Consolidated Financial Statements.........................  F-1

Exhibit A  -  Acquisition Agreement
Exhibit B  -  Acquisition Agreement Amendment
Exhibit C  -  Supplemental Acquisition Agreement Amendment
Exhibit D  -  Supplemental Acquisition Agreement Amendment
Exhibit E  -  Supplemental Acquisition Agreement Amendment
Exhibit F  -  Property Exchange Agreement

Exhibit G  -  Supplemental Property Exchange Agreement Amendment
Exhibit H  -  Supplemental Property Exchange Agreement Amendment

Exhibit I  -  Supplemental Property Exchange Agreement Amendment
Exhibit J  -  Plan of Complete Liquidation
Exhibit K  -  Amendment to Certificate of Incorporation
Exhibit L  -  Dissenters' Rights Statute

                       PROSPECTUS/PROXY STATEMENT SUMMARY

     The following summary is qualified in its entirety by information, copies of documents and statutes, and financial statements appearing elsewhere in this Prospectus/Proxy Statement and the information incorporated herein by reference.


Matters to be Considered at the         This Prospectus/Proxy Statement
  Special Meeting.....................  relates (i) to the proposed acquisition, pursuant to the
                                        Acquisition Agreement, by BHC of
                                        substantially all the assets of NCC
                                        in return for the repayment of
                                        certain indebtedness of NCC in an
                                        amount not to exceed $130,000 and the
                                        transfer to NCC of Aquarion Common
                                        Stock with a value, calculated in
                                        accordance with the Acquisition
                                        Agreement, equal to not less than
                                        $2,600,000 (the "Purchase Price"),
                                        which represents the amount of
                                        $3,500,000 reduced by certain
                                        transaction costs and indebtedness of
                                        NCC and its subsidiaries to be paid
                                        or assumed by BHC, (ii) the adoption
                                        of an amendment to NCC's Certificate
                                        of Incorporation to provide that the
                                        liquidation preference of NCC's Class
                                        A Common Stock may be paid in cash or
                                        in other property and (iii) the
                                        adoption by NCC of a Plan of
                                        Liquidation pursuant to Section
                                        368(a)(1)(C) of the Internal Revenue
                                        Code. The Purchase Price may be
                                        increased to the extent that NCC or
                                        its subsidiaries pay certain of their
                                        respective indebtedness before the
                                        consummation of the Acquisition.
                                        However, it is not anticipated that such repayment will aggregate more than approximately $60,000 in amount. See
                                        "Proposed Acquisition--Acquisition
                                        Agreement--Principal Provisions." Ten
                                        percent of the shares of Aquarion Common
                                        Stock issued as payment of the Purchase
                                        Price shall be paid by BHC to an escrow
                                        agent for an escrow fund established
                                        pursuant to the Acquisition Agreement.
                                        Upon completion of the sale of
                                        substantially all of its assets, NCC
                                        will proceed with the liquidation of NCC
                                        (the "Liquidation"). Pursuant to the
                                        Plan of Liquidation and the Amendment,
                                        upon the dissolution of NCC, (i)
                                        provision will be made for all
                                        liabilities of NCC, (ii) holders of
                                        Class A Common Stock will receive, for
                                        each share of Class A Common Stock,
                                        shares of Aquarion Common Stock with a
                                        value equal to $35.00 (calculated in
                                        accordance with the terms of the
                                        Acquisition Agreement) plus accrued but
                                        unpaid dividends on the Class A Common
                                        Stock to the date of the liquidating
                                        distribution, and (iii) the holders of
                                        Class B Common Stock shall receive the
                                        balance of the Purchase Price (less
                                        possible deductions described below) pro rata based on each such holder's ownership interest in Class B Common
                                        Stock immediately prior to the
                                        Liquidation. The distribution to holders of Class B Common Stock will be reduced to the extent that (i) shares of Aquarion Common Stock must be applied to the claims of creditors or to the expenses of liquidation or (ii) the per share payment to Dissenting
                                        Shareholders, if any, exceeds the per
                                        share payment to non-dissenting NCC
                                        Shareholders. At the present time, NCC
                                        is only aware of one claim against the
                                        shares held for liquidating
                                        distributions. Pursuant to a Settlement
                                        Agreement with the Connecticut
                                        Department of Public Utility Control
                                        (the "DPUC"), NCC is obligated to pay
                                        costs and expenses estimated to be
                                        approximately $30,000 incurred by NCWC
                                        and an employee of

                                        NCWC in connection with a proceeding by
                                        the DPUC against NCWC. See "Plan of
                                        Liquidation" and "Rights of Dissenting
                                        Shareholders." Escrow Shares that are
                                        not applied to the payment of
                                        indemnification obligations under the
                                        Acquisition Agreement will be
                                        distributed to the former holders of the Class B Common Stock in accordance with the Escrow Agreement (as hereinafter defined) after the termination thereof. The expenses of the administration of the Escrow Fund (as hereinafter defined) will be paid by Aquarion and will not further reduce the amount distributable to holders of Class B Common Stock as part of the liquidation.

                                        This Prospectus/Proxy Statement also
                                        relates to resales of shares of
                                        Aquarion Common Stock by either (i)
                                        the escrow agent in order to provide
                                        funds for the payment of
                                        indemnification claims, if any, which
                                        BHC or its affiliates may have for
                                        certain liabilities arising from the
                                        Acquisition or (ii) NCC to provide
                                        funds for expenses of liquidation,
                                        claims of creditors, if any, or
                                        payments to Dissenting Shareholders,
                                        if any. See "Proposed
                                        Acquisition--Acquisition
                                        Agreement--Escrow Fund," "Plan of
                                        Liquidation" and "Rights of
                                        Dissenting Shareholders."

The New Canaan Company ...............  NCC was incorporated in Connecticut in 1946. It is a holding company, the
                                        two subsidiaries of which are engaged in the regulated utility business of public water supply. NCC's subsidiaries, New Canaan Water Company ("NCWC") and The Ridgefield Water Supply Company ("RWSC"), collect, treat and distribute water primarily to residential and commercial customers and for fire protection in four communities in Fairfield County, Connecticut. NCC's principal place of business is located at 59 Grove Street, New Canaan, Connecticut 06840, and its telephone number is 203-966-5676.

Aquarion Company .....................  Aquarion is a holding company whose subsidiaries are engaged both in the
                                        regulated utility business of public
                                        water supply and in various
                                        nonutility businesses. Aquarion's
                                        utility subsidiary, Bridgeport
                                        Hydraulic Company ("BHC"), and its
                                        subsidiary, Stamford Water Company
                                        ("SWC"), collect, treat and
                                        distribute water to residential,
                                        commercial and industrial customers,
                                        to other utilities for resale and for
                                        private and municipal fire
                                        protection. BHC and SWC
                                        (collectively, the "Utilities")
                                        provide water to customers in 22
                                        communities in Fairfield, New Haven
                                        and Litchfield Counties in
                                        Connecticut, including communities
                                        served by other utilities to which
                                        water is available on a wholesale
                                        basis for back-up supply and peak
                                        demand purposes through BHC's
                                        Southwest Regional Pipeline (the
                                        "Regional Pipeline"). BHC is the
                                        largest investor-owned water company
                                        in Connecticut and, with its SWC
                                        subsidiary, is among the 10 largest
                                        investor-owned water companies in the
                                        nation. Aquarion also has
                                        subsidiaries which are engaged in
                                        nonutility activities. Aquarion
                                        conducts an environmental testing
                                        laboratory business
                                        through six laboratories which
                                        analyze contaminants in hazardous
                                        waste, soil, air and water.
                                        Additionally, Aquarion is engaged in
                                        the business of providing various
                                        utility management services, owns a
                                        small forest products
                                        company and owns a small real estate
                                        subsidiary. Aquarion's executive offices are located at 835 Main Street, Bridgeport, Connecticut 06601-2353, and its telephone number is 203-335-2333.

NCC Shareholders' Meeting.............  Date, Time and Place of the Meeting.
                                        The Special Meeting (the "Meeting")
                                        of Shareholders of common stock of
                                        NCC (the "NCC Shareholders") will be
                                        held on September 19, 1995 at 11:00
                                        a.m. local time, at the offices of
                                        NCC, 59 Grove Street, New Canaan,
                                        Connecticut.

                                        Purpose of the Meeting. At the
                                        Special Meeting the NCC Shareholders
                                        will:

                                        (i)  consider and vote upon the
                                        Acquisition ;

                                        (ii)  consider and vote upon the
                                        approval and adoption of the
                                        Amendment; and

                                        (iii) consider and vote upon the
                                        approval and adoption of the Plan of
                                        Liquidation.

                                        It is a condition to the
                                        effectiveness of each of items (i),
                                        (ii) and (iii) above that all three
                                        items be approved by the requisite
                                        vote of NCC Shareholders.

                                        Record Date; Voting Rights.
                                        Shareholders of record of NCC Class A
                                        Common Stock and Class B Common
                                        Stock, (the Class A Common Stock and
                                        the Class B Stock collectively
                                        referred to as the "NCC Common
                                        Stock") at the close of business
                                        on August 7, 1995 (the "Record Date")
                                        are entitled to notice of and vote at
                                        the Special Meeting and any
                                        adjournment or postponement thereof.
                                        As of the Record Date, 31,449 shares
                                        of Class A Common Stock and 11,791
                                        shares of Class B Common Stock were
                                        issued and outstanding, each of which
                                        will be entitled to one vote on the
                                        Acquisition Proposal and the
                                        Amendment, each voting separately as
                                        a class. The approval of the Plan of
                                        Liquidation requires only the
                                        approval of the holders of Class B
                                        Common Stock and each share of Class
                                        B Common Stock will have one vote. As
                                        of the Record Date, directors and
                                        officers of NCC and their affiliates
                                        as a group owned approximately 9,212
                                        shares of Class A Common Stock and
                                        approximately 7,783 shares of Class B
                                        Common Stock.

                                        Voting Requirements. The presence,
                                        either in person or by proxy, of the
                                        holders of a majority of the shares
                                        of Class A Common Stock and a
                                        majority of the shares of Class B
                                        Common Stock outstanding on the
                                        Record Date is necessary to
                                        constitute a quorum at the Special
                                        Meeting.

                                        Under the Connecticut Stock
                                        Corporation Act (the "CSCA") and
                                        NCC's Certificate of Incorporation,
                                        the affirmative vote of (i) the
                                        holders of at least two-thirds of the
                                        outstanding shares of NCC Class A
                                        Common Stock and the affirmative vote
                                        of the holders of at least two-thirds
                                        of the outstanding shares of NCC
                                        Class B Common Stock are required to
                                        approve the Acquisition and the
                                        Amendment and (ii) the holders of at
                                        least two-thirds of the
                                        outstanding shares of Class B Common
                                        Stock is required to approve the Plan of Liquidation. Abstentions will have the effect of negative votes.

                                        Conflicts of Interest. At the closing
                                        of the Acquisition, NCC will pay to
                                        Mr. Glidden the outstanding principal
                                        amounts on promissory notes due on
                                        December 31, 1995 or on demand, the
                                        balances of which aggregated $130,000
                                        on July 31, 1995. These notes will be
                                        repaid by BHC on behalf of NCC, RWSC
                                        and NCWC and the notes are included
                                        in the indebtedness which will reduce
                                        the purchase price payable in the
                                        Acquisition. See "Proposed
                                        Acquisition--Acquisition
                                        Agreement--Principal Provisions." Mr.
                                        Glidden currently holds 23.1% of the
                                        outstanding shares of Class A Common
                                        Stock and 51.5% of the outstanding
                                        shares of Class B Common Stock and is
                                        a director of each of NCC, NCWC and
                                        RWSC. Joseph J. McLinden, the
                                        President and a member of the Board
                                        of Directors of NCC, NCWC and RWSC,
                                        will be entitled to a payment of
                                        $105,000 in cash, at the closing of
                                        the Acquisition, representing 3% of
                                        the purchase price before reductions
                                        and excluding the assumption of debt.
                                        This amount is included in the
                                        indebtedness which will reduce the
                                        purchase price payable in the
                                        Acquisition. Nicholas Negria, a
                                        former Senior Vice President of NCWC,
                                        will be entitled to receive a cash
                                        payment equal to approximately
                                        $50,000 within 30 days of the closing
                                        of the Acquisition pursuant to a
                                        retirement benefit agreement entered
                                        into by NCWC and Mr. Negria in May,
                                        1991. The amount payable to Mr.
                                        Negria will be paid by NCWC and will
                                        not reduce the purchase price payable
                                        in the Acquisition or the amount
                                        payable to holders of Class B
                                        Common Stock. See "Conflicts of
                                        Interest."

                                        Pursuant to the Delaware General
                                        Corporation Law (the "DGCL") no vote
                                        of the shareholders of Aquarion is
                                        required to approve or consummate the
                                        Acquisition.

The Acquisition .....................   Acquisition Agreement. Copies of the
                                        Acquisition Agreement and the
                                        amendments thereto are annexed as
                                        Exhibits A, B, C, D and E to this
                                        Prospectus/Proxy Statement and are
                                        incorporated herein by reference. The
                                        description the provisions of the
                                        Acquisition Agreement that follows is
                                        necessarily incomplete; reference is
                                        made to the Acquisition Agreement
                                        itself for a complete description of
                                        each matter and of all of the terms
                                        and conditions of the Acquisition.

                                        The Acquisition Agreement provides
                                        for the sale of the Assets to BHC
                                        (the "Asset Sale") in return for
                                        BHC's repayment of certain
                                        indebtedness of NCC in an amount not
                                        to exceed $130,000 and Aquarion
                                        Common Stock valued at $3,500,000
                                        less the amount of certain of NCC's
                                        transaction costs and indebtedness of
                                        NCC or its subsidiaries paid or
                                        assumed by BHC in cash at the closing
                                        (collectively, the "Deductions"). The
                                        parties have agreed that the
                                        Deductions from the $3,500,000 for
                                        these transaction costs and
                                        indebtedness shall not exceed
                                        $900,000, resulting in a Purchase
                                        Price of not less than $2,600,000.
                                        The Purchase Price may be greater
                                        than that amount to the extent that
                                        NCC or its subsidiaries pay certain
                                        of their respective indebtedness
                                        before the
                                        consummation of the Asset Sale. However, it is not anticipated that such repayments will aggregate more than approximately $60,000 in amount. See "Proposed Acquisition--Acquisition
                                        Agreement--Principal Provisions."

                                        The Deductions currently consist of (i)
                                        approximately $387,000 of legal fees,
                                        accountants' fees and other transaction
                                        related expenses for which NCC is
                                        liable, which liabilities will be paid
                                        by BHC at per share Closing; (ii) a
                                        payment of $105,000 agreed to be made by NCC to Mr. McLinden in respect of his role in negotiating the Acquisition, which liability will be assumed and paid by BHC at Closing; (iii) approximately $130,000 of liabilities of NCC and its subsidiaries to A. Leland Glidden, which will be assumed and paid by BHC at the Closing; (iv) approximately $233,000 representing the estimated amount of water bills in arrears owed to BHC by NCWC for purchased water, and (v) approximately $45,000 representing a demand note payable by NCWC which the DPUC has required to be deducted from the purchase price.

                                        Each share of Aquarion Common Stock
                                        will be valued at the average of the
                                        daily closing prices of Aquarion
                                        Common Stock as reported on the
                                        composite tape for NYSE listed
                                        securities for the thirty consecutive
                                        business days commencing with the
                                        45th business day prior to the
                                        Closing Date (as hereinafter
                                        defined). The exact number of shares
                                        to be issued is therefore not yet
                                        determinable, although the
                                        Acquisition Agreement provides that
                                        the obligations of Aquarion and NCC
                                        to close the Acquisition are subject to
                                        the requirement that no more than
                                        140,000 or less than 87,500 shares be
                                        issued by Aquarion for the Acquisition.
                                        The Acquisition Agreement also provides
                                        that 10% of the Aquarion Common Stock to be issued to NCC in payment of the Purchase Price will be transferred to an escrow agent (the "Escrow Agent") to establish an escrow fund for a period which will terminate on the earlier of the first anniversary of the Closing Date and the date that audited financial statements of BHC for the year ended December 31, 1995 are available, which escrow fund will be applied to obligations to indemnify BHC and its affiliates against certain liabilities that might result from the consummation of the Acquisition (the "Escrow Fund").

                                        Hypothetical Exchange Ratios. The
                                        following table sets forth the number of shares of Aquarion Common Stock that a shareholder of NCC would receive for each share of Class A Common Stock and Class B Common Stock on the basis of different assumed average market prices for Aquarion Common Stock, as calculated pursuant to the Acquisition Agreement. The aggregate number of shares of Aquarion Common Stock to be issued, as reflected on the table, is derived by dividing the Purchase Price of $2,600,000 by the assumed average price of Aquarion Common Stock. The table does not give effect to any diminution of the number of shares receivable by holders of Class B Common Stock in the event that provision must be made for claims of creditors or for the costs and expenses of the Liquidation or if the per share payment to Dissenting Shareholders exceeds the per share payment of non-dissenting NCC Shareholders. See "Plan of Liquidation" and "Rights of Dissenting Shareholders." The escrowed shares are not included in the columns reflecting the number of shares of Aquarion Common Stock to be issued for each share of Class A Common Stock and Class B Common Stock. The escrowed shares are shown separately. Shares of Aquarium Common Stock held in escrow not applied to payment of indemnification obligations will be distributed to the former holders of the Class B Common Stock in accordance with the Escrow Agreement after the termination thereof.

   SHARES OF AQUARION COMMON STOCK TO BE RECEIVED FOR EACH SHARE OF NCC STOCK
                      ASSUMES PURCHASE PRICE OF $2,600,000

                             Number of Aquarion Shares     Assumed Market Value of
                              to Be Received for Each       Aquarion Shares to be
    Assumed        Total              Share of            Received for Each Share of
    Average        Shares    -------------------------- ----------------------------
    Price of         of         Class A       Class B     Class A         Class B                               Assumed Market
    Aquarion      Aquarion       Common        Common      Common          Common      Aquarion shares        Value of Aquarion
  Common Stock  Common Stock    Stock(1)     Stock(4)     Stock(1)        Stock(4)    in Escrow Account   Shares in Escrow Account
  ------------  ------------ -----------   ------------ ------------   -------------  -----------------   ------------------------
   $   17.500      148,571         2.114         5.701        $37.00        $99.77          1.260                    $22.05
   $   20.000      130,000         1.850         4.988        $37.00        $99.77          1.103                    $22.05
   $   22.500(2)   115,556         1.644         4.434        $37.00        $99.77          0.980                    $22.05
   $   22.625(3)   114,917         1.635         4.410        $37.00        $99.77          0.975                    $22.05
   $   25.000      104,000         1.480         3.991        $37.00        $99.77          0.882                    $22.05
   $   35.000       74,286         1.057         2.851        $37.00        $99.77          0.630                    $22.05
------------------------------------------------------------------------------------------------------------------------------------

     (1) Assumes distribution to Class A Shareholders of $35.00 per share plus accrued but unpaid dividends of approximately $2.00 per share.
     (2) Closing price of Aquarion Stock on the New York Stock Exchange Composite Tape on August 2, 1995.
     (3) Average price of Aquarion Stock for the 30 consecutive business days preceding August 1, 1995.
     (4) Table does not reflect any deductions for liquidation costs from Class B Shareholders.



THE NUMBER OF SHARES OF AQUARION COMMON STOCK TO BE ISSUED IN THE TRANSACTION AND THE ACTUAL MARKET VALUE OF SUCH SHARES WILL VARY SUBJECT TO MARKET FLUCTUATIONS IN THE PER SHARE PRICE OF SUCH SHARES. THERE CAN BE NO ASSURANCE AS TO THE AMOUNT OF POSSIBLE CLAIMS OF CREDITORS OF NCC OR HOLDERS OF DISSENTING SHARES OR AS TO THE ASSUMED VALUES SET FORTH ABOVE, WHICH ARE PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY. SEE "COMPARATIVE PER SHARE DATA" AND "AQUARION COMMON STOCK PRICE RANGE AND DIVIDENDS."

                                         Conditions to the Acquisition. In
                                         addition to approval of the
                                         Acquisition, the Amendment and the Plan
                                         of Liquidation by the shareholders of
                                         NCC, the respective obligations of NCC,
                                         Aquarion and BHC to consummate the
                                         transactions agreed to in the
                                         Acquisition Agreement (the "Acquisition
                                         Closing") are subject to satisfaction
                                         or waiver of certain conditions, the
                                         most significant of which are: (i) the
                                         obtaining of the regulatory approvals
                                         described below under "Regulatory
                                         Approvals"; (ii) the binding and
                                         unconditional status of the obligations
                                         of the parties to and under a Property
                                         Exchange Agreement among Monroe
                                         Environmental Leasing Partnership
                                         ("MELP"), Second Taxing District of
                                         City of Norwalk ("STD"), Aquarion and
                                         NCWC (which requires satisfaction of
                                         the conditions described below under
                                         "Property Exchange Agreement"); (iii)
                                         the receipt of an opinion satisfactory
                                         to NCC from tax counsel relating to the
                                         tax treatment of the Acquisition and
                                         the Plan of Liquidation; (iv) the
                                         requirement that Aquarion not be
                                         required to issue more than 140,000 nor
                                         less than 87,500 shares of Aquarion
                                         Common Stock in payment of the Purchase
                                         Price and (v) that there be no material
                                         adverse change in the business of NCWC
                                         or RWSC.

                                         Property Exchange Agreement. An
                                         integral part of the Acquisition is a
                                         three-cornered property exchange (the
                                         "Property Exchange") pursuant to a
                                         Property Exchange Agreement, dated
                                         October 21, 1992, among MELP, STD,
                                         Aquarion and NCWC (as amended from time
                                         to time, the "Property Exchange
                                         Agreement"). The Property Exchange
                                         Agreement, which is to be consummated
                                         immediately after the Acquisition
                                         Closing, provides that MELP will
                                         transfer to NCWC a commercial building
                                         and the property on which it is
                                         situated, NCWC will in turn transfer a
                                         reservoir and related property to STD,
                                         which in turn will pay $2.2 million to
                                         MELP, which will also receive $321,000
                                         from Aquarion, which amount will be
                                         increased by the rate of inflation to
                                         the Property Exchange Closing (as
                                         defined below).

                                         A copy of the Property Exchange
                                         Agreement and the amendments thereto
                                         are annexed as Exhibits F, G, H and I
                                         to this Prospectus/Proxy Statement and
                                         are incorporated herein by reference.
                                         The description herein of the Property
                                         Exchange Agreement is necessarily
                                         incomplete and reference is made to the
                                         Property Exchange Agreement itself for
                                         a complete description of each matter
                                         and of all the terms and conditions of
                                         the property exchange transaction.

                                         Consummation of the transactions agreed
                                         to in the Property Exchange Agreement
                                         (the "Property Exchange Closing") is
                                         also subject to the satisfaction or
                                         waiver of certain conditions, the most
                                         significant of which are: (i) the
                                         receipt of regulatory approvals
                                         described below under "Regulatory
                                         Approvals"; (ii) the completion of the
                                         Acquisition Closing; (iii) receipt of
                                         certain inspection reports,
                                         environmental assessments and
                                         easements; (iv) receipt of a consent of
                                         the Town of New Canaan and (v)
                                         development of a specified alternate
                                         means of water supply for customers of
                                         NCWC. Certain of the conditions
                                         specified in clause (iii) have been
                                         satisfied or
                                         waived, and the condition specified in
                                         clause (v) has been satisfied. It is
                                         anticipated that the remaining
                                         conditions specified in clause (iii)
                                         and the condition specified in clause
                                         (iv) will be satisfied or waived before
                                         the Closing Date (as defined below).

                                         Closing Date. The parties expect that
                                         the Acquisition Closing will occur on
                                         the earliest practicable date (the
                                         "Closing Date") following the approval
                                         of the Acquisition, the Amendment and
                                         the Plan of Liquidation by the
                                         requisite vote of the NCC Shareholders
                                         and the receipt of all requisite
                                         regulatory approvals.

Plan of Liquidation ..................   The Plan of Liquidation provides that,
                                         upon completion of the Acquisition and
                                         the filing of the Amendment, NCC will
                                         be liquidated in accordance with the
                                         CSCA and the Aquarion Common Stock then
                                         owned by NCC will be distributed to the
                                         NCC Shareholders. NCC will implement
                                         the Plan of Liquidation by dissolving
                                         NCC. In order to effectuate the
                                         dissolution, NCC will give notice to
                                         all known creditors and will pay or
                                         make adequate provision for any
                                         liabilities for which a creditor makes
                                         a claim. Under Connecticut law, in
                                         order to bar any potential creditors'
                                         claims, at least four months must
                                         elapse between the commencement of the
                                         liquidation of NCC and the distribution
                                         of Aquarion Common Stock to holders of
                                         Class A Common Stock and Class B Common
                                         Stock. Holders of Class A Common Stock
                                         will then receive, for each share of
                                         Class A Common Stock, shares of
                                         Aquarion Common Stock with a value
                                         equal to $35.00 plus accrued and unpaid
                                         dividends thereon to the date of the
                                         liquidating distribution. The number of
                                         shares of Aquarion Common Stock
                                         distributable to holders of Class A
                                         Common Stock in respect of their
                                         liquidation preference will be
                                         calculated using the value of the
                                         Aquarion Common Stock as calculated
                                         pursuant to the Acquisition Agreement.
                                         The remaining shares of Aquarion Common
                                         Stock, after provision is made for
                                         creditors, any payments to Dissenting
                                         Shareholders and the expenses of the
                                         Liquidation, will be distributed to
                                         holders of Class B Common Stock.
                                         Expenses of the Liquidation will first
                                         be paid from dividends received on the
                                         Aquarion Common Stock and thereafter by
                                         selling shares of Aquarion Common Stock
                                         received as Purchase Price. Payments to
                                         creditors and dissenting shareholders
                                         will be made by NCC selling shares of
                                         Aquarion Common Stock received as
                                         Purchase Price. To the extent that
                                         shares of Aquarion Common Stock must be
                                         sold to pay claims of creditors or the
                                         expenses of the Liquidation, the number
                                         of shares of Aquarion Common Stock
                                         distributable to holders of Class B
                                         Common Stock will be reduced. At the
                                         present time, NCC is aware of only one
                                         claim against the shares held for
                                         liquidating distributions. Pursuant to
                                         a Settlement Agreement with the DPUC,
                                         NCC is obligated to pay costs estimated
                                         to be approximately $30,000 incurred by
                                         NCWC and an employee of NCWC in
                                         connection with a proceeding by the
                                         DPUC against NCWC. To the extent that
                                         the per share payment to Dissenting
                                         Shareholders exceeds the per share
                                         payment to non-dissenting NCC
                                         Shareholders, the effect will be to
                                         reduce the number of shares of Aquarion
                                         Common Stock received by holders of
                                         Class B Common Stock. The exact number
                                         of shares of Aquarion Common Stock a
                                         holder of Class B Common Stock will
                                         receive will be based on each holder's
                                         proportionate ownership of Class B
                                         Common Stock on the Closing Date. There
                                         will be no fractional shares of
                                         Aquarion Common Stock distributed by
                                         NCC in the liquidation or by the Escrow
                                         Fund. Cash will be paid in lieu of
                                         fractional shares and such cash will be
                                         obtained by liquidating a sufficient
                                         number of shares of Aquarion Common
                                         Stock to make such payments. Shares
                                         held in escrow not applied to the
                                         payment of indemnification obligations
                                         will be distributed to the former
                                         holders of the Class B Common Stock in
                                         accordance with the Escrow Agreement
                                         after the termination thereof. The
                                         right to receive shares of Aquarion
                                         Common Stock from the Escrow Fund will
                                         not be transferable by the former
                                         holders of Class B Common Stock.

The Amendment ........................  The Certificate of Incorporation of NCC
                                        currently provides that in the event of
                                        a voluntary liquidation or dissolution
                                        of NCC, the holders of the Class A
                                        Common Stock are entitled to receive
                                        $35.00 per share plus accrued but unpaid dividends to the date of the liquidating distribution. After the holders of the Class A Common Stock are paid in full, the remaining assets are to be distributed to the holders of the Class B Common Stock, ratably in accordance with their respective ownership of such stock. NCC wishes to amend the Certificate of Incorporation to provide that the liquidation preference payable to the holders of Class A Common Stock may be paid in cash or in other property. Because the Acquisition provides for the payment of the Purchase Price in shares of Aquarion Common Stock which will then be distributed to the shareholders of NCC in the liquidation, NCC will distribute such stock, and not cash, in the liquidation. The amendment is meant to make clear that such a distribution is permitted under NCC's Certificate of Incorporation and to provide for the method of valuing the shares of Aquarion Common Stock to be distributed. In order for the
                                        Acquisition and the Liquidation to
                                        receive the tax treatment described
                                        below under the caption "Federal Income
                                        Tax Consequences of the Acquisition,
                                        Property Exchange and Liquidation," it
                                        is necessary that shares of Aquarion
                                        Common Stock be distributed in the
                                        Liquidation.

Recommendation of the Board of
   Directors of NCC...................  The NCC Board of Directors believes that the Acquisition, the Amendment and the
                                        Plan of Liquidation are in the best
                                        interests of, and are fair to, the
                                        shareholders of NCC and has approved the Acquisition, the Amendment and the Plan of Liquidation. The NCC Board recommends that each shareholder of NCC vote FOR the Acquisition, the Amendment and the Plan of Liquidation. In reaching their determination, the NCC Board members considered a number of factors, including the difficulties experienced by NCWC and RWSC in obtaining adequate financing and revenues to operate their businesses as required by current laws and regulations; the monetary terms of the Acquisition; the fact that NCC Shareholders will receive Aquarion Common Stock as part of the Acquisition and Plan of Liquidation, which represents shares of a larger company listed on the NYSE, with a long history of uninterrupted dividend payments; that the receipt of Aquarion

                                        Common Stock is intended to be a tax-
                                        deferred transaction; and the economies
                                        of scale in operating NCWC and RWSC that should result from the Acquisition (such as reduced operating expenses and lower costs of borrowing). The NCC Board of Directors did not seek an opinion of an investment bank or other outside party as to the fairness of the transaction from a financial point of view to the shareholders of NCC.

                                        Messrs. Glidden and McLinden have
                                        certain interests in the transactions
                                        other than their interests as directors
                                        or officers of NCC. Mr. McLinden is
                                        entitled to receive a cash payment that
                                        is contingent upon the Acquisition
                                        Closing and Mr. Glidden will be repaid
                                        the outstanding principal balance of
                                        promissory notes payable to him by NCC
                                        and its subsidiaries at the Acquisition
                                        Closing as required by the DPUC. Messrs.
                                        McLinden and Glidden participated in the discussions of, and voted in favor of the Acquisition, the Amendment and the Plan of Liquidation, however, the payment to Mr. McLinden was not authorized by the Board of Directors of NCC until after the Acquisition was approved by the Board and the promissory notes held by Mr. Glidden are payable on demand or on or before December 31, 1995. See "Proposed Transaction-- Background of the Transaction", "NCC's Reasons for the Transaction;
                                        Recommendation of NCC's Board of
                                        Directors" and "Conflicts of Interest."


Approvals of the Boards of Directors
  of BHC and Aquarion.................  The Aquarion and BHC Boards have approved the Acquisition and believe it
                                        to be in the best interests of Aquarion
                                        and BHC. Each Board believes that the
                                        Acquisition represents an opportunity
                                        for BHC to expand its public water
                                        supply business in the State of
                                        Connecticut. The service areas of both
                                        NCWC and RWSC adjoin areas where BHC is
                                        franchised to supply water, and most of
                                        NCWC's water supply is provided by BHC
                                        through a regional pipeline. NCWC is
                                        also bordered by BHC's subsidiary, SWC.
                                        Therefore, the Acquisition will enable
                                        BHC, either directly or through SWC, to
                                        supervise and coordinate the operations
                                        of these companies with greater economy
                                        than could be achieved through separate
                                        ownership. The Acquisition is therefore
                                        a natural geographic fit which will
                                        expand Aquarion's core water supply
                                        business, integrate water supply
                                        planning, and maximize opportunities for shared efficiencies. The Boards believe that the receipt by NCWC, when it is an Aquarion subsidiary, of the commercial building and related land from MELP, as contemplated by the Property Exchange Agreement, together with the acquisition of the assets of NCC, justify the gross consideration of $3.5 million and the assumption of $130,000 of debt to be paid for the Acquisition. With STD's participation through the Property Exchange Agreement, the Boards consider the net investment in the remaining assets of NCWC and RWSC will be profitable in the long term. The Boards further believe that the willingness of STD and MELP to participate in the Property Exchange, thereby enabling the tax liability associated with the gain on the sale of the Reservoir to be deferred, is beneficial. The Boards of Aquarion and BHC did not seek an opinion of an investment banker or other outside party as to the fairness of the Acquisition from a financial point of view to Aquarion and BHC. See "Proposed Transaction--Background of the Transaction" and "Aquarion's Reasons for the Transaction."

Dissenting Shareholders' Rights.......  Pursuant to CSCA Sections 33-373 et.
                                        seq. (the "Dissenters' Rights Statute"),
                                        NCC Shareholders who object to the
                                        Acquisition and Plan of Liquidation
                                        described in this Prospectus by
                                        notifying NCC in writing prior to the
                                        Special Meeting and not voting any of
                                        his or her shares of NCC Common Stock in favor of the Acquisition and, in the case of holders of Class B Common Stock, the Plan of Liquidation, will have the right to be paid the value, determined as provided in the statute, of all of his or her shares of NCC Common Stock upon compliance with the provisions of the Dissenters' Rights Statute. The written objection must be in addition to and separate from any proxy or vote against the Acquisition and the Plan of Liquidation. ANY NCC SHAREHOLDER WHO ELECTS TO EXERCISE DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE
                                        ACQUISITION AND, IN THE CASE OF HOLDERS
                                        OF CLASS B COMMON STOCK, THE PLAN OF
                                        LIQUIDATION. Because a proxy card left
                                        blank will, unless revoked, be voted FOR the Acquisition and the Plan of Liquidation, in order to be assured that such shareholder's NCC Common Stock is not voted in favor of the Acquisition and, in the case of holders of Class B Common Stock, the Plan of Liquidation, a shareholder electing to exercise dissenters' rights who votes by proxy must not leave the proxy card blank but must (i) vote AGAINST the Acquisition and, in the case of holders of Class B Common Stock, the Plan of Liquidation or
                                        (ii) ABSTAIN from voting for or against
                                        the Acquisition and, in the case of
                                        holders of Class B Common Stock, the
                                        Plan of Liquidation. Neither a vote
                                        against the Acquisition or the Plan of
                                        Liquidation nor a proxy card directing
                                        such vote nor an abstention will satisfy the requirement that a written objection to the Acquisition or the Plan of Liquidation be delivered to NCC before the vote upon the Acquisition and the Plan of Liquidation. See, "Rights of Dissenting Shareholders."

Resale of Aquarion Common Stock.......  The shares of Aquarion Common Stock to be distributed to NCC shareholders
                                        pursuant to the Plan of Liquidation have been registered under the Securities Act of 1933 (the "Securities Act") and, in accordance with the provisions of Rule 145 thereunder ("Rule 145"), may be freely traded by NCC Shareholders, who, at the time of the Special Meeting are not affiliates of NCC. NCC Shareholders who are affiliates of NCC at the time of the Special Meeting will be able to resell shares of Aquarion Common Stock in compliance with the volume and manner of sale restrictions of Rule 144 under the Securities Act. See "Proposed Acquisition--Resale of Aquarion Common Stock". The Acquisition Agreement provides that shares of Aquarion Common Stock distributed to NCC Shareholders may not be sold for a period of four months from the Closing Date. NCC currently anticipates that the first liquidating distribution of NCC's net assets will occur after the expiration of such four-month period, and prior to such liquidation NCC will be the registered holder of all of the shares of Aquarion Common Stock representing the Purchase Price (less shares held in the Escrow Fund). NCC has no current intention of disposing of such shares other than pursuant to the Plan of Liquidation in order to pay creditors, Dissenting Shareholders, if any and the expenses of liquidation, if necessary. At the present time, NCC is only aware of one claim against the shares held for liquidating distributions. Pursuant to a Settlement Agreement with the DPUC, NCC is obligated to pay costs estimated to be approximately $30,000 incurred by NCWC and an employee of NCWC in connection with a proceeding by the DPUC against NCWC. Aquarion has agreed to permit the Escrow Agent and NCC to sell shares of Aquarion Common Stock during the initial four-month period following the Closing Date to satisfy, in the case of the Escrow Agent, indemnification claims which BHC or its affiliates might have for certain liabilities resulting from the Acquisition, and, in the case of NCC, expenses of the Liquidation, claims of creditors or payments to Dissenting Shareholders, if any.

Certain Federal Income Tax
  Consequences........................  It is intended that the Acquisition and the Plan of Liquidation will qualify,
                                        for federal income tax purposes, as a
                                        reorganization within the meaning of
                                        Section 368(a)(1)(C) of the Internal
                                        Revenue Code of 1986, as amended. Two
                                        important federal income tax
                                        consequences will result from such a
                                        qualification: (1) no taxable gain or
                                        loss will be recognized by NCC, BHC or
                                        Aquarion as a result of the Acquisition, and (2) each NCC Shareholder who receives Aquarion Common Stock in a liquidating distribution of NCC will not recognize any taxable gain or loss as a result of the Acquisition and Plan of Liquidation.

                                        The consummation of the Acquisition
                                        Agreement is conditioned on receipt of
                                        an opinion from NCC's tax counsel
                                        concerning certain federal income tax
                                        consequences of the Acquisition and the
                                        Plan of Liquidation, including (i) that
                                        the Acquisition and the Plan of
                                        Liquidation will qualify as a
                                        reorganization under Section 368 of the
                                        Code and (ii) that the shareholders of
                                        NCC will generally recognize no taxable
                                        gain or loss on the receipt of Aquarion
                                        Common Stock in the transactions.

Regulatory Approvals..................  The Acquisition Closing and the Property
                                        Exchange Closing are subject to
                                        obtaining the approvals of several
                                        Connecticut regulatory agencies. The
                                        DPUC must approve the transfer to BHC of a controlling interest in the stock of NCWC and RWSC, as well as the transfer of a reservoir and certain related property (collectively, the "Reservoir") from NCWC to STD. The DPUC issued such approvals on June 30, 1993, and on August 2, 1995 extended such approvals to September 30, 1995 in a reopened proceeding which, among other things, also extended NCWC's deadline for repayment of a $1.25 million loan until September 30, 1995 and confirmed that proceeds of the sale of a certain parcel of land that abuts the Reservoir (the "Land Sale") would be applied toward repayment of such loan.

                                        The transfer of the reservoir to STD as
                                        a raw drinking water supply source must
                                        be approved by the Connecticut
                                        Department of Public Health ("DPH"),
                                        before which a permit application is
                                        pending. It is expected that the permit
                                        will be issued on or about August

                                        10, 1995. In the event that DPH does not issue the permit, STD would not be able to purchase the Reservoir and it is unlikely that the Acquisition would occur. A diversion permit from the Connecticut Department of Environmental Protection ("DEP") is required in order for STD to use water from the Reservoir in STD's system. The DEP issued a diversion permit satisfactory to STD and to a group of area residents in July, 1994, but two local residents petitioned the DEP to issue a declaratory ruling to the effect that the permit should not have been issued without a public hearing. The DEP denied the petition, but the petitioners have filed an appeal from the DEP ruling in Connecticut State Superior Court. STD has indicated that it will proceed with the Property Exchange Closing notwithstanding the existence of judicial or regulatory challenge to the issuance by the DEP of the diversion permit unless the matter is returned to DEP jurisdiction prior to the Property Exchange Closing. See "Proposed Acquisition--Regulatory
                                        Approvals."

                                  RISK FACTORS

     NCC Shareholders should consider carefully, in addition to the other information contained in this Prospectus/Proxy Statement, the following risk factors relating to the Acquisition and the Liquidation.

PRICING PERIOD

     The aggregate number of shares of Aquarion Common Stock which will constitute the Purchase Price will be determined by valuing the shares at the average of the daily closing prices of Aquarion Common Stock as reported on the composite tape for New York Stock Exchange listed securities for the 30 consecutive business days commencing on the 45th business day prior to the date of the Closing of the Acquisition (the "Pricing Period"). The exact number of shares to be issued is therefore not yet determinable, although the Acquisition is subject to the condition that no more than 140,000 shares or less than 87,500 shares be issued by Aquarion as payment of the Purchase Price. In addition, the parties intend to close the Acquisition as soon after the Special Meeting as possible. However, if the Closing is delayed, the pricing period for the Aquarion Common Stock would also be deferred which could change the number of shares as payment of the Purchase Price issuable from the number which would be issuable if the Acquisition Closing occurred on the date of the Special Meeting.

REGULATORY APPROVALS

     The Acquisition Closing and the Property Exchange Closing are subject to obtaining the approvals of several Connecticut regulatory agencies. The DPUC must approve the transfer to BHC of a controlling interest in the stock of NCWC and RWSC, as well as the transfer of the Reservoir from NCWC to STD. The DPUC issued such approvals on June 30, 1993, and on August 2, 1995 extended such approvals to September 30, 1995 in a reopened proceeding which, among other things, also extended NCWC's deadline for repayment of a $1.25 million loan until September 30, 1995 and confirmed that proceeds of the Land Sale would be applied toward repayment of such loan. The transfer of the reservoir to STD as a raw drinking water supply source must be approved by the DPH, before which a permit application is pending. It is expected that the permit will be issued on or about August 10, 1995. In the event that DPH does not issue the permit, STD would not be able to purchase the Reservoir and it is unlikely that the Acquisition would occur. A diversion permit from the DEP is required in order for STD to use water from the Reservoir in STD's system. The DEP issued a diversion permit satisfactory to STD and to a group of area residents in July, 1994, but two local residents petitioned the DEP to issue a declaratory ruling to the effect that the permit should not have been issued without a public hearing. The DEP denied the petition, but the petitioners have filed an appeal from the DEP ruling in Connecticut State Superior Court. STD has indicated that it will proceed with the Property Exchange Closing notwithstanding the existence of judicial or regulatory challenge to the issuance by the DEP of the diversion permit unless the matter is returned to DEP jurisdiction prior to the Property Exchange Closing. See "Proposed Acquisition--Regulatory Approvals."

CREDITORS' CLAIMS; DISSENTERS' SHARES

     In order to effect the Liquidation, NCC will give notice to all known creditors and will pay or make adequate provision for any liabilities for which a creditor makes a claim. To the extent that shares of Aquarion Common Stock must be used to pay claims of creditors, the number of shares of Aquarion Common Stock distributable to holders of Class B Common Stock will be reduced. At the present time, NCC is only aware of one claim against the shares of Aquarion Common Stock that will be held for liquidating distributions. Pursuant to a Settlement Agreement with the DPUC, NCC is obligated to pay costs estimated to be approximately $30,000 incurred by NCWC and an employee of NCWC in connection with a proceeding brought by the DPUC against NCWC. In addition, NCC Shareholders who dissent from the Acquisition and Plan of Liquidation have certain rights of appraisal pursuant to Connecticut law. See, "Rights of Dissenting Shareholders." Payments to Dissenting Shareholders will be made by liquidating shares of Aquarion Common Stock received as Purchase Price. To the extent that the per share payment to Dissenting Shareholders exceeds the per share payment receivable by non-dissenting shareholders, the effect will be to reduce the number of shares of Aquarion Common Stock received by holders of Class B Common Stock in the Liquidation.

LIQUIDATION PROCEDURE

     Under Connecticut law, in order to bar any potential creditors' claims, at least four months must elapse between the commencement of the liquidation of NCC and the distribution of Aquarion Common Stock to holders of Class A Common Stock and Class B Common Stock. During this period, the market price of Aquarion Common Stock will fluctuate. The number of shares of Aquarion Common Stock to be received by each holder of Class A Common Stock in respect of the liquidation preference will be calculated using the value of the Aquarion Common Stock over the Pricing Period as calculated pursuant to the Acquisition Agreement. Holders of Class A Common Stock will receive shares of Aquarion Common Stock with a value, calculated over the Pricing Period in accordance with the Acquisition Agreement, equal to $35.00 per share of Class A Common Stock, plus all accrued but unpaid dividends on such shares to the date of the liquidating distribution. As a result, the market value of the shares of Aquarion Common Stock received for each share of Class A Common Stock could be less than, equal to or greater than $35.00, plus the amount of accrued but unpaid dividends, on the date of receipt by the holders of Class A Common Stock.

             SELECTED HISTORICAL FINANCIAL INFORMATION OF AQUARION

     The following table sets forth selected consolidated historical financial data of Aquarion Company and has been derived from and should be read in conjunction with the audited consolidated financial statements of Aquarion Company for each of the five years ended December 31, 1994 and the unaudited interim consolidated financial statements of Aquarion Company for the three months ended March 31, 1995 and 1994, including the respective notes thereto. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included in the unaudited interim data. Interim results for the six months ended June 30, 1995 are not necessarily indicative of results which may be expected for future periods, including the year ending December 31, 1995. Pro forma financial statements of Aquarion reflecting the effect of the Acquisition are not presented and prior year financial statements of Aquarion will not be restated due to the immateriality of the Acquisition to Aquarion's financial results.


                                                SIX MONTHS ENDED
                                                    JUNE 30,                            YEAR ENDED DECEMBER 31,
                                             ----------------------  -------------------------------------------------------------
                                                1995        1994        1994        1993        1992        1991(2)        1990
                                             ----------  ----------  ----------  ----------  ----------  ----------    -----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Operating Revenues                         $   54,016  $   55,469  $  121,973  $  107,355  $  102,026  $   98,898     $   76,686

  Operating Income (1)                           14,198      14,752      33,013      26,904      23,651       3,590         16,952

  Income (Loss) before cumulative
   effect of accounting changes                   5,498       6,146      12,221      10,990       8,609      (8,468)         7,065

Cumulative effect of accounting
 changes                                                                                            791

  Income (Loss) to common
   shareholders                                   5,498       6,146      12,221      10,990       9,400      (8,468)         7,065

  Weighted average number of
   shares of Common Stock                     6,638,757   6,497,919   6,532,627   6,237,875   5,690,853   4,834,317      4,784,763

  Income (Loss) before cumulative
   effect of accounting changes              $     0.83  $     0.95  $     1.87  $     1.76  $     1.51      ($1.75)    $     1.48

Cumulative effect of accounting              $     0.00  $     0.00  $     0.00  $     0.00  $     0.14  $     0.00     $     0.00
 changes

Income (Loss)                                $     0.83  $     0.95  $     1.87  $     1.76  $     1.65      ($1.75)    $     1.48

  Dividends Declared Per Common              $     0.81  $     0.81  $     1.62  $     1.62  $     1.62  $     1.62     $     1.60
   Share

BALANCE SHEET DATA (AT END OF
 PERIOD):

  Total Assets                               $  388,397  $  367,755  $  371,945  $  362,872  $  348,331  $  293,802     $  295,473

  Long Term Debt                             $  121,542  $  115,504  $  111,466  $  115,591  $  105,463  $   95,283     $   99,905

  Book Value Per Common Share                $    17.59  $    17.25  $    17.43  $    17.07  $    16.33  $    15.53     $    18.84

----------
(1) Operating income (loss) is defined as operating revenues less total costs and expenses, other than interest expense, income taxes and allowance for funds used during construction.

(2) Includes special charges of $15,000. The effect on net income was $13,980 or $2.89 per share.

           SELECTED FINANCIAL INFORMATION OF THE NEW CANAAN COMPANY

     The following table sets forth selected consolidated historical financial data of NCC. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included in the unaudited interim data. Interim results for the three months ended March 31, 1995 are not necessarily indicative of results which may be expected for future periods, including the year ending December 31, 1995.

                                          THREE MONTHS ENDED
                                               MARCH 31,              YEAR ENDED DECEMBER 31,
                                          ---------------   ------------------------------------------
                                           1995     1994     1994     1993     1992     1991     1990
                                          ------   ------   ------   ------   ------   ------   ------
                                                        (IN THOUSANDS, EXCEPT SHARE DATA)
Results of Operations:
  Operating Revenues                      $  733   $  716   $2,935   $2,876   $2,668   $2,702   $2,620
  Operating Income (1)                    $   25   $   94   $  333   $  350   $  329   $  306   $  464
  Net (Loss) Income                       $  (56)  $   20   $  (19)  $  143   $  105   $   18   $   74

Balance Sheet Data (at end of period):
  Total Assets                            $9,540   $9,405   $9,601   $9,369   $8,360   $8,094   $8,182
  Total Indebtedness (2)                  $3,696   $3,788   $3,720   $3,878   $3,369   $3,472   $3,629

----------
(1) Operating income (loss) is defined as operating revenues less total costs and expenses, other than interest expense and allowance for funds used during construction.
(2) Includes long-term debt (including current portion), Notes payable to bank, shareholders and others.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for Aquarion Common Stock and NCC Class A Common Stock and Class B Common Stock certain historical per share financial information for the three months ended March 31, 1995 and 1994 and for each of the three years for the period ended December 31, 1994. The information presented herein should be read in conjunction with the financial statements and other financial information of Aquarion incorporated by reference in this Proxy Statement/Prospectus and the financial statements and other financial information of NCC, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus.


                                          THREE MONTHS ENDED
                                               MARCH 31                   YEAR ENDED DECEMBER 31
                                     ----------------------------   --------------------------------
                                        1995            1994           1994        1993        1992
                                     ------------- --------------   ----------- ---------- ---------
AQUARION COMMON STOCK
 Book Value........................      17.41          17.08          $17.43      $17.07     $16.33
 Cash Dividends....................       0.405          0.405           1.62        1.62       1.62
 Net Income........................       0.36           0.40            1.87        1.76       1.65
NCC COMMON STOCK
 Book Value (Class B only).........      38.64          50.00           44.07       48.34      38.88
 Net Income (Class B only).........      (3.89)          1.66           (4.27)       9.46       6.21
 Cash Dividends-Class A............        .25             --            1.00        1.00       1.00
 Cash Dividends-Class B............        --              --              --          --         --

                        PRO FORMA FINANCIAL INFORMATION

 The following table sets forth for Aquarion Common Stock and NCC Class A Common Stock and Class B Common Stock, certain pro forma per share financial information for the three months ended March 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1994. The pro forma information is presented as if the Acquisition had taken place at the beginning of the periods presented. Equivalent pro forma dividends per share, income
(loss) per share and book value per share presented for the NCC Class A Common Stock and NCC Class B Common Stock assume exchange ratios of Aquarion Common Stock for Class A and Class B Common Stock based upon the average of the daily closing prices of Aquarion Common Stock for the 30 consecutive business days preceeding August 1, 1995. THESE EXCHANGE RATIOS ARE ASSUMED FOR THE PURPOSES OF THESE CALCULATIONS ONLY. THE ACTUAL NUMBER OF SHARES OF AQUARION COMMON STOCK TO BE RECEIVED FOR EACH SHARE OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK WILL BE BASED ON THE AVERAGE OF THE CLOSING PRICES FOR THE 30 CONSECUTIVE BUSINESS DAYS COMMENCING 45 DAYS BEFORE THE CLOSING AND, IN THE CASE OF CLASS B sCOMMON STOCK, WILL BE SUBJECT TO CLAIMS IN THE LIQUIDATION OF NCC AND CLAIMS OF DISSENTING SHAREHOLDERS.



                                                THREE MONTHS ENDED     YEAR ENDED DECEMBER 31,
                                                     MARCH 31,
                                                ------------------   -------------------------
                                                  1995       1994      1994      1993     1992
                                                ---------  -------   --------   -------  -----
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Dividends Per Share:
Aquarion Dividends Declared...................  $  2,688   $  2,666  $ 10,608   $10,302  $ 9,578
NCC Dividends Declared........................         8          0        31        31       31
                                                --------   --------  --------   -------  -------
Pro Forma Dividends Declared..................     2,696      2,666    10,639    10,333    9,609
                                                --------   --------  --------   -------  -------

Aquarion Outstanding Shares...................     6,638      6,496     6,605     6,472    5,951
NCC Equivalent Outstanding
 Shares.......................................       115        115       115       115      115
                                                --------   --------  --------   -------  -------
Pro Forma Outstanding Shares..................     6,753      6,611     6,720     6,587    6,066
                                                --------   --------  --------   -------  -------

Pro Forma Dividends Per Share.................  $   0.40   $   0.40  $   1.58   $  1.57  $  1.58
                                                ========   ========  ========   =======  =======
NCC Class A Common Stock:
Exchange Ratio                                     1.635      1.635     1.635     1.635    1.635
Equivalent Pro Forma Dividends
 Per Share                                      $   0.65   $   0.66  $   2.59   $  2.56  $  2.69
                                                ========   ========  ========   =======  =======

NCC Class B Common Stock:
Exchange Ratio                                     5.385      5.385     5.385     5.385    5.385
Equivalent Pro Forma Dividends
 Per Share                                      $   2.15   $   2.17  $   8.53   $  8.45  $  8.53
                                                ========   ========  ========   =======  =======
Income (Loss) Per Share:
Aquarion Income...............................     2,391      2,574    12,221    10,990    8,609
NCC Income (Loss).............................       (56)        20       (19)      143      105
                                                --------   --------  --------   -------  -------
Pro Forma Income..............................     2,335      2,594    12,202    11,133    8,714
                                                --------   --------  --------   -------  -------

Aquarion Weighted Avg. Shares.................     6,622      6,486     6,533     6,238    5,691
NCC Equivalent Outstanding                           115        115       115       115      115
 Shares.......................................  --------   --------  --------   -------  -------
Pro Forma Weighted Avg. Shares................     6,737      6,601     6,648     6,353    5,806
                                                --------   --------  --------   -------  -------

Pro Forma Income Per Share....................  $   0.35   $   0.39  $   1.84   $  1.75  $  1.50
                                                ========   ========  ========   =======  =======

NCC Class A Common Stock:
Exchange Ratio                                     1.635      1.635     1.635     1.635    1.635
Equivalent Pro Forma Income
 (Loss) Per Share                               $   0.57   $   0.64  $   3.00   $  2.87  $  2.45
                                                ========   ========  ========   =======  =======

NCC Class B Common Stock:
Exchange Ratio                                     5.385      5.385     5.385     5.385    5.385
Equivalent Pro Forma Income (Loss) Per Share    $   1.87   $   2.12  $   9.88   $  9.44  $  8.08
                                                ========   ========  ========   =======  =======

PRO FORMA FINANCIAL INFORMATION
   (continued)

                                              THREE MONTHS ENDED     YEAR ENDED
                                                   MARCH 31,         DECEMBER 31,
                                             --------------------    ------------
                                                1995        1994         1994
                                             ---------   --------    ------------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Book Value Per Share:
Aquarion Stockholders Equity...............     115,549     110,968        115,132
NCC Stockholders Equity....................       1,629       1,745          1,675
                                               --------    --------       --------
Pro Forma Stockholders Equity..............     117,178     112,713        116,807
                                               ========    ========       ========

Aquarion Outstanding Shares................       6,638       6,496          6,605
NCC Equivalent Outstanding Shares..........         115         115            115
                                               --------    --------       --------
Pro Forma Outstanding Shares...............       6,753       6,611          6,720

Pro Forma Book Value Per Share.............    $  17.35    $  17.05       $  17.38
                                               ========    ========       ========

NCC Class A Common Stock:
Exchange Ratio                                    1.635       1.635          1.635
Equivalent Pro Forma Book Value Per Share      $  28.37    $  27.88       $  28.42
                                               ========    ========       ========

NCC Class B Common Stock:
Exchange Ratio                                    5.385       5.385          5.385
Equivalent Pro Forma Book Value Per Share..    $  93.44    $  91.81       $  93.60
                                               ========    ========       ========

                AQUARION COMMON STOCK PRICE RANGE AND DIVIDENDS

     Aquarion Company's Common Stock is traded on the NYSE under the symbol "WTR". The following table sets forth the high and low closing sale prices as reported on the NYSE Composite Tape and dividends paid for the period indicated.


                                   PRICE RANGE      DIVIDENDS
                                ------------------  PAID PER
                                  HIGH      LOW       SHARE
                                --------  --------  ---------
1993 QUARTER ENDED
  March 31...................    27 3/4    24 3/4      .405
  June 30....................    27 1/4    25 1/2      .405
  September 30...............    28        25 7/8      .405
  December 31................    28 3/4    26          .405

1994 QUARTER ENDED
  March 31...................    27 3/4    24 3/4      .405
  June 30....................    26 7/8    23          .405
  September 30...............    26        23 1/2      .405
  December 31................    26 1/8    21 5/8      .405

1995 QUARTER ENDED
  March 31...................    24 1/4    22          .405
  June 30....................    23 1/2    22          .405


   A recent last reported sale price for Aquarion's common stock on the NYSE composite tape is 22 1/2.

   On April 23, 1990, the date preceding the public announcement of the execution of the Letter of Intent relating to the Acquisition, the closing price per share of Aquarion Common Stock, as reported on the NYSE composite tape was 23 1/8.

   As of July 31, 1995, there were 7,406 holders of record of Aquarion's common stock.

   Aquarion has declared and paid quarterly dividends on its common stock without interruption since its organization in 1969, and prior thereto, BHC paid dividends on its common stock each year without interruption since 1890. Dividends, when declared, are normally paid on the 30th day of January, April, July and October.

   The earnings of Aquarion are derived from its investments in its subsidiaries, particularly BHC. Aquarion's future ability to pay dividends to holders of its common stock is dependent upon the continued payment by BHC of dividends to Aquarion. BHC's ability to pay dividends will depend upon timely and adequate rate relief, compliance with restrictions under certain of the BHC debt instruments and other factors. In addition, no dividends on BHC's common stock can be paid during any period in which BHC's preferred stock dividends are in arrears. There are no shares of BHC preferred stock outstanding.

   Dividends on common stock of Aquarion can be paid only out of net profits and surplus of Aquarion. Aquarion's ability to pay dividends is further restricted by the terms of Aquarion's 7.8% unsecured Senior Notes due 1997 and 5.95% unsecured Senior Notes due 1999 (the "Aquarion Notes") and by similar terms in Revolving Credit Agreements dated as of May 14, 1993, providing short-term borrowing arrangements from each of five banks to Aquarion (collectively, the "Revolving Credit Agreement"). As of December 31, 1994, the applicable restrictions would have permitted payment of additional dividends on Aquarion's common stock of up to $35,000,000. This amount, adjusted by results for 1995, will be unrestricted under the Aquarion Notes and the Revolving Credit Agreement for payment of dividends in 1995.

   While Aquarion's Board of Directors intends to continue the practice of declaring cash dividends on a quarterly basis, no assurance can be given as to future dividends or dividend rates since they will be determined in light of a number of factors, including earnings, cash flow, and Aquarion and BHC's financial requirements. Aquarion paid dividends in 1990 and 1991 in excess of earnings, although there can be no assurance that it would pay dividends in excess of earnings in the future.

                               NCC COMMON STOCK

     There is no established trading market for the Class A Common Stock or the Class B Common Stock. The holders of Class A Common Stock are entitled to receive prior to any payment of dividends to holders of Class B Common Stock, annual dividends in the amount of $1.00 on each share of Class A Common Stock, when and as declared by the Board of Directors of NCC. Holders of Class A Common Stock are entitled to certain voting rights if dividends on such shares are in arrears in excess of $2.00 per share. See "Comparison of the Rights of Aquarion and NCC Shareholders." Although there can be no assurance that NCC would continue to pay any dividends to holders of Class A Common Stock, the policy of the Board is to pay sufficient dividends to maintain the dividend arrearages on such shares to equal less than $2.00 per share. The Board of Directors of NCC declared a dividend equal to $1.00 per share of Class A Common Stock on December 15, 1994. Such dividend was paid on February 15, 1995. The Board of Directors of NCC declared dividends equal to $.25 per share of Class A Common Stock on March 20, 1995 and June 17, 1995, respectively, which were paid on March 31, 1995 and June 30, 1995, respectively. NCC has paid no dividends on the Class B Common Stock since 1983 and, to the best knowledge of officers of NCC, no dividends were paid on the Class B Common Stock prior thereto.

     NCC's Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to receive dividends from the net profits of NCC in priority to any dividend on the Class B Common Stock. If, for any reason, dividends are not declared on the outstanding Class A Common Stock, no dividend can be declared on shares of Class B Common Stock. Furthermore, after paying the dividends on the outstanding Class A Common Stock, the Class A Common Stock as a class is entitled to participate equally with the Class B Common Stock in the receipt of any further dividends during any one year to the extent that the holders of Class A Common Stock receive not more than an additional fifty cents per share.

     At July 31, 1995, there were 92 record holders of Class A Common Stock and 74 record holders of Class B Common Stock.

                                 INTRODUCTION

DATE, TIME AND PLACE OF MEETING

     This Prospectus/Proxy Statement is being furnished to the holders of Class A Common Stock and the holders of Class B Common Stock in connection with the solicitation of proxies by the NCC Board for use at a Special Meeting of NCC Shareholders (the "Special Meeting") to be held on September 19, 1995, at the offices of NCC, 59 Grove Street, New Canaan, Connecticut, at 11:00 A.M., local time, and at any adjournment or postponement thereof.

     This Prospectus/Proxy Statement and accompanying proxy are first being mailed to the NCC Shareholders on or about August 11, 1995.

BUSINESS TO BE TRANSACTED AT THE SPECIAL MEETING

     At the Special Meeting, NCC shareholders will:

       (i) consider and vote upon a proposal to approve the sale of substantially all of the assets of NCC (including all the outstanding capital stock of NCWC and substantially all of the outstanding capital stock of RWSC) to BHC pursuant to the Acquisition Agreement;

      (ii) consider and vote upon the approval and adoption of the Amendment;
           and

     (iii) consider and vote upon the approval and adoption of the Plan of Liquidation.

     None of the Acquisition, the Amendment or the Plan of Liquidation shall become effective unless all three proposals are adopted by the requisite vote of shareholders.

RECORD DATE, VOTING RIGHTS

     Only shareholders of record of Class A Common Stock and Class B Common Stock at the close of business on August 7, 1995 will be entitled to vote at the Special Meeting. On that date, there were issued and outstanding 31,449 shares of Class A Common Stock and 11,791 shares of Class B Common Stock. Each share of each class of NCC Common Stock is entitled to one vote per share on the Acquisition and the Amendment and each share of Class B Common Stock is entitled to one vote per share on the Plan of Liquidation, all exercisable in person or by properly executed proxy at the Meeting or any adjournment or postponement thereof.

VOTING REQUIREMENTS

     The presence, either in person or by proxy, of the holders of a majority of the shares of Class A Common Stock and a majority of the shares of Class B Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business at the Special Meeting.

     Under the CSCA and the Certificate of Incorporation of NCC, (i) the affirmative vote, either in person or by proxy, of the holders of at least two-thirds of the shares of Class A Common Stock outstanding on the Record Date, and the holders of at least two-thirds of the shares of Class B Common Stock outstanding on the Record Date, each voting separately as a class, are required to approve each of the Acquisition and the Amendment and (ii) the affirmative vote, either in person or by proxy, of the holders of at least two-thirds of the shares of Class B Common Stock outstanding on the Record Date is required to approve the Plan of Liquidation. Abstentions have the effect of negative votes.

     Shares of NCC Common Stock entitled to vote at the Special Meeting and which are represented by properly executed proxies, unless such proxies have been revoked, will be voted in accordance with the instructions indicated in the proxies. Any proxies received without instructions will be voted FOR the proposals.

     Pursuant to DGCL and Aquarion Articles of Incorporation and by-laws, no vote of the shareholders of Aquarion is required to complete the Acquisition.

AFFILIATE OWNERSHIP

     As of the Record Date, directors, officers and affiliates of NCC as a group owned approximately 9,212 shares of Class A Common Stock and 7,783 shares of Class B Common Stock, representing approximately 29.3% and 66.0%, respectively, of the outstanding shares of these classes of NCC Common Stock.

     Of these persons, holders whose ownership constitutes 23.7% of the Class A Common Stock and 52.8% of the Class B Common Stock have committed to vote for the Acquisition, the Amendment and the Plan of Liquidation. Accordingly, each of the Acquisition and the Amendment will be approved if 13,516 additional shares or 43.0% of Class A Common Stock and 1,636 additional shares or 13.9% of the outstanding Class B Common Stock are voted in favor thereof, and the Plan of Liquidation will be approved if 1,636 additional shares or 13.9% of the outstanding Class B Common Stock are voted in favor thereof.

REVOCABILITY OF PROXIES

     Any proxy given in response to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of NCC, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy given, (ii) duly executing a proxy bearing a later date than the proxy given and delivering it to the Secretary of NCC before the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy previously given). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: The New Canaan Company, 59 Grove Street, New Canaan, Connecticut 06840, Attention: Thomas Thomas, Secretary, at or before the taking of the vote at the Special Meeting.

PROXY SOLICITATION

     All expenses of this solicitation (other than the Commission filing fee which will be paid by Aquarion), including the cost of preparing and mailing this Prospectus/Proxy statement, will be borne by NCC. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of NCC in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses in connection with, such solicitations. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of NCC Common Stock held of record by such custodians, nominees and fiduciaries, and NCC may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                              PROPOSED TRANSACTION

BACKGROUND OF THE TRANSACTION

     Public water supply has been the core business of BHC since it was established in 1857 and it remains a core business of BHC's parent company, Aquarion. While BHC was formed originally to supply water to the City of Bridgeport, its water supply business grew in Connecticut both through the legislative expansion of its utility franchise into areas which were previously not served by a public water supplier and also through acquisition of water companies which served areas in close proximity to BHC's existing service areas, such as the Westport Water Company and the Seymour Water Company. In 1984, BHC acquired Stamford Water Company ("SWC") and shortly thereafter completed negotiations with public water suppliers in lower Fairfield County, including NCWC, to construct a regional pipeline (the "Regional Pipeline") which made BHC's water supply available to those suppliers. Since 1989, almost all water sold by NCWC to its customers has been provided by BHC through the Regional Pipeline. BHC's strategic objectives include the growth of its public water supply business, and the opportunity to acquire NCWC, which is bordered by the service areas of BHC and of SWC and can therefore be operated economically in conjunction with BHC's existing system, will further BHC's attainment of those objectives. The acquisition of RWSC will also serve to extend BHC's public water supply business into a new area.

     Water quality regulation became more complex and costly as a result of amendments to the federal Safe Drinking Water Act in 1986. Water quality standards for public drinking water and related testing and treatment requirements demanded more operational expertise and capital investment by water suppliers, and the costs of compliance with water quality regulations have caused the rates charged for water to increase. Since the changes in the regulations became effective both NCWC and RWSC have come under increasing regulatory pressure to comply with a myriad of orders, regulations and laws, many of which require considerable expenditures. Given the impact on rates, economic regulators such as the DPUC have scrutinized both operational and capital expenditures critically over the past several years. Given the weak financial condition and limited customer base of NCC's subsidiaries and the problems NCC has experienced in raising additional capital, attempts to resolve these problems have proceeded at a pace unsatisfactory to NCC and the regulatory agencies with jurisdiction over NCWC and RWSC. By contrast, BHC, serving territories adjacent to those of NCWC and RWSC, is the largest investor-owned water company operating in New England, and it has considerable financial resources and an ability to attract additional equity capital.

     In June 1983, Mr. A. Leland Glidden, then President of NCWC, asked BHC to submit a proposal to construct a regional pipeline which would make BHC's water supply available to NCWC, whose reservoir was not in compliance with applicable water quality standards. Mr. Glidden also invited BHC to submit a proposal for the acquisition of NCWC's operating assets. After BHC completed negotiations with NCWC and other public water suppliers in lower Fairfield County in 1984 for the construction of the Regional Pipeline, BHC's then President, Mr. William S. Warner, and its then Senior Vice President and General Counsel, Mr. Anthony M. Macleod, met with Mr. Glidden and NCC Board members Alex R.M. Boyle and Germaine Glidden to ascertain the extent of NCC's interest in disposing of NCWC and to identify basic issues. Mr. Warner submitted BHC's first conceptual proposal to NCC for the acquisition of NCWC in the spring of 1985. The proposal entailed BHC's purchase of all assets other than NCWC's reservoir and related property consisting of approximately 173 acres of watershed land, a dam, wells and easements (collectively, the "Reservoir") for a cash payment to NCC of $1,030,000, BHC's assumption of liabilities for customer advances and contributions-in-aid-of-construction amounting to $616,813 and an equal sharing of the net proceeds from the sale of surplus Class III land among NCWC's shareholders, NCWC's ratepayers and BHC, with NCWC's shareholders guaranteed a minimum of $400,000 of such proceeds.

     Following a meeting on June 14, 1985 among Messrs. Boyle and W. Wilson Garey (another NCC Board member), and Messrs. Warner, Macleod, Jack E. McGregor, and James S. McInerney, Jr., the then President of SWC, NCWC proposed that the cash payment initially proposed as $1,030,000 be increased to $1,500,000, that BHC assume the cost of improvements related to the Regional Pipeline, and that land sale proceeds be shared equally between NCWC's shareholder and customers of the entire Bridgeport system. On August 1, 1985, BHC offered to increase the cash payment to $1,400,000, plus the assumption of the costs of improvements to the Regional Pipeline, and to share land sale proceeds up to $2,400,000 in a manner which would provide 50% to customers and which, based on NCWC's 1984 appraisals, would provide NCWC's shareholders with a further $550,000 to $1,000,000, with no guaranteed minimum share. On November 15, 1985, BHC modified the proposal for sharing land sale proceeds to provide that NCWC would receive 25% of the first $1,600,000 of land sale proceeds, 50% of the next $1,600,000 and 25% of all net proceeds in excess of $3,200,000. NCC deferred a response, indicating that NCWC had determined it should further investigate land issues.

     In May, 1986, Mr. Boyle called Mr. Warner to state NCWC's interest in resuming negotiations. Mr. Warner suggested that BHC would purchase operating assets only, with no premium over net book value, leaving land and the resolution of any land-related issues to NCWC.

     In the spring of 1987, as NCWC pursued its investigation of land issues, and as it became doubtful that the Connecticut Department of Health Services (now known as DPH) would permit abandonment of the Reservoir and the resulting development of adjacent land, Messrs. Boyle and Macleod held several discussions which addressed the difference between NCWC's expectations based on the development value of its land and BHC's reluctance, due to utility ratemaking considerations, to pay more than the net book value of NCWC's utility assets, plus a modest premium. The concept of a sale of all of NCC's assets emerged as a means of extending the premium to a larger asset base, thereby creating a larger, non-taxable transaction involving RWSC and NCWC, including NCWC's land. Even with a larger transaction including RWSC, however, BHC and NCC could not agree upon a transaction price that was both satisfactory to BHC as a fair measure of the value of NCWC and RWSC as utility operations and also acceptable to NCC as fairly reflecting NCWC's landholdings.

     In 1988, the Board of Directors of NCC appointed a special committee consisting of Mr. Garey and Mr. Boyle to explore alternative possibilities for the sale of NCC or its two subsidiaries. In addition to the prior discussions with BHC, the committee entered into discussions with other potential acquirors during 1988 and 1989.

     In June of 1988, Mr. John M. Hiscock, the General Manager of the Second Taxing District of the City of Norwalk, Connecticut ("STD"), a municipal water supplier, indicated STD's interest in acquiring the Reservoir in order to meet STD's need for additional water supply. Following discussions among Messrs. McInerney, Macleod, Hiscock and Michael Lyons, then STD's attorney, BHC and STD agreed to submit a joint proposal to purchase all of the assets of NCC whereby BHC would acquire the transmission and distribution system of NCWC and RWSC, and STD would acquire the Reservoir. STD's participation resolved questions relating to the future use of the Reservoir and provided additional consideration which BHC would not have been willing to pay.

     On June 24, 1988, Messrs. McInerney and Macleod met with Messrs. Boyle and Garey, who suggested that all assets of NCC could be sold to BHC for a price between $7,000,000 and $8,000,000. The details and conditions of the joint offer by BHC and STD to purchase the assets of NCC were discussed at a meeting among Messrs. McInerney, Macleod, Hiscock and Lyons on September 13, 1988. By letter dated December 14, 1988, BHC and STD offered to purchase the assets of NCWC, excluding certain real property designated by the Department of Health Services as Class III land, and the assets of RWSC for total consideration of $7,700,000, consisting of both cash and the assumption of NCWC's tax-exempt Connecticut Development Authority bonds in the principal amount of $1,400,000, subject to several conditions pertaining in large part to STD's ability to utilize the Reservoir as a water supply source having a safe yield of 600,000 gallons per day. It was not the intention of BHC or STD to assume liabilities of NCC or its subsidiaries, amounting to approximately $5,000,000.

     By letter from Mr. Garey dated January 24, 1989, NCC responded that it was agreeable to a net price in the range of $7,000,000 to $8,000,000 after assumption by BHC and STD of all liabilities of NCC and its subsidiaries, noting its belief that BHC's proposal did not adequately compensate NCC for the replacement value of its assets and the value of its watershed land. NCC refrained from making a specific counter offer until its year end 1988 audited statements were available and it received the results of a land use study for its Class III land. NCC also observed that the cash purchase of assets would have disadvantageous tax consequences. BHC indicated that it would not pay such a price and also assume liabilities. By letter dated May 9, 1989, Mr. Garey, on behalf of NCC, further responded that NCC would accept consideration of $3,725,000 in Aquarion stock for all assets of NCC, except for the Class III land and development rights associated with Class I and II land. Half of the net proceeds from the sale of the retained land would be remitted to BHC for rate base reductions or rebates to NCWC ratepayers. The parties did not reach agreement on this counter offer.

     By letter dated September 12, 1989, NCC requested the submission of proposals to purchase NCC. In addition to BHC, there were in September 1989 three other serious bidders interested in acquiring the assets of NCC and each was asked to submit their most favorable proposal in writing to NCC not later than October 1, 1989. Proposals were received from (1) BHC, (2) Ansonia-Derby Water Company, (3) General Waterworks Corporation and (4) Dudley C. Philips-- Municipal Entity. A special meeting of the Board of Directors of NCC was called for October 21, 1989 for the purpose of considering these proposals.

     BHC's proposal was submitted to Mr. Garey by letter dated September 30, 1989. BHC offered NCC either (a) a cash price of $3,125,000 for a taxable acquisition of shares of NCC or shares of NCWC and RWSC or (b) shares of Aquarion valued at $2,925,000 in a tax deferred acquisition. BHC's offer was conditioned, among other things, on a binding agreement between BHC and STD for STD's purchase of the Reservoir from BHC for $2,000,000 and on various regulatory approvals, including the grant of a diversion permit from the DEP allowing STD to take up to 600,000 gallons of water per day from the Reservoir.

     At the NCC Board meeting, Mr. Garey summarized the terms and conditions of each proposal, written copies of which had been distributed to the Board. Mr. Boyle had prepared, and he distributed at the meeting, a worksheet which attempted to quantify and compare the financial aspects of each of the proposals and their value to the shareholders of NCC. This worksheet also attempted to compare certain non-financial considerations associated with each proposal. Messrs. Garey and Boyle had come to the conclusion that, considering all the factors, including price, the proposal made by BHC was the most promising proposal and that of Dudley C. Philips the least promising. Mr. Garey explained his reasons for reaching this conclusion and stated that he was concerned that the DPUC might attempt to allocate a portion of the proceeds of the sale to ratepayers, thereby reducing the portion of the purchase price to be received by NCC. In connection with this concern, he also stated that since the total consideration being offered by BHC for the operating water companies and the Reservoir was far below the appraised value of the Reservoir alone, and that since the BHC proposal provided that the Reservoir remain part of the public water supply system, the shareholders of NCC should not suffer any further diminution of value by virtue of such an allocation.

     The Board then discussed the various proposals, with particular attention to the BHC proposal. The Board also discussed how to enhance the prospects of obtaining DPUC approval of the transaction on a basis that would be acceptable to the Board and the shareholders. At the conclusion of these discussions, the Board authorized Mr. Garey to proceed with negotiations with BHC for a potential sale of the company.

     On November 20, 1989, NCC elected the tax deferred option offered by BHC but indicated that $2,925,000 was too low a price. BHC responded on January 11, 1990, increasing its offer to $3,250,000, subject to a reduction equal to the amount of any allocation of proceeds from the transfer of the Reservoir made for the benefit of ratepayers. This offer was not acceptable to NCC, and BHC revised its offer by conditioning the transaction on regulatory treatment satisfactory to both parties. On April 23, 1990, NCC returned a signed letter of intent to BHC with respect to the proposed acquisition by BHC of all assets of NCC for $3,250,000, to be paid in shares of Aquarion common stock, subject to conditions that Aquarion would not be required to deliver more than 130,000 shares, nor would NCC be required to accept fewer than 108,250 shares. STD would essentially reimburse BHC for that portion of the price attributable to the Reservoir through STD's payment of $2,000,000 for the Reservoir. Accordingly, the letter of intent was conditioned upon STD's purchase of the Reservoir, the granting of the Diversion Permit by DEP, the obtaining of construction and spillage easements relating to the use of the Reservoir, various approvals from governmental agencies, including satisfactory regulatory treatment of the proceeds from the sale of the Reservoir, and due diligence reviews.

     In order to defer the tax impact of the sale of the Reservoir, the parties subsequently agreed that the Reservoir would be transferred to STD as part of a non-taxable property exchange in which STD would pay $2,000,000 to the owners of a commercial building (the "MELP Building") in Monroe, Connecticut, and the owners would transfer the MELP Building to NCWC.

     In Connecticut, utility companies are permitted to earn a return only on the original cost, less depreciation, of assets used to provide utility service. The appropriate rate of return is determined by the DPUC, and the earnings potential of utility assets is based on their net book value. In determining the consideration that could reasonably be paid for NCWC and RWSC as operating utilities, BHC considered the net book value of the utility assets of NCWC and RWSC based on 1989 financial statements, the water rates established for NCWC and RWSC by the DPUC and the return that would be paid as dividends on shares of common stock issued for the acquisition. These considerations limited the amount BHC could pay to acquire NCWC and RWSC. However, STD's participation in the transaction enabled BHC to increase the amount to be paid to $3,250,000. This $2,000,000 increase reflected the estimated fair market value of the Reservoir as a water supply source. Because STD is not regulated by the DPUC, it is not obligated to carry the Reservoir at its historical original cost, and the purchase of the Reservoir was less expensive than other alternative solutions to STD's need for additional water supply.

     While BHC would have preferred that STD buy the Reservoir directly from NCWC for $2,000,000 and that BHC purchase the remaining NCWC operating assets and RWSC from NCC for $l,250,000, that alternative would have created immediate tax consequences and was therefore unacceptable to NCC. In order for the proposed transaction to qualify for tax deferred treatment , the parties agreed that Aquarion Common Stock would be used as consideration for the purchase. The parties did not consider it appropriate to incur the expense of obtaining an outside financial advisor given the relatively small size of the transaction and given the special internal expertise each company possessed regarding utility regulation in Connecticut.

     The parties did not structure the transaction as a merger because NCC could accomplish its tax-deferred transaction objective without a merger and a merger would have exposed BHC's assets to the satisfaction of contingent or unknown liabilities of NCC or its utility subsidiaries before BHC had gained sufficient familiarity with NCC and the operations of its utility subsidiaries.

     On May 15, 1990, Messrs. Garey, McLinden, McInerney and Macleod met with Connecticut Assistant Attorney General Robert Golden and Eugene Koss of the Office of Consumer Counsel ("OCC"), which represents the interests of ratepayers in regulatory proceedings, in order to determine what regulatory concerns the OCC might have and to determine whether the DPUC's regulatory approval could be obtained in a simplified proceeding through a stipulation between the parties and the OCC. It was subsequently determined that the parties would have to file a complete application and initiate approval proceedings before a stipulation could be considered.

     In the summer of 1990, BHC determined that a property exchange would be preferable to a cash sale of the Reservoir to STD. As STD had no property that would be appropriate for an exchange, a search for suitable property for such an exchange commenced. BHC decided that the MELP Building was appropriate and commenced negotiations with the owners for a three way property exchange during December of 1990.

     In December, 1990, NCWC asked the DPUC for permission to extend the term of a $1,250,000 loan from Citytrust Bank. In granting an extension, the DPUC stated its expectation that NCWC would attempt to sell its surplus Class III land consisting of approximately 44 acres and that NCWC would use the proceeds from such sale to retire the loan. NCWC indicated that it would attempt to do so. The loan subsequently was refinanced by the Village Bank & Trust Company ("Village Bank") and the loan's maturity date has been extended several times in anticipation of the Land Sale or the Acquisition Closing.

     After identification of the MELP Building and the extension of the loan, the parties began to negotiate and prepare the terms of definitive agreements for the proposed acquisition and the property exchange. The negotiation of the definitive agreements did not change any material terms of the letter of intent, but instead generally added customary detail to the parties' understandings. Such detail included closing formalities and documents, representations and warranties by the parties, mutual indemnifications for breach of warranty or misrepresentation, an escrow account, and closing conditions. See "Proposed Acquisition." The concept of a property exchange rather than a cash sale of the Reservoir was introduced after the letter of intent and is reflected in the definitive agreements, together with the understanding regarding NCC's liabilities reached by the parties during the regulatory approval proceedings.

     In June, 1991 an application for approval of the Acquisition and the Property Exchange was filed with the DPUC, together with agreements in draft form that had been negotiated by the parties. During the course of the proceedings, NCWC was questioned extensively by DPUC staff regarding repayment of its indebtedness, and BHC and NCC reached agreement on the repayment or assumption of liabilities of NCC and its utility subsidiaries, including BHC's assumption of NCC indebtedness of up to $130,000, which agreement was incorporated into the Acquisition Agreement. BHC also indicated that if NCWC could not sell its surplus Class III land prior to the closing of the Acquisition, BHC would continue efforts to sell such land and would apply any proceeds therefrom toward retirement of the $1,250,000 loan now held by Village Bank. The foregoing agreements were reflected in the Acquisition Agreement, dated as of September 2, 1992.

     Because necessary regulatory approvals were not obtained prior to the stated expiration date of December 31, 1992 in the Acquisition Agreement and the Property Exchange Agreement, it was necessary to extend those agreements while regulatory decisions were awaited. In March 1993, NCC stated that it would not extend the agreements beyond May 1, 1993 without adjusting the purchase price to reflect an improvement in its retained earnings since 1988. At such time, the Closing Dates were extended to June 15, 1993 by the DPUC. Mr. McInerney and Mrs. Janet M. Hansen, Senior Vice President and Chief Financial Officer of Aquarion, subsequently met with Mr. McLinden and NCC's accountants, Price Waterhouse, to review current financial statements and capital improvements made by NCWC and RWSC since 1989. BHC later agreed to increase the gross purchase price from $3,250,000 to $3,500,000 which increase was reflected in an amendment to the Acquisition Agreement which also extended the Closing Date until March 31, 1994.

     The Acquisition Agreement, the Property Exchange Agreement and the Liquidation, if and when performed, will result in NCWC and RWSC's becoming subsidiaries of BHC and NCWC's acquiring improved commercial property, currently owned by MELP, in exchange for water supply properties that are no longer required by NCWC, and will transform the ownership of NCC and its subsidiaries into an ownership interest in Aquarion.

     Since the Acquisition Agreement and the Property Exchange Agreement were executed, certain actions were required of the parties by regulatory authorities. See "Proposed Acquisition--Regulatory Approvals." In addition, it has been necessary to amend both agreements to extend the date on which such agreements would terminate if the Acquisition Closing or the Property Exchange Closing had not occurred. Currently, the Closing Date must occur on or before September 30, 1995 or the transactions may be terminated. The extension to September 30, 1995 is subject to ratification by one party to the transaction.


NCC'S REASONS FOR THE TRANSACTION; RECOMMENDATION OF THE NCC BOARD OF DIRECTORS

     The NCC Board of Directors believes that the Acquisition, the Amendment and the Liquidation should be approved by the NCC Shareholders in light of the immediate and long-term capital needs of NCWC and RWSC and the favorable exchange of investments that will be afforded the NCC Shareholders. The material factors on which the Board based its determination, which are all of the material factors which the Board deemed relevant, are described below. The Directors believe that BHC's strategic business plan to build a profitable, expanding water supply business is consistent with the goals of NCWC and RWSC. The Directors of NCC and the management of NCWC and RWSC, after careful study and evaluation of the economic, financial and legal factors involved, which are described below, believe that the Acquisition will provide BHC with an increased opportunity for expansion of its business, which in turn should benefit the NCC Shareholders who become shareholders of Aquarion.

     The terms of the Acquisition Agreement and the Property Exchange Agreement were the result of arms' length negotiations over an extended period of time. Among the positive factors considered by the NCC Board in deciding to approve and recommend the Acquisition and Liquidation Proposal were: the monetary terms of the Acquisition Agreement and the Property Exchange Agreement, which management of NCC and its subsidiaries believes constitute a fair price for the assets of NCC; the financial condition, business assets and liabilities and management of Aquarion and its subsidiaries; the financial and business prospects of BHC and its subsidiaries as a result of their becoming a larger combined operating entity, including the achievement of substantial economies of scale; and that a market exists for the Aquarion Common Stock on the NYSE, something that is lacking for NCC Common Stock.

     The NCC Board considers the Acquisition and Liquidation particularly advantageous to NCC shareholders, and considers the exchange of investments to be favorable, in that the NCC shareholders will receive a security which, in the opinion of the NCC Directors, represents an investment of the same character that has significantly greater market liquidity than the NCC Common Stock. The receipt of Aquarion shares as a result of the Acquisition and the Liquidation is also intended to be a tax-free exchange, thereby affording NCC shareholders an equity participation in Aquarion without currently incurring federal income tax liability. See, "Federal Income Tax Consequences." The Board did not perform any quantifiable analysis in concluding that the exchange of investments was favorable. The Board did, however, attempt to determine the total number of shares of Acquisition Common Stock that would be received by NCC Shareholders and determined that NCC would want the ability to terminate the Acquisition Agreement if NCC would receive less than 87,500 shares of Aquarion Common Stock as payment of the Purchase Price.

     The NCC Board considered economic, financial and legal factors in reaching its conclusion to approve and recommend the transactions. The economic factors included the difficulties NCWC and RWSC were encountering in attempting to operate their respective businesses profitably while attempting to comply with an increasing number of laws and regulations affecting such businesses. This included economic regulation by the DPUC, environmental regulation and health-related regulation (including maintaining compliance with the Federal Safe Drinking Water Act and its amendments). The costs of maintaining compliance with such laws and regulations was becoming less and less economically feasible when applied to revenues generated by companies the size of NCWC and RWSC. It was also becoming apparent to the Board of NCC that small local water companies were being acquired by larger water companies whose larger revenues allowed them more effectively to absorb the costs of regulatory compliance.

     The financial factors considered primarily related to whether the aggregate purchase price to be received by NCC was fair. In addition, the NCC Board considered the facts that the transaction would not have immediate tax consequences for the NCC Shareholders, the NCC Shareholders would receive securities with a more active trading market and that Aquarion had a record of paying uninterrupted dividends on its capital stock. The legal factors considered included the structure and form of the transactions and the effect thereof on NCC Shareholders. The latter analysis included the fact that different consideration would be paid to holders of Class A Common Stock and Class B Common Stock in the Liquidation, and that the holders of Class A Common Stock would receive the liquidation preference provided in NCC's Certificate of Incorporation and no additional consideration.

     The Board of NCC agreed to the request by BHC to include in the Acquisition Agreement a covenant that NCC Shareholders would not sell their shares on the market for a period of four months after the closing of the Acquisition. Given the belief that most NCC Shareholders would hold the Aquarion Common Stock for a longer period in order to take advantage of the tax-deferred nature of the transaction, the dividend history of the Aquarion Common Stock and the fact that the NCC Common Stock effectively has no trading market, the Board did not consider the four-month holding period to be a major impediment in the structure of the Acquisition.

     The NCC Board made its determination without the assistance of a financial advisor and without a "fairness opinion." NCC is in the regulated business of public water supply within the State of Connecticut and is experienced in regulation by the DPUC, which determines the rates water companies may charge for water service and which must approve the economic aspects of the transaction. The NCC Board believed that it could rely on the regulatory and financial experience of its management in evaluating the transaction, without incurring the expense of a fairness opinion, in addition to the fact that NCC solicited and considered other proposals relating to the sale of its subsidiaries.

THE NCC BOARD OF DIRECTORS HAS CONCLUDED THAT THE ACQUISITION AND LIQUIDATION ARE IN THE BEST INTERESTS OF NCC AND ITS SHAREHOLDERS AND RECOMMENDS UNANIMOUSLY THAT NCC SHAREHOLDERS APPROVE THE ACQUISITION AND THE LIQUIDATION AT THE MEETING.

AQUARION'S AND BHC'S REASONS FOR THE TRANSACTION

     Aquarion's and BHC's respective Boards of Directors each believes that the Acquisition represents an opportunity for BHC, in accordance with its strategic business plan, to expand its public water supply business in the State of Connecticut. The service areas of both NCWC and RWSC adjoin areas where BHC is franchised to supply water, and most of NCWC's water supply is provided by BHC through a regional pipeline. NCWC is also bordered by BHC's Stamford Water Company ("SWC") subsidiary, which has a watershed extending into RWSC's service area. Therefore, the ownership of contiguous transmission and distribution systems would be united through the Acquisition, and the proximity of service areas will enable BHC, either directly or through SWC, to supervise and coordinate the operations of these companies with greater economy than could be achieved through separate ownership. The Acquisition is therefore a natural geographic fit which will expand Aquarion's core water supply business, integrate water supply planning, and maximize opportunities for shared efficiencies. The Aquarion and BHC Board each believes that the Acquisition will contribute to the long-term stability of BHC as a regional water supplier.

     The Aquarion and BHC Board each also recognizes that STD's intended purchase of the NCWC Reservoir, as set forth in the Property Exchange Agreement, is advantageous to both BHC and the NCC Shareholders. BHC's willingness to acquire NCWC and RWSC for the consideration specified in the Acquisition Agreement is dependent upon STD's purchase of the NCWC Reservoir because, the receipt by NCWC, when it is an Aquarion subsidiary, of the commercial building and related land from MELP, as contemplated by the Property Exchange Agreement, together with the acquisition of the assets of NCC justify the gross consideration of $3.5 million and the assumption of $130,000 of debt to be paid for the Acquisition. With STD's participation through the Property Exchange Agreement, the Aquarion and BHC Boards consider that the net investment in the remaining assets of NCWC and RWSC will be profitable in the long term. The Board further believes that the willingness of STD and MELP to participate in the Property Exchange, thereby enabling the tax liability associated with the gain on the sale of the Reservoir to be deferred, is beneficial.

     Aquarion has not retained an outside party to evaluate the proposed Acquisition but has instead relied upon the knowledge of its management concerning the business of public water supply in Connecticut (and in particular the business of NCC), and utility regulation and ratemaking in Connecticut, in considering the financial viability of the Acquisition. The relatively small size of the transaction was also a factor in not retaining an outside financial advisor. Appraisals obtained for regulatory purposes in 1991 valued the Reservoir property to be transferred to STD at $2,264,000 and the MELP building at $2,000,000. The MELP appraisal placed primary emphasis on the sales comparison method of valuation but also indicated a value in excess of $2,400,000 using the cost approach to valuation. Neither the Aquarion Board nor the BHC Board based their approval of the Acquisition on a comparison of appraisals but instead have determined that the difference in appraised values of the Reservoir and the MELP building is not material over the long term and is justified by the overall benefit of the Acquisition to Aquarion and BHC, including the net cost of the water supply system after the property exchange has taken place and the benefit of the deferral of tax consequences on the property exchange transaction.

                              PROPOSED ACQUISITION

ACQUISITION AGREEMENT--PRINCIPAL PROVISIONS

     A copy of the Acquisition Agreement and its amendments are annexed as Exhibits A, B, C, D and E to this Prospectus/Proxy Statement and are incorporated herein by reference. The description of the contents that follows is necessarily incomplete; and reference is made to the exhibited Acquisition Agreement itself for a complete description of each matter and of all of the terms and conditions of the Acquisition.

     NCC, Aquarion and BHC entered into the Acquisition Agreement on September 2, 1992. It and its subsequent amendments provide (i) for the sale by NCC of all of its assets, which consist of all of the outstanding Common Stock, $25 par value, of NCWC and 97.2% of the outstanding Common Stock, $25 par value, of RWSC to BHC for (a) an assumption of NCC's obligation to repay borrowings from Charles Perkins in an amount not to exceed $130,000 plus (b) an amount not less than $2,600,000 which represents the amount of $3,500,000, reduced by certain indebtedness of NCC and its subsidiaries and certain transaction costs (the "Purchase Price"), (ii) for payment of the Purchase Price by delivery to NCC of newly-issued Aquarion Common Stock having an aggregate value, calculated in accordance with the Acquisition Agreement, equal to the Purchase Price, (iii) that the value of a share of Aquarion Common Stock will be deemed to be the average of the daily closing prices of Aquarion's Common Stock, as reported on the composite tape for NYSE listed securities, for the 30 consecutive business days commencing with the 45th business day prior to the Closing Date, and (iv) for the deposit of 10% of the shares of Aquarion Common Stock issued and delivered in payment of the Purchase Price into the Escrow Fund (more fully described below) to be applied to satisfy obligations of NCC to indemnify BHC for losses arising out of breaches of the Acquisition Agreement terms and provisions. 2.8% of the outstanding Common Stock of RWSC is not owned by NCC and is not being purchased as part of the Acquisition. The Purchase Price may be greater than the minimum amount stated above to the extent that NCC or its subsidiaries pay certain of their respective indebtedness before the Acquisition Closing. However, it is not anticipated that such repayments will aggregate more than approximately $60,000 in amount.

     The $900,000 reduction in the original amount of $3,500,000 to arrive at the Purchase Price consists of (i) approximately $387,000 of legal fees, accountants' fees and other transaction related expenses for which NCC is liable, which liabilities will be assumed and paid by BHC; (ii) a payment of $105,000 agreed to be made by NCC to Mr. McLinden in respect of his role in negotiating the Acquisition, which liability will be assumed and paid by BHC;
(iii) $130,000 of liabilities of NCC and its subsidiaries to A. Leland Glidden, a shareholder and director of NCC, which will be assumed and paid by BHC at the Closing; (iv) approximately $233,000, representing the estimated amount of water bills in arrears owed to BHC by NCWC for purchased water and (v) approximately $45,000 representing a demand note which the DPUC has required to be deducted from the consideration being paid for NCC's assets.

     The Closing Date will be the earliest practicable date following approval of the Acquisition, the Amendment and the Liquidation by the requisite votes of the holders of NCC Common Stock and the receipt of all requisite regulatory approvals of the Acquisition Agreement and the Property Exchange Agreement. Currently, pursuant to the terms of the Acquisition Agreement, the Acquisition Agreement may be terminated if the Closing Date has not occurred on or before September 30, 1995. The extension to September 30, 1995 is subject to ratification by one party to the transaction.

OTHER ACQUISITION AGREEMENT PROVISIONS

     In the Acquisition Agreement, NCC has represented and warranted that it is a duly organized and validly existing corporation in good standing, with all requisite power and authority to own its assets and carry on its business; that NCWC and RWSC have rights to use the water they are using for water supply; that the descriptions of the facilities of NCWC and RWSC given to BHC are accurate in all material respects; that neither NCWC nor RWSC are charging more for sales of water than the rates approved by the DPUC; that, except for requisite regulatory approvals, no third-party approvals or consents are required for the performance by NCC of its obligations under the Acquisition Agreement; that all material contracts, and all pending or threatened litigation and other legal proceedings in which NCC, NCWC and RWSC are involved, have been disclosed to BHC; that the financial statements of NCC, NCWC and RWSC delivered to BHC are true and correct; that NCC, NCWC and RWSC are in good standing with all tax authorities; that the labor relations and employee benefit plans of NCC, NCWC and RWSC are in compliance with all legal requirements; that NCC, NCWC and RWSC have good title to all of their respective assets, including, in the case of NCC, 100% of NCWC's outstanding Common Stock and Preferred Stock and 97.2% of the outstanding Common Stock of RWSC; and that no fee or commission is payable to any person in connection with the consummation of the transactions contemplated by the Acquisition Agreement.

     BHC has represented and warranted to NCC, in the Acquisition Agreement, that BHC is a duly organized and validly existing public service company in good standing, with all requisite power and regulatory authority to own its assets and carry on its business; that, except for requisite regulatory approvals, no consent or approval of any third party is required for the performance by BHC of its obligations under the Acquisition Agreement; that BHC has disclosed to NCC all pending or threatened material litigation and other legal proceedings in which BHC is involved; that the financial statements of, and reports to the Commission by Aquarion furnished to NCC are true and correct; and that Aquarion will prepare and file an appropriate Registration Statement, including this Prospectus/Proxy Statement, with the Commission in accordance with all legal requirements.

     In the Acquisition Agreement, NCC and BHC have covenanted with one another to exchange information relative to their respective representations and warranties; to take all actions necessary to satisfy the conditions to, and consummate, the Acquisition to take no action inconsistent with their respective obligations under the Acquisition Agreement; and to establish the escrow account (described below). In addition, NCC has covenanted that, pending the Acquisition Closing, neither NCWC nor RWSC will make any capital expenditure in excess of $1,000, or any expenditures aggregating more than $25,000, without BHC's approval.

     BHC has covenanted in the Acquisition Agreement to indemnify and hold harmless NCC and its affiliates, and its and their respective employees, representatives, officers, directors and agents from any losses resulting from any misrepresentation by BHC in the Acquisition Agreement, any breach by BHC of any provision of the Acquisition Agreement and any claims, legal actions or proceedings related to actions taken by BHC relative to the Acquisition Agreement. Aquarion has agreed to indemnify and hold harmless NCC and each person controlling NCC against any losses experienced by it or such person arising out of any claim based on an allegation that Aquarion's Registration Statement, including this Prospectus/Proxy Statement, contains an untrue statement of any material fact or omits to state a material fact, except insofar as any such claim is based on written information furnished to Aquarion by NCC, NCWC or RWSC or the failure of NCC to have furnished to Aquarion and BHC a true and accurate list of NCC shareholders with valid and current addresses of such shareholders.

     NCC has agreed, in the Acquisition Agreement, on behalf of itself and the NCC shareholders, that NCC and, after its liquidation pursuant to the Plan of Liquidation, the NCC shareholders, will indemnify and hold harmless BHC and its affiliates, and its and their respective employees, representatives, officers, directors and agents from any losses resulting from any misrepresentation by NCC in the Acquisition Agreement, any breach by NCC of any provision of the Acquisition Agreement, any claims, legal actions or proceedings related to actions taken by NCC, NCWC or RWSC relative to the Acquisition Agreement, any liability or obligation not assumed by BHC under the Acquisition Agreement related to any transaction or time period prior to the Closing Date, or any misinformation furnished to, or failure to furnish information to, Aquarion for use in the preparation of its Registration Statement. The liability of each NCC Shareholder pursuant to this indemnification commitment made on his, her or its behalf in the Acquisition Agreement is limited to the amount of the assets of NCC (which will consist of shares of Aquarion Common Stock) received by such shareholder under the Plan of Liquidation. Nothing contained in the Acquisition Agreement shall be deemed to constitute a waiver of any rights that an NCC Shareholder may have against NCC, Aquarion or BHC under the Securities Act of 1933 or other applicable federal law.

ACQUISITION AGREEMENT--ESCROW FUND

     At the Acquisition Closing, BHC, NCC and an escrow agent to be determined (the "Escrow Agent") will enter into an escrow agreement (the "Escrow Agreement") for the establishment of the Escrow Fund. BHC will deposit 10% of the shares of Aquarion Common Stock (the "Escrow Shares") to be received by NCC in payment of the Purchase Price into the Escrow Fund. BHC will have the right to assert claims for indemnification obligations of NCC described in the preceding paragraph during the term of the Escrow Agreement. The Escrow Agreement will terminate on the earlier to occur of (i) the first anniversary of the Closing Date and (ii) the date on which the audited financial statements of BHC for the year ended December 31, 1995 are available (the "Termination Date"). On the Termination Date, the Escrow Agent will distribute any shares of Aquarion Common Stock then remaining in the Escrow Fund to the holders of Class B Common Stock (or former holders, if the Liquidation is then otherwise completed) (the "Escrow Participants") in proportion to their respective ownership of Class B Common Stock immediately prior to the closing of the Acquisition. Any dividends paid on the Escrow Shares during the term of the Escrow Agreement will be applied, to the extent necessary, to the payment of expenses of the Liquidation consisting of filing fees, the costs of notifying creditors, preparing final tax returns and fees of professionals.

     The holders of the Class B Common Stock will be the beneficial owners of the Escrow Fund, and will have proportionate voting power with respect to the Escrow Shares during the term of the Escrow Agreement.

     The expenses of the maintenance of the Escrow Fund, including the fees and expenses of the Escrow Agent, shall be paid by Aquarion. NCC and BHC will pay any additional expenses incurred by either of them in connection with the Escrow Fund, including, but not limited to, the costs related to the dispute of indemnification claims made against the Escrow Fund.

     As stated above, NCC agreed in the Acquisition Agreement, for itself and its shareholders, to indemnify BHC for losses incurred in connection with any breach of representations and warranties by NCC. After the termination of the Escrow Fund and the consummation of the Liquidation of NCC, BHC will be required to sue the individual NCC Shareholders for any such claims. NCC does not currently believe that there will be any material breaches of representations or warranties under the Acquisition Agreement at the Acquisition Closing which will give rise to indemnification obligations of NCC under the Acquisition Agreement. If indemnification claims are asserted in amounts that exceed the amount of the Escrow Fund, BHC will have to seek to recover such claims from the NCC Shareholders.

CONDITIONS TO CLOSING ON THE ACQUISITION AGREEMENT TRANSACTIONS

     In addition to approval of the Acquisition, the Amendment and the Plan of Liquidation by the NCC Shareholders at the Special Meeting, and to the regulatory approvals (see "Regulatory Approvals"), the respective obligations of NCC, Aquarion and BHC to consummate the Acquisition are subject to the satisfaction or waiver of other conditions, including: (i) the accuracy in all material respects of the representations and warranties made by the parties in the Acquisition Agreement; (ii) the performance by the parties of their respective obligations under the Acquisition Agreement prior to the Closing Date; (iii) the absence of any material adverse change in the business, operations, properties, condition (financial or otherwise) or prospects of NCC, NCWC or RWSC; (iv) the binding and unconditional status of the obligations of the parties to and under the Property Exchange Agreement (which requires satisfaction of the conditions described below under "Conditions to Closing on the Property Exchange Agreement"); (v) receipt of an environmental assessment satisfactory to BHC of the businesses of NCC, NCWC and RWSC; (vi) the effectiveness of the Aquarion Registration Statement under the Securities Act with respect to the shares of the Aquarion Common Stock to be issued pursuant to the Acquisition Agreement; (vii) the absence of any action or proceeding enjoining the Acquisition Agreement transactions; (viii) the absence of any action or proceeding by any governmental agency that might result in substantial damages in respect of said transactions or enjoining the consummation of said transactions; (ix) a requirement that no more than 140,000 or less than 87,500 shares of Aquarion Common Stock be issued to NCC; (x) the receipt of an opinion satisfactory to NCC from tax counsel relating to the Acquisition Agreement and the Plan of Liquidation; and (xi) the satisfaction of the Board of Directors of BHC and the Board of Directors of NCC with the regulatory treatment afforded the transactions by the DPUC.

TERMINATION OR AMENDMENT OF THE ACQUISITION AGREEMENT

     Currently, pursuant to the terms of the Acquisition Agreement, the Acquisition Agreement may be terminated if the Closing Date has not occurred on or before September 30, 1995. The Acquisition Agreement can be amended only by agreement among the Boards of Directors of NCC, BHC and Aquarion.

PROPERTY EXCHANGE AGREEMENT--PRINCIPAL PROVISIONS

     A copy of the Property Exchange Agreement and the Amendments thereto are annexed as Exhibits F, G, H and I to this Prospectus/Proxy Statement and are incorporated herein by reference. The description of their contents that follows is necessarily incomplete; and reference is made to the exhibited Property Exchange Agreement itself for a complete description of each matter and of all of the terms and conditions of the exchange of properties contemplated thereby.

     NCWC, Aquarion, MELP and STD entered into the Property Exchange Agreement on October 21, 1992. In it, the parties agree to a three-cornered property exchange (the "Property Exchange") whereby (i) MELP will transfer to NCWC a three-acre parcel of real property and a commercial building thereon situated in the Town of Monroe, Connecticut (the "Building Property"), (ii) NCWC will transfer to STD title to the Reservoir, (iii) STD will pay $2,200,000 to MELP, and (iv) Aquarion will pay $321,000 to MELP ($72,000 of which was deposited by Aquarion with MELP at the time of execution of the Property Exchange Agreement). The amount of $321,000 will be increased by the rate of inflation to the Property Exchange Closing. The Property Exchange Closing will occur after the Acquisition Closing, and the latter is conditioned on the Property Exchange Agreement's being unconditionally binding on the parties thereto. At the Property Exchange Closing, taxes, water and sewage use charges and other costs, charges and expenses associated with the Building Property and the Reservoir will be apportioned among MELP, NCWC and STD on the customary chronological basis, the transferring entities (MELP and NCWC) will be responsible for the payment of conveyance taxes on the property each is transferring, and the transferee entities (NCWC and STD) will bear the costs of title examination and title insurance on the property each will receive.

     In the Property Exchange Agreement, NCWC has represented that it is a duly organized and validly existing public service company in good standing, with all requisite power and authority to own and convey the Reservoir and to carry on its business; that it has rights to use the water it is using for water supply; that the descriptions of its facilities given to the other parties are accurate in all material respects; that, except for requisite regulatory approvals, no third-party approvals or consents are required for the performance of its obligations under the Property Exchange Agreement; that no pending or threatened litigation or other legal proceeding exists that would impair the performance by it of its obligations under the Property Exchange Agreement; that it has operated the Reservoir in accordance with all applicable environmental and other laws and regulations; and that it has good, marketable and insurable title to the Reservoir.

     MELP has represented, in the Property Exchange Agreement, that it is a duly organized and validly existing general partnership with all requisite power to own and convey the Building Property and to carry on its business; that no third-party approvals or consents are required for the performance by it of its obligations under the Property Exchange Agreement; that no pending or threatened litigation or other legal proceeding exists that would impair its ability to perform its obligations under the Property Exchange Agreement; that it has operated the Building Property in compliance with all environmental, zoning and other governmental laws and regulations; that it has good, marketable and fully insurable title to the Building Property; and that neither MELP nor any of its partners has any knowledge of any proposed, pending or threatened event that would adversely affect the use or value of the Building Property.

     STD has represented and warranted, in the Property Exchange Agreement, that it is a municipal corporation duly organized and validly existing in good standing, with all requisite power and authority to own its assets and carry on its business; that except for requisite regulatory approvals, no third-party approvals or consents are required for the performance by it of its obligations under the Property Exchange Agreement; and that no pending or threatened litigation or other legal proceeding exists that would impair its ability to perform its obligations under the Property Exchange Agreement.

     The parties to the Property Exchange Agreement have covenanted with one another to exchange information relative to their respective representations and warranties, to permit inspection of the properties to be transferred, and to take all actions necessary to satisfy the conditions to, and consummate, the Property Exchange Closing. In addition, MELP and NCWC have covenanted to maintain and manage the Building Property and the Reservoir, respectively, in accordance with good business practice and all applicable laws and regulations; and Aquarion and STD have covenanted to inspect the Building Property and the Reservoir, respectively.

CONDITIONS TO CLOSING ON THE PROPERTY EXCHANGE AGREEMENT TRANSACTIONS

     In addition to the regulatory approvals described below at "Regulatory Approvals," the respective obligations of NCWC, Aquarion, MELP and STD to consummate the Property Exchange Closing are subject to the satisfaction or waiver of several conditions, including: (i) the accuracy in all material respects of the representations and warranties made by the parties in the Property Exchange Agreement; (ii) the performance by the parties of their respective obligations under the Property Exchange Agreement prior to the Closing Date; (iii) the absence of any action or proceeding enjoining the Property Exchange; and (iv) the absence of any action or proceeding by any governmental agency that might result in substantial damages in respect of the Property Exchange or enjoining the consummation of the Property Exchange. In addition, the obligations of NCWC and Aquarion are subject to: (v) the receipt of an environmental assessment of the Building Property indicating that no material change in the condition of the building has occurred since tests conducted in 1990; (vi) receipt of permission from the Town of New Canaan to extend a water supply pipeline, for and on behalf of and at the expense of STD, from the NCWC water supply transmission system to the boundary between the Towns of New Canaan and Wilton, Connecticut; (vii) development, at the expense of STD, of an alternate means of supplying water to all existing customers of NCWC on a water supply main that will be used by STD as a raw water supply main subsequent to the Property Exchange Closing; (viii) completion of the Acquisition Closing; and (ix) DPUC treatment, for rate-making purposes, of the assets and related expenses of NCWC and RWSC after the Acquisition Closing and the Property Exchange Closing satisfactory to NCWC and BHC. In addition, the obligations of STD are subject to: (x) receipt of a satisfactory environmental assessment of the Reservoir; (xi) receipt of an inspection report indicating that the condition of the dam at the Reservoir is as specified in a report prepared in 1985; (xii) receipt of easements required for the installation of a gravity water supply main from the Reservoir that will avoid a topographic elevation in the Town of New Canaan; and (xiii) receipt of easements for an emergency spillway at and from the Reservoir across property owned by NCWC to the Five Mile River, which spillway, together with other estimated costs of river channel improvements, will not exceed $200,000. The conditions described in (v), (vii),
(ix), (xi), (xii) and (xiii) have been satisfied or waived, and it is anticipated that the conditions set forth in (vi), (viii) and (x) will be satisfied or waived, on or before the Closing Date.

TERMINATION OR AMENDMENT OF THE PROPERTY EXCHANGE AGREEMENT

     The Property Exchange Agreement may be terminated in the event that (i) the Acquisition Agreement is terminated, (ii) the Acquisition Closing does not occur, (iii) the Property Exchange Closing does not occur on or before September 30, 1995 or (iv) by mutual written consent of MELP, STD, NCWC and Aquarion. The extension to September 30, 1995 is subject to ratification by one party to the transaction. The Property Exchange Agreement can be amended only by agreement among MELP, STD, NCWC and Aquarion.

EXPENSES AND LIABILITY FOR TERMINATION OF THE ACQUISITION AGREEMENT AND THE PROPERTY EXCHANGE AGREEMENT

     All of the parties to each of the Acquisition Agreement and the Property Exchange Agreement have agreed to pay their own respective costs and expenses (including all professional and other fees) relating to such agreement, the negotiations therefor and the transactions contemplated thereby. All of the parties to each of said agreements have also agreed that, in the event of the termination of such agreement, all obligations of all of the parties will terminate and no party will have any obligation or liability to any of the other parties with respect to any breach of such agreement, regardless of whether such breach is outstanding or curable at the date of termination of the agreement.

REGULATORY APPROVALS

     In addition to approval of the Acquisition and Plan of Liquidation by the Shareholders of NCC, and to the satisfaction of the conditions described above to the Acquisition and Property Exchange, the Acquisition Closing and the Property Exchange Closing are subject to obtaining the approvals of several state regulatory agencies. The DPUC must approve the transfer to BHC of a controlling interest in the stock of NCWC and RWSC, as well as the transfer of the Reservoir from NCWC to STD. By application to the DPUC filed on June 27, 1991 and by Supplement to Application filed on September 19, 1991, NCWC, RWSC, NCC, Aquarion, STD and MELP requested that the DPUC approve the Acquisition Agreement, the Property Exchange Agreement, and certain other related matters. In approximately November, 1992 STD filed an application with the DEP for approval of a diversion permit relating to the use of water from the Reservoir in STD's water supply system. STD, NCWC and BHC also applied to the DPH to formally approve the transfer of such Reservoir from NCWC to STD.

     After several hearings and the submission of requested documents, the DPUC on June 30, 1993 issued its decision approving the Acquisition Agreement and Property Exchange Agreement (the "DPUC Decision"). The DPUC Decision placed certain conditions on the Acquisition which differed from the terms and conditions of the Acquisition Agreement and Property Exchange Agreement. Specifically, the DPUC ordered NCC or its subsidiaries to repay amounts owed to suppliers, shareholders or lending institutions prior to the Acquisition Closing. If NCC is unable to do so, BHC is to pay the amounts owed at Acquisition Closing and reduce the Purchase Price by a corresponding amount. These amounts have been included in the $900,000 deduction in arriving at the Purchase Price.

     On August 2, 1995 the DPUC extended its approval of the Acquisition and Property Exchange to September 30, 1995 in a reopened proceeding which, among other things, also extended NCWC's deadline for repayment of a $1.25 million loan until September 30, 1995 and confirmed that proceeds of the sale of a certain parcel of land that abuts the Reservoir (the "Land Sale") would be applied toward repayment of such loan.

     The transfer of the Reservoir to STD as a raw drinking water supply source must be approved by the DPH, before which a permit application is pending. It is expected that the permit will be issued on or about August 10, 1995. In the event that DPH does not issue the permit, STD would not be able to purchase the Reservoir and it is unlikely that the Acquisition would occur. A diversion permit from the DEP is required in order for STD to use water from the Reservoir in STD's system. The DEP issued a diversion permit satisfactory to STD and to a group of area residents in July, 1994, but two local residents petitioned the DEP to issue a declaratory ruling to the effect that the permit should not have been issued without a public hearing. The DEP denied the petition, but the petitioners have filed an appeal from the DEP ruling in Connecticut State Superior Court. STD has indicated that it will proceed with the Property Exchange Closing notwithstanding the existence of judicial or regulatory challenge to the issuance by the DEP of the diversion permit unless the matter is returned to DEP jurisdiction prior to the Property Exchange Closing. See "Proposed Acquisition--Regulatory Approvals."

RESALE OF AQUARION COMMON STOCK

     The shares of Aquarion Common Stock to be distributed to NCC shareholders pursuant to the Plan of Liquidation have been registered under the Securities Act of 1933 (the "Securities Act") and, in accordance with the provisions of Rule 145 thereunder ("Rule 145"), may be freely traded by shareholders, who, at the time of the Special Meeting are not affiliates of NCC. NCC Shareholders who are affiliates of NCC at the time of the Special Meeting will be able to resell shares of Aquarion Common Stock in compliance with the volume and manner of sale restrictions of Rule 144 under the Securities Act. This Joint Proxy Statement/Prospectus does not cover resales of Aquarion Common Stock received by any person, other than NCC or the Escrow Agent, who may be deemed to be an affiliate of NCC. The Acquisition Agreement provides that shares of Aquarion Common Stock distributed to NCC shareholders may not be sold for a period of four months from the Acquisition Closing Date. NCC has no current intention of disposing of shares of Aquarion Common Stock other than pursuant to the Plan of Liquidation in order to pay creditors, if any, and Dissenting Shareholders, if any. Aquarion has agreed to permit the Escrow Agent and NCC to sell shares of Aquarion Common Stock during the initial four-month period following the Closing Date to satisfy, in the case of the Escrow Agent, indemnification claims which BHC or its affiliates might have for certain liabilities resulting from the Acquisition, and, in the case of NCC, expenses of the Liquidation, claims of creditors or payments to Dissenting Shareholders.

ACCOUNTING TREATMENT OF THE TRANSACTION

     The Acquisition is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of NCC will be carried forward to Aquarion at their recorded amounts and income of Aquarion will include income of NCC for the entire fiscal year in which the Acquisition occurs.

CERTAIN TRANSACTIONS BETWEEN AQUARION AND NCC

     In addition to the Acquisition Agreement and the Property Exchange Agreement, and amendments thereto which increased the amount to be paid for the Acquisition from $3.25 million to $3.5 million (plus in each case the assumption of a specified debt) and extended the closing deadline for the transactions contemplated thereby, BHC, NCWC and RWSC have, pursuant to DPUC order, submitted a proposed Management Consulting Agreement (the "Management Agreement") to the DPUC and await the DPUC's formal approval before executing it. The Management Agreement, which the DPUC representatives have stated should be considered effective as of November 1, 1994, provides that certain management services be available to NCWC and RWSC from a BHC affiliate, Aquarion Management Services Company ("AMS"). NCWC and RWSC have been directed by the DPUC not to make certain operational decisions or financial commitments without consulting with AMS. The Management Agreement expires upon the earlier of the date of the Acquisition Closing or on September 30, 1995. Consideration payable to AMS under the Management Agreement is based on hourly rates plus expenses for AMS personnel which have been submitted to the DPUC.

     NCWC and BHC are parties to an agreement which enables NCWC to purchase one million gallons of treated water a day from BHC through the Regional Pipeline which connects NCWC's distribution system with BHC's water supply. NCWC obtains most of the water it distributes and sells to its customers from BHC pursuant to this agreement, to which other water utilities in southwestern Fairfield County are also parties. The price paid by utilities for water from the pipeline is based on a formula which reflects BHC's costs in providing the water. The agreement first became effective in 1984 and is subject to negotiation of price terms and water allocations every five years and a related DEP water diversion permit from the Connecticut Department of Environmental Protection is subject to renewal in 1995. As of June 30, 1995, NCWC owed BHC $233,000 for payments under this contract. It is estimated that the amount owed by NCWC at the Closing will equal approximately $233,000 and will reduce the Purchase Price to that extent. This amount has been reflected in arriving at the Purchase Price.

                              PLAN OF LIQUIDATION

PROVISIONS OF PLAN OF LIQUIDATION

     A copy of the Plan of Liquidation is annexed as Exhibit J to this Prospectus/Proxy Statement and is incorporated herein by reference. The Plan of Liquidation provides that, upon consummation of the Acquisition and the filing of the Amendment with the Secretary of State of the State of Connecticut, NCC will be dissolved pursuant to the provisions of the CSCA. Following the procedures prescribed in the CSCA, the NCC Board will file with the Secretary of the State of Connecticut a Certificate of Dissolution, thereby terminating the corporate existence of NCC. The NCC Board will, however, continue to function with authority to wind up NCC's affairs, pay, satisfy and discharge its liabilities and obligations, obtain all required clearances from governmental tax and other authorities, and distribute to the NCC Shareholders all of its remaining assets. It is anticipated that these assets will consist solely of shares of Aquarion Common Stock, the number of which will be determined as described at "Proposed Acquisition--Acquisition Agreement--Principal Provisions" above and cannot be predicted with certainty at this time. Although the Certificate of Incorporation of NCC provides that, on liquidation, the holders of NCC Class A Common Stock will receive $35.00 per share plus accrued but unpaid dividends to the date of the liquidation distribution, the Amendment would amend NCC's Certificate of Incorporation to provide that the amount payable to holders of Class A Common Stock may be paid in cash or in other property and that the value of the Aquarion

Common Stock for purposes of calculating the distribution payable to holders of Class A Common Stock in the Liquidation will be the value as calculated over the Pricing Period pursuant to the Acquisition Agreement.

     Pursuant to the terms of the Plan of Liquidation and the Amendment, holders of Class A Common Stock will receive, for each share of Class A Common Stock, shares of Aquarion Common Stock with a value determined in accordance with the terms of the Acquisition Agreement equal to $35.00 plus all accrued but unpaid dividends on the Class A Common Stock to the date of the liquidating distribution. Although there can be no assurance that NCC would continue to pay any dividends to holders of Class A Common Stock, the policy of the Board is to pay sufficient dividends to maintain the dividend arrearages on such shares to equal less than $2.00 per share. NCC has estimated the per share distribution to be made to holders of Class A Common Stock in the Liquidation to consist of a number of shares of Aquarion Common Stock with a value as calculated over the Pricing Period pursuant to the terms of the Acquisition Agreement, equal to $37.00 per share.

     All of the directors and officers of NCC who are also shareholders of NCC have indicated that they intend to vote for the Plan of Liquidation in their capacity as shareholders. In order to effectuate the Plan of Liquidation, NCC will give notice to all known creditors and will pay or make adequate provision for any liabilities for which a creditor makes a claim. Under Connecticut law, in order to bar any potential creditors' claims, at least four months must elapse between the commencement of the liquidation of NCC and the distribution of Aquarion Common Stock to holders of Class A Common Stock and Class B Common Stock. To the extent that shares of Aquarion Common Stock must be used to pay claims of creditors, the number of shares of Aquarion Common Stock distributable to holders of Class B Common Stock will be reduced. In addition, payments, if any, to Dissenting Shareholders will be paid by liquidating Aquarion shares received as Purchase Price and, to the extent that the payment to Dissenting Shareholders exceeds on a per share basis the value of the shares of Aquarion Common Stock receivable per share of Class B Common Stock held by non-dissenting shareholders, the effect will be to reduce the number of shares of Aquarion Common Stock received by holders of Class B Common Stock.

     NCC estimates that the expenses of the Liquidation will be approximately $20,000, consisting of filing fees, the costs of notifying creditors, preparing final tax returns and fees of professionals. NCC will also have available to it, for the payment of such expenses, dividends which may be received on the Aquarion Common Stock from the Closing Date to the date of the liquidating distribution. The costs of liquidation to the extent they exceed available dividends will be paid by liquidating shares of Aquarion Common Stock received as Purchase Price and will reduce the number of shares of Aquarion Common Stock received by holders of Class B Common Stock.

FRACTIONAL SHARES

     If any of the foregoing distributions does not result in a shareholder of NCC being entitled to a whole number of shares of Aquarion Common Stock, the NCC shareholder will receive a cash payment in lieu of any entitlement to a fractional share of Aquarion Common Stock from the proceeds of a sale on the NYSE by NCC of a sufficient number of shares of Aquarion Common Stock to settle the aggregate amount of fractional share distribution entitlements of all similarly situated shareholders of NCC or, if available, from cash held by NCC to pay liquidation expenses. As a result, no fractional shares of Aquarion Common Stock will be distributed under the Plan of Liquidation.

RECEIPT OF AQUARION SHARES

     It is anticipated that the shares of Aquarion Common Stock remaining available for NCC's liquidation distribution after payment, satisfaction and discharge of all of NCC's liabilities and obligations, and the costs of liquidation, will be distributed to the NCC Shareholders in an initial liquidating distribution. Although this initial liquidating distribution will be made on the earliest practicable date following the Acquisition Closing and the dissolution of NCC, the amount of time that will be required to wind up NCC's affairs, pay, satisfy and discharge or make adequate provisions for all of its liabilities and obligations and obtain all required governmental clearances cannot be predicted accurately. It is presently estimated that the initial liquidating distribution will occur on or about four months following the Acquisition Closing and dissolution of NCC. Any remaining assets of NCC will be distributed as soon as practicable after the initial liquidating distribution.

     As described above at "Proposed Acquisition--Acquisition Agreement--Escrow Fund," 10% of the shares of Aquarion Common Stock received by NCC at the Acquisition Closing as the Purchase Price will be deposited in the Escrow Fund for the satisfaction of certain NCC indemnification obligations. On the Termination Date of the Escrow Fund, any shares of

Aquarion Common Stock remaining in the Escrow Fund will be distributed to the former holders of Class B Common Stock in the proportional manner described above.

                AMENDMENT TO NCC'S CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation of NCC currently provides that in the event of a voluntary liquidation or dissolution of NCC, the holders of the Class A Common Stock are entitled to receive $35.00 per share plus accrued but unpaid dividends to the date of the liquidating distribution. After the holders of the Class A Common Stock are paid in full, the remaining assets shall be paid to the holders of the Class B Common Stock, ratably in accordance with their respective shareholdings.

     NCC wishes to amend the Certificate of Incorporation to provide that the liquidation preference payable to the holders of Class A Common Stock may be paid in cash or in other property. Because the Acquisition provides for the payment of the Purchase Price in shares of Aquarion Common Stock which will then be distributed to the shareholders of NCC in the liquidation, NCC will distribute such stock and not cash in the liquidation. The amendment is meant to make clear that such a distribution is permitted under NCC's charter and that the number of shares of Aquarion Common Stock distributable to holders of Class A Common Stock in respect of their liquidation preference will be calculated using the value of the Aquarion Common Stock as calculated over the Pricing Period pursuant to the Acquisition Agreement.

     The text of the Amendment is attached hereto as Exhibit K, and reference is made thereto for the actual text to be included in the Certificate of Incorporation. The Board of Directors of NCC approved the Amendment at a meeting of the Board of Directors held on December 17, 1994. All of the directors who are also shareholders have indicated that they intend to vote for the Amendment in their capacity as shareholders of NCC.

                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE
                 ACQUISITION, PROPERTY EXCHANGE AND LIQUIDATION

     The following description summarizes the principal federal income tax consequences that may be expected to result from the Acquisition Agreement, Property Exchange Agreement and Plan of Liquidation.

     It is a condition to the performance by NCC of its obligations under the Acquisition Agreement that NCC have received an opinion of Haythe & Curley, of New York, New York, its tax counsel, to the effect that the transaction will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986 (the "Code"). This opinion will be based on certain assumptions and representations of the parties to the transaction, including that: (i) NCC will transfer to BHC at least 90% of the fair market value of NCC's net assets, and at least 70% of the fair market value of NCC's gross assets, determined immediately prior to the Acquisition Closing; (ii) NCC will distribute the Aquarion Common Stock received in payment of the Acquisition Price to NCC's Shareholders (and any creditors) in complete liquidation of NCC within a reasonable period of time following the Acquisition Closing; (iii) on the Closing Date, NCC's Shareholders will have no present intention to sell or dispose of the Aquarion Common Stock received in liquidation of NCC such that, in the aggregate, the NCC shareholders' ownership of Aquarion Common Stock will be reduced to a number of shares having a value of less than 50% of the value of the outstanding NCC Common Stock as of the Closing Date; (iv) the fair market value of the Aquarion Common Stock received by each NCC Shareholder will be approximately equal to the fair market value of such shareholder's NCC Common Stock surrendered in liquidation; (v) the fair market value of the NCC assets transferred to BHC in the Acquisition will exceed the sum of all liabilities assumed by BHC under the Acquisition Agreement; (vi) the only consideration received by NCC under the Acquisition Agreement will consist of shares of Aquarion Common Stock, cash in lieu of any fractional share of such stock and the assumption by BHC of certain liabilities of NCC; (vii) on the Closing Date, BHC will have no present intention of selling or disposing of any of the assets of NCC purchased at the Acquisition Closing, other than in the ordinary course of business; and other than as contemplated by the Property Exchange Agreement and the Land Sale; and (viii) following the Acquisition Closing, BHC will continue the historic businesses of NCWC and RWSC which are the regulated utility business of public water supply.

     If the transaction is treated as a reorganization under Section 368(a)(1)(C) of the Code, generally, no gain or loss will be recognized for federal income tax purposes by NCC, BHC or Aquarion as a result of the transaction. To the extent, if any, that NCC is deemed to be in receipt of non-qualified consideration by reason of the payment of its costs or otherwise, NCC may be required to recognize a portion of its gain on the transaction. The federal income tax basis of the stock of NCWC and the stock of RWSC in the hands of BHC immediately after the consummation of the transaction will be the same as the basis of such stock in NCC's hands immediately prior to the consummation of the transaction; and the holding period of those assets in BHC's hands immediately after the consummation of the transaction will include the holding period of such stock in NCC's hands immediately prior to the consummation of the transaction.

     If the transaction is treated as a reorganization under Section 368(a)(1)(C) of the Code, each NCC shareholder who, pursuant to the Plan of Liquidation, receives a distribution of Aquarion Common Stock in liquidation of NCC will not recognize any federal income tax gain or loss on such distribution. The federal income tax basis of the Aquarion Common Stock received by such NCC Shareholder in the liquidation distribution from NCC will be equal to the tax basis of the shareholder's NCC Common Stock surrendered by the shareholder in NCC's liquidation; and, if the shares of NCC Common Stock have been held by the shareholder as capital assets, the federal income tax holding period of the Aquarion Common Stock received by the shareholder in the NCC liquidation will include the holding period of the surrendered NCC Common Stock in the shareholder's hands.

     Any cash received by an NCC shareholder in lieu of a fractional share of Aquarion Common Stock in liquidation of such shareholder's stock ownership in NCC will be treated as a distribution in full payment for a proportional fractional interest of the shareholder's NCC Common Stock ownership prior to the NCC liquidation; and federal income tax gain or loss will be recognized by the shareholder, measured by the difference between the amount of cash received and the shareholder's adjusted basis for the proportional fractional NCC Common Stock ownership.

     Any NCC shareholder who exercises his, her or its right to dissent from the Acquisition and the Plan of Liquidation and to receive from NCC the fair market value of such shareholder's NCC Common Stock in cash will be treated for federal income tax purposes as receiving the cash in full payment for the liquidation of the shareholder's NCC Common Stock holding. The shareholder will recognize gain or loss for federal income tax purposes, upon receipt of the cash payment, measured by the difference between the amount of cash received and the shareholder's adjusted basis in the NCC Common Stock surrendered in the NCC liquidation. If the NCC Common Stock surrendered in the NCC liquidation was held as a capital asset by the shareholder, the gain or loss will be a capital gain or loss for federal income tax purposes.

     The Property Exchange under the Property Exchange Agreement is intended to qualify, for federal income tax purposes, as a tax-free like-kind exchange under
Section 1031 of the Code. A ruling from the Internal Revenue Service concerning the tax consequences of the Property Exchange has not been requested, nor will an opinion of tax counsel be obtained by any party to the Property Exchange Agreement. Section 1031(a)(1) of the Code provides that no gain or loss for federal income tax purposes will be recognized on the exchange of property held for productive use in a trade or business or for investment if the property is exchanged solely for property of a like kind which is to be held after the exchange either for productive use in a trade or business or for investment. Real property is generally considered to be of a like kind to all other real property, whether or not the property is improved or unimproved. It is anticipated that the Building Property and the Reservoir will be treated as like-kind property and that the Property Exchange will qualify for non-recognition of gain or loss under Section 1031 of the Code. If the Property Exchange so qualifies, no gain or loss for federal income tax purposes will be recognized by NCWC as a result of its acquisition of the Building Property in exchange for the Reservoir; and the tax basis of the Building Property in NCWC's hands will be the same as its tax basis for the Reservoir, increased by the amount of $305,000 cash paid to MELP by Aquarion as a part of the Property Exchange transaction. The holding period of the Building Property in NCWC's hands for federal income tax purposes will include the holding period of the Reservoir in its hands prior to the Property Exchange Closing.

     If the Internal Revenue Service were to challenge successfully the qualification of the Property Exchange for non-recognition of gain under Section 1031 of the Code, the Property Exchange would result in the recognition of gain by NCWC to the extent of the difference between the fair market value of the Reservoir on the date of the Property Exchange and NCWC's adjusted basis in the Reservoir. In such event, NCWC's tax basis in the Building Property would be equal to the fair market value of the Reservoir on the date of the Property Exchange Closing, plus the $200,000 paid by Aquarion to MELP as a part of the Property Exchange.

EACH NCC SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO SPECIFIC FEDERAL AND OTHER TAX CONSEQUENCES OF THE TRANSACTION TO SUCH SHAREHOLDER.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     The applicable CSCA provisions (the "Dissenters' Rights Statute") provide that NCC Shareholders who object to the Acquisition or the Plan Liquidation ("Dissenting Shareholders") have the right to be paid the value of all their shares upon compliance with the provisions of the Dissenters' Rights Statute. Specifically, Section 33-373(d) of the CSCA provides that if a corporation sells all or substantially all of its assets primarily in consideration of securities of another corporation, and such transaction is part of a general plan of liquidation and dissolution, substantially equivalent to a merger any shareholder objecting to such sale shall have the right to be paid the value (calculated as provided in the statute) of the shares of stock of such corporation owned by him.

     The following summary of the Dissenters' Rights Statute is necessarily incomplete; and reference to the full text of the Dissenters' Rights Statutes that is annexed as Exhibit L to this Prospectus/Proxy Statement.

     Dissenting Shareholders electing to exercise their statutory rights must satisfy all of the following requirements: (1) deliver to NCC written notice of objection to the transaction prior to the Meeting, or at the Meeting prior to the vote on the Acquisition and the Plan of Liquidation; (2) not vote any of their shares of NCC Common Stock in favor of the Acquisition or the Plan of Liquidation; (3) deliver to NCC, within ten (10) days after the vote on the Acquisition and the Plan of Liquidation, a written demand to purchase the shares; and (4) deliver to NCC, within twenty (20) days after the demand, their share certificates for notation thereon that such demand has been made. Failure to deliver the share certificates will, at the option of the NCC and in the absence of a court decision to the contrary, terminate an NCC Shareholder's rights under the Dissenters' Rights Statute.

     The written objection must be in addition to and separate from any proxy or vote against the Acquisition and the Plan of Liquidation. ANY SHAREHOLDER WHO ELECTS TO EXERCISE DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE ACQUISITION OR, IN THE CASE OF HOLDERS OF CLASS B COMMON STOCK, THE PLAN OF LIQUIDATION. Because a proxy card left blank will, unless revoked, be voted FOR the Acquisition and the Plan of Liquidation, in order to be assured that such shareholder's NCC Common Stock is not voted in favor of the Acquisition and, in the case of holders of Class B Common Stock, the Plan of Liquidation, a shareholder electing to exercise dissenters' rights who votes by proxy must not leave the proxy card blank but must (i) vote AGAINST the Acquisition and, in the case of holders of Class B Common Stock, the Plan of Liquidation or (ii) ABSTAIN from voting for or against the Acquisition and, in the case of holders of Class B Common Stock, the Plan of Liquidation. Neither a vote against the Acquisition or the Plan of Liquidation nor a proxy card directing such vote nor an abstention will satisfy the requirement that a written objection to the Acquisition or the Plan of Liquidation be delivered to NCC before the vote upon the Acquisition and the Plan of Liquidation.

     The notice and demand required by the Dissenters' Rights Statute should be delivered to The New Canaan Company, 59 Grove Street, New Canaan, Connecticut 06840, Attention: Secretary. The demand must state the number and classes of shares owned by the Dissenting Shareholder. Any shareholder making such demand shall thereafter be entitled only to payment for the shares, and shall not be entitled to vote, receive dividends or exercise any other shareholder rights. Failure to make the demand required by the statute will bind a shareholder to the terms of the Acquisition. The demand may not be withdrawn without the consent of NCC.

     At any time after receipt of the statutory notice, but not later than ten
(10) days after receipt of a demand to purchase shares or ten (10) days after the Acquisition is consummated, whichever is later, NCC is obliged to make a written offer to purchase the shares. The Dissenters' Rights Statute requires that the price specified in the offer be the fair value of the shares (i) determined as of the day prior to the date on which NCC mailed this Prospectus/Proxy Statement and (ii) exclusive of any element of value arising from the expectation of consummating the Acquisition.

     If the Dissenting Shareholder accepts NCC's offered price, NCC must make payment upon surrender of the share certificates. If NCC defaults or refuses to pay the price specified in its offer, the Dissenting Shareholder may file a petition for such amount in the Superior Court for the Judicial District of Stamford-Norwalk.

     If NCC and any shareholder satisfying the requirements of the Dissenters' Rights Statute fail to agree in writing on a price for the shares within sixty
(60) days after NCC was required by the statute to make an offer to purchase, either party may file suit in the Connecticut Superior Court for the Judicial District of Stamford-Norwalk, requesting the court to determine the fair value of the shares. All NCC shareholders who have made proper demand and have not accepted NCC's offered price must be made parties to this lawsuit. The court may appoint one or more appraisers to determine the fair value of the shares. The costs and expenses of such a proceeding will be assessed against NCC unless the court finds that the refusal of all or some of the Dissenting Shareholders to agree to the price offered by NCC was arbitrary, vexatious or not in good faith. In such a case, the court may assess costs and expenses, including the appraisers' reasonable compensation and reasonable expenses, against such shareholders.

     A shareholder's rights under the Dissenters' Rights Statute will terminate and his, her or its status as a shareholder will be restored upon the occurrence of any one of the following events: (1) the shareholder's demand is withdrawn with the consent of NCC; (2) NCC abandons or rescinds the transactions; (3) the approving vote at the Meeting is revoked; (4) a demand or petition for determination of fair value is not made within the statutory time period; or (5) a court of competent jurisdiction determines that the shareholder is not entitled to the relief requested.

     NCC Shareholders intending to exercise their rights under the Dissenters' Rights Statute are advised to consult with counsel, as failure to comply strictly with the statutory provisions may deprive such shareholders of their rights.

                             CONFLICTS OF INTEREST

     Joseph J. McLinden has served and is serving as the President, a Director and a member of the Executive Committee of the Board of Directors of each of NCC, NCWC and RWSC; and he has been the principal representative of NCC in negotiating the terms of the Acquisition since March, 1990. He owns 20 shares of NCC Class B Common Stock. On March 6, 1993, the NCC Board adopted a resolution awarding Mr. McLinden the amount of $105,000 which represents 3% of the purchase price before reductions and excluding the assumption of debt.

     Prior to his retirement on May 31, 1991, Nicholas Negria served as the Senior Vice President, a Director and a member of the Board of Directors of NCWC; and he participated in the negotiations of the terms of the Transaction. On September 15, 1990, the NCC Board adopted a resolution awarding Mr. Negria the amount of $50,000 which represents 2 1/2% of the Purchase Price. On May 16, 1991, Mr. Negria and NCWC agreed on a retirement benefits package for Mr. Negria whereby: (1) Mr. Negria is being paid $75,000 over a ten-year period that commenced July 1, 1991, in monthly installments of $625, provided that if the Acquisition is consummated any unpaid balance will be paid within 30 days after the Closing Date; (2) Mr. Negria was paid one month's salary in lieu of his accrued vacation and unused sick time pay on the date of his retirement; (3) NCWC is providing NCWC's group medical and hospital insurance coverage to Mr. Negria and his wife for his lifetime; (4) Mr. Negria received the cash value of his vested interest in the RWSC Pension Plan (in which NCWC employees also participate); and (5) Mr. Negria was afforded the right to remain in possession of a residence on NCWC property until June 30, 1991. The 1991 agreement superseded and replaced the 1990 resolution awarding Mr. Negria an amount equal to 2 1/2% of the Purchase Price. BHC has agreed to pay the amount owed to Mr. Negria within 30 days of the Closing Date and that such amount will not be deducted in determining the Purchase Price.

     As of July 31, 1995, NCC and its subsidiaries owed an aggregate amount of $130,000 to Mr. A. Leland Glidden, a director of NCC and the owner of 23.1% of the Class A Common Stock and 51.5% of the Class B Common Stock, pursuant to promissory notes payable either on demand or on or before December 31, 1995. The indebtedness described in this paragraph will be paid by BHC at the Closing and will reduce the amount of $3,500,000 in calculating the Purchase Price. See "Proposed Acquisition--Acquisition Agreement--Principal Provisions."

     Mr. McLinden and Mr. Glidden have certain interests in the transactions other than their interests as directors or officers. Specifically, Mr. McLinden is entitled to receive a payment that is contingent on the closing of the Acquisition. It should be noted that the Board did not award this amount to Mr. McLinden until after the Acquisition Agreement was approved by the Board of Directors and executed by NCC. Neither the Board nor Mr. McLinden believes that this potential conflict affects his view of the transactions or his recommendation. Because this potential conflict did not arise until March 1993, Mr. McLinden did not abstain from the initial vote of the directors approving the Acquisition Agreement, although he did abstain from the vote taken at the meeting of the Board on January 28, 1995 at which the Board ratified its approval of the transactions described in this Proxy Statement.

     Mr. Glidden participated in the initial vote of the directors approving of the Acquisition. Mr. Glidden does not believe the repayment of the notes creates a conflict of interest in the transaction because such notes are payable either on demand or on a short term basis. Mr. Glidden does recognize that the likelihood of repayment is enhanced by the consummation of the Acquisition, but as the majority shareholder of NCC, Mr. Glidden believes his interests in the transactions are in accord with those of the remaining shareholders of NCC. The negotiation of the transaction as a tax free reorganization and liquidation of NCC, and the receipt of Aquarion Shares as consideration for the sale of the assets of NCC, will benefit Mr. Glidden as well as the other shareholders of NCC whose tax basis in their shares of NCC is low.

                    INFORMATION CONCERNING AQUARION COMPANY

     Aquarion is a holding company whose subsidiaries are engaged both in the regulated utility business of public water supply and in various nonutility businesses.

     The utilities collect, treat and distribute water to residential, commercial and industrial customers, to other utilities for resale and for private and municipal fire protection. The utilities provide water to customers in 22 communities with a population of approximately 496,000 people in Fairfield, New Haven and Litchfield Counties in Connecticut, including communities served by other utilities to which water is available on a wholesale basis for back-up supply or peak demand purposes through the Regional Pipeline. BHC is the largest investor-owned water company in Connecticut, and with its SWC subsidiary, is among the 10 largest investor-owned water companies in the nation. The Utilities are regulated by several Connecticut agencies, including the DPUC.

     Aquarion is also engaged in various nonutility activities. Aquarion conducts an environmental testing laboratory business through its Industrial and Environmental Analysts group of subsidiaries (collectively, "IEA"). IEA performs testing to determine the nature and quantity of contamination in sampled materials, including hazardous wastes, soil, air and water. IEA provides a range of environmental analytical testing capabilities, including routine and customized analysis of organic and inorganic contaminants. IEA's testing services are conducted at six environmental testing laboratories in Connecticut, Florida, Illinois, Massachusetts, New Jersey and North Carolina. IEA's laboratories are subject to governmental regulation at both state and federal levels. IEA's clients include engineering consulting firms, industrial and commercial corporations and federal, state and local governmental entities. The laboratories located in North Carolina, New Jersey and Connecticut participate in the U.S. Environmental Protection Agency's Contract Laboratory Program.

     Aquarion owns Timco, Inc. ("Timco"), a small forest products company based in New Hampshire. At Timco's sawmill complex, lumber is cut and packaged for sale to wholesalers and retailers. Aquarion is also engaged in utility management services through its Hydrocorp, Inc. ("Hydrocorp") and Aquarion Management Services, Inc. ("AMS") subsidiaries and owns Main Street South Corporation ("MSSC"), a small real estate subsidiary formed in 1969 to assist the Utilities in marketing surplus land.

     Aquarion was incorporated in Delaware as The Hydraulic Company in 1969 to become the parent company to BHC, a Connecticut corporation founded in 1857. The corporate name was changed to Aquarion company in April 1991. Aquarion's executive offices are located at 835 Main Street, Bridgeport, Connecticut 06601-2353 and its telephone number is (203) 335-2333.

                 INFORMATION CONCERNING THE NEW CANAAN COMPANY

NCC AND ITS SUBSIDIARIES

     NCC was incorporated in Connecticut in 1946. It is a holding company whose two subsidiaries are engaged in the regulated utility business of public water supply in southwestern Connecticut. NCC owns all of the outstanding Common Stock and Preferred Stock of New Canaan Water Company (NCWC), and 97.2% of the outstanding Common Stock of RWSC.

     NCC has the following two classes of Common Stock:

     Class A Common Stock, the holders of which are entitled to preferential dividends at the rate of One Dollar ($1.00) per share per annum, plus 50% of all additional dividends paid during any year up to fifty cents ($.50) per share. Holders of Class A Common Stock are not entitled to vote on corporate matters except as provided by law and except when the dividends on Class A Common Stock are in arrears two dollars ($2.00) or more per share, as calculated in accordance with NCC's Certificate of Incorporation.

     Class B Common Stock, the holders of which have the exclusive common stock voting power of the corporation (except as described above and as provided by law) and are entitled to receive dividends when and as declared by the Board of Directors of NCC, provided that no dividends on the Class A Common Stock are in arrears.

     At the close of business on August 7, 1995 there were 31,449 outstanding shares of NCC Class A Common Stock, and the following shareholders were known to NCC to be the owners of more than 5% of the outstanding shares of its Class A Common Stock:

NAME AND ADDRESS                SHARES OF CLASS A      PERCENT OF
OF BENEFICIAL OWNER             COMMON STOCK OWNED        CLASS
-------------------             ------------------     ----------
A. Leland Glidden                  7,255 shares           23.1%
P.O. Box 145
New Canaan, CT 06040

Geraldine Reed Hodgson             1,762 shares            5.6%
881 Ponus Street
New Canaan, CT 06840

   At the close of business on August 7, 1995 there were 11,791 outstanding shares of NCC Class B Common Stock, and the following shareholders were known to NCC to be the owners of more than 5% of the outstanding shares of its Class B Common Stock:

NAME AND ADDRESS                SHARES OF CLASS B      PERCENT OF
OF BENEFICIAL OWNER             COMMON STOCK OWNED        CLASS
-------------------             ------------------     ----------
A. Leland Glidden                  6,076 shares           51.5%
P.O. Box 145
New Canaan, CT 06840

Muriel P. & Everett Smith, Jr.     1,558 shares           13.2%
Quaker Lane
Greenwich, CT 06831

   The following table sets forth, on a quarterly basis, the dividends declared and paid per share of NCC Class A Common Stock since January 1, 1992:

                                                    PER SHARE
                           PERIOD               DIVIDENDS DECLARED
                ----------------------------    ------------------
                1992
                  1st quarter                          None
                  2nd quarter                          None
                  3rd quarter                          $1.25
                  4th quarter                          None

                1993
                  1st quarter                          None
                  2nd quarter                          None
                  3rd quarter                          $1.00/share
                  4th quarter                          None

                1994
                  1st quarter                          None
                  2nd quarter                          None
                  3rd quarter                          None
                  4th quarter                          $1.00

                1995
                  1st quarter                          $ .25
                  2nd quarter                          None

   No dividends have been declared or paid on the NCC Class B Common Stock in the past ten years.

     There is no established public trading market for NCC's Class A Common Stock or Class B Common Stock.

DESCRIPTION OF THE BUSINESS OF NCC'S SUBSIDIARIES

NEW CANAAN WATER COMPANY

     NCWC was incorporated by Special Act of the Connecticut legislature in 1889. It collects, treats, purchases and distributes water to residential and commercial customers in New Canaan and to the Town of New Canaan, and to a small portion of the adjacent town of Stamford, Connecticut. NCWC provides water directly to approximately 3,300 customers. NCWC management does not anticipate significant growth in residential water consumption in the foreseeable future, and expects stability or small growth in commercial water use. NCWC's water supply is available from both company-owned and non-owned subsurface sources and from the Regional Pipeline. During 1993, approximately 93% of the water supplied by NCWC to its customers was obtained from the Regional Pipeline and non-owned subsurface sources.

     NCWC distributes its water by taking water from the Regional Pipeline at the Little Brook Pump Station and pumping it into the system through 54 miles of water mains. A booster pumping station increases the pressure for the higher elevations at the northern end of the serviced area. A two million gallon tank helps maintain pressure for the system and provides water storage for peak demand times as well as for fire protection.

     As a regulated utility with an assigned service area, NCWC can not attract new business or raise or lower its rates without regulatory approval. With the Town of New Canaan showing no population growth over the past several years, the company does not anticipate increased revenues from expansion of its customer base. Most of the growth is occurring with respect to commercial construction. NCWC does not anticipate any difficulty in meeting any growing demand from this segment of its customer base.

     In 1986, NCWC switched from the New Canaan Reservoir to the Regional Pipeline for its main source of water supply. This was a result of the company's determination that it would be less costly to participate in the construction of the pipeline and pay for actual water usage than to install and maintain a filtration plant at the New Canaan Reservoir to meet newly enacted water quality legislation. The company purchases the water from the Regional Pipeline under an agreement with BHC. See "Proposed Acquisition--Certain Transactions Between Aquarion and NCC."

     On May 3, 1994, NCWC filed with the DPUC an application seeking approval of the sale of "Class III" land and a 50 foot wide strip of its Class II land (the "Class II Strip") (collectively, the "Property"). No part of this Class III land has frontage on or access to a public highway, and this land abuts the Class I and Class II land of NCWC that comprises the Reservoir. The terms and conditions of the sale and purchase were set forth in a proposed contract of sale dated as of March 24, 1994, as amended. This application of NCWC was approved by the DPUC on August 2, 1995.

     The sale of the Class II Strip requires approval of the DPH. NCWC has filed an application with DPH for such approval.

     NCWC intends to use the proceeds from the sale of the Property to pay the principal of the $1,250,000 loan from the Village Bank. The loan is secured by the Reservoir and Class III land, and must be paid in order to obtain a release of the mortgage at the closing of the land sale. If the closing of the sale of the Property does not occur prior to the Closing Date, BHC will assume the loan and will acquire the Property by virtue of the Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of New Canaan Company--Financial Condition and Liquidity."

RIDGEFIELD WATER SUPPLY COMPANY

     RWSC was incorporated by Special Act of the Connecticut Legislature in 1893. It collects, treats and distributes water to residential and commercial customers, and to the Town of Ridgefield, in Ridgefield, Connecticut. RWSC provides water directly to approximately 2,200 customers. Fire protection is also provided through 307 public and private fire hydrants in the service area. Its service area is primarily residential in nature. RWSC management does not anticipate significant growth in residential consumption, and expects small growth in commercial water consumption in the foreseeable future.

     RWSC's sources of supply are the Round Pond Reservoir, the Oscaleta Well Field, the North Street Well Field and the Beechwood Well Field, all of which are located in Ridgefield. The total output of these sources is approximately
1.1 million gallons per day which, together with the 488,000 gallon capacity of the Standpipe located at Peaceable Ridge Road in

Ridgefield, is more than adequate to meet the average daily demand of 825,000 gallons per day. Water is pumped from Round Pond Reservoir and the Oscaleta Well Field through two separate transmission lines into the distribution system and into the Standpipe. When the demand exceeds the volume being pumped, water is gravity fed to the system from the Standpipe. Water from the other two well fields is pumped directly into distribution mains.

     If a prolonged dry spell occurs during the summer months, daily demand can equal 1.1 million gallons per day. If that happens, RWSC places a ban on watering lawns in the serviced area during the period of the shortage. (Because of this potential shortfall, RWSC is now operating under a moratorium for all new service connections other than single unit residences. An additional source of supply consisting of two wells located on the Titicus River near Hessian Drive is capable of producing approximately 300,000 gallons per day. It is expected to be placed in service in 1995 and will allow the company to lift the moratorium on new service connections.

     RWSC's offices are located in Ridgefield, and the maintenance and supply facility adjoins the pump house at the Round Pond Reservoir. The company has five full time employees and two part time employees. The Company also pays a portion of the salaries of three of its officers, who are employees of NCWC. Four of the five full time employees are involved in the pumping, maintenance and distribution operations of RWSC and the fifth employee performs office and clerical work. The part time employees perform clerical and bookkeeping tasks.

SEASONALITY OF DEMAND

     The businesses of both NCWC and RWSC are subject to seasonal fluctuations and weather variations. The demand for water during the warmer months is greater than during the cooler months, due primarily to additional water requirements of customer cooling systems and various private and public outdoor uses, such as lawn sprinkling. From year to year and season to season demand will vary with rainfall and temperature levels. During dry summers when demand for water is high, RWSC can experience water shortages as described above.

OPERATING AUTHORITY

     Both NCWC and RWSC are incorporated under and operate as public water utilities by virtue of authority granted by Special Acts adopted by the Connecticut legislature (Acts). These Acts afford franchises, unlimited in duration, to provide public water supply to private and public customers in designated municipalities and adjacent areas. The Acts also authorize NCWC and RWSC to lay their mains and conduits in public streets, highways and public grounds, and to exercise the power of eminent domain in connection with lands, springs, streams or ponds and any rights or interests therein which are expedient to or necessary for furnishing public water supply. In the event of the exercise of any condemnation powers, appropriate compensation must be paid to those injuriously affected by the taking.

REGULATION

     Both NCWC and RWSC are subject to regulation by the DPUC, which has jurisdiction with respect to rates, service, accounting procedures, issuance of securities, dispositions of utility property and other related economic matters. Customer rates are subject to approval by the DPUC. Each of NCWC and RWSC has its own rate structure and is separately regulated for ratemaking and other purposes by the DPUC. The following table sets forth information regarding rate increase requests by NCWC and RWSC, and increases granted by the DPUC, in their respective last three rate proceedings.

                                    AMOUNT      TOTAL INCREASE                     ALLOWED RETURN ON
DATE OF ORIGINAL APPLICATION      REQUESTED         GRANTED      EFFECTIVE DATE   COMMON STOCK EQUITY
----------------------------    -------------   --------------   --------------  ----------------------
     NCWC:
     08/09/82.................      18.0%           15.3%(3)        01/04/83               18.31%
     10/28/85.................     140.7%(3)       135.7%(3)        07/09/86               30.37%
     08/01/88.................      25.33%(2)        8.30%          07/20/89               12.9%

     RWSC:                                                                                 15.5%
     08/18/80.................      33%             30.8%(3)        02/28/81           on ratebase
                                                                                           16.9%
     07/23/83.................      31.3%           26.9%(3)        11/30/82           on ratebase
                                                                                           10.5%
     05/24/88 (reopened)......      26.0%(1)         8.58%(4)       01/19/89           on ratebase
                                                                                            9.06%
     1/13/94..................      42.9%           33.1%           07/19/94           on ratebase

(1) The original application actually requested an increase of 38.9%. The request was lowered to 26.0% in the aggregate by amendments dated July 25, 1988, October 6, 1988 and October 27, 1988.
(2) The original application actually requested an increase of 31.1%. The request was subsequently revised to 26.2% and then to 25.33% on May 1, 1989.
(3)  Indicates that the number was calculated and not given in the decision.
(4) The decision asserts that "[t]he approved revenues result in an overall increase in revenues of 8.58%." The increase in rates charged to water service customers is approximately 8.61%.

   When RWSC applied to the DPUC for rate relief in 1988, the application included the estimated costs of installing and operating the two new Beechwood Wells. When it became clear that the wells would not be completed before the rate case was decided, the company removed these costs from its application with the belief that it would include the costs in a limited reopening of the rate case when the project was completed. Due to the protracted process of attempting to obtain a diversion permit for the wells from the DEP, the project was not completed until the summer of 1993, when it was too late to reopen the 1988 rate case to add these costs. This caused the RWSC to incur substantial expenses which were financed from deferring account payables and from short term borrowings.

   In January, 1994, RWSC applied for a 42.9% rate increase. On July 19, 1994 the DPUC granted a 33% increase in annual revenue.

   On June 25, 1993, RWSC entered into a Consent Order with the Connecticut Department of Health and Addiction Services regarding the installation of a filtration system at the Company's Round Pond Reservoir. The Public Health Code required such installation to be completed by June 29, 1993, but the Company was unable to meet this deadline. Under the terms of the Consent Order, voluntarily entered into by RWSC, the compliance date was extended to June 29, 1997. Three pilot studies on a new filtration method have been performed at the Round Pond reservoir and design work on a system employing this method should be completed before the January 1, 1996 deadline stipulated in the Consent Order for this stage of the project.

   In 1994, the Connecticut Department of Environmental Protection cited RWSC for non-compliance with certain regulations and orders of that Department. The alleged violations included failure to register sources of supply that were in use prior to adoption of the department's Diversion Permit regulations, failure to renew permits for two other sources of supply, and violation of certain provisions of the Diversion Permit issued in 1992 for the company's Beechwood Wells. The Department proposed to issue and RWSC agreed to accept a Consent Order calling for the correction of certain violations and the payment of $20,000, of which $15,000 represented fees that were not paid and $5,000 represented a penalty. RWSC has received a draft of the proposed Consent Order, which is under review by the company and its counsel. RWSC's principal defense in the matter was that the inordinate delay in obtaining the Beechwood Wells Diversion Permit and the consequent delay in receiving rate relief deprived the Company of the funds that were required to perform the action that the DEP required.

   NCWC and RWSC are also subject to regulation by the DPH with respect to water quality matters, use of water from surface and subsurface sources, the location, construction and operation of water supply facilities and the sale of certain properties. Plans for new water supply systems or enlargement of existing water supply systems also must be submitted to the DPH for approval. DPH has primary enforcement responsibility for regulations promulgated by the federal Environmental Protection Agency under the Safe Drinking Water Act of 1974, and by the DPH itself, establishing minimum water quality standards and water treatment requirements for all public drinking water.

   The DEP is authorized to regulate the operations of NCWC and RWSC with respect to water pollution abatement, diversion of water from surface and subsurface sources, and the location, construction, alteration and operation of dams and other water obstructions and facilities that affect, or discharge effluents into state or interstate waters. Aquifer protection legislation in Connecticut requires each water utility to conduct extensive groundwater data collection and groundwater mapping of critical wellfield areas. The DEP is also proposing land use regulations within these critical areas. The Aquifer protection legislation also mandates that each municipality designate an Aquifer protection agency to regulate land use in these areas.

   Developments with respect to the identification and measurement of various elements in water supplies and concern about the effect of such elements on public health, together with possible contamination of water sources, may in the future require NCWC and/or RWSC to modify all or portions of their respective water supplies, to develop replacement supplies or to implement new treatment techniques. Any such developments would significantly increase the affected utility's operating costs and capital requirements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS OF THE NEW CANAAN COMPANY

CONSOLIDATED RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEAR ENDED DECEMBER 31, 1993

   Operating Revenues. Revenues for 1994 were $2,934,706 compared with $2,875,772 for 1993, an increase of $58,934 or 2.0%. This variance is primarily the result of the RWSC rate increase that went into effect on July 19, 1994.

   Operating Expenses and Operating Income. Operations expenses increased from $1,704,724 for the year ended December 31, 1993, to $1,805,660 for the corresponding period in 1994, representing an increase of 5.9%. This increase contributed to the decrease in operating income from $349,554 for the year ended December 31, 1993 to $332,761 for the corresponding period in 1994.

   Depreciation and Interest Expense. Depreciation expense was $257,963 for the year ended 1994 versus $247,390 for the year ended 1993, an increase of 4.3%. Interest expense increased from $264,036 for the year ended December 31, 1993 to $323,257 for the corresponding period in 1994. This variance is primarily the result of an increased prime rate, which impacts the company's borrowings with the Village Bank and Trust Company.

   Taxes. Tax expense other than income tax expense increased by $35,459 from $266,580 for the year ended December 31, 1993 to $302,039 for the corresponding period in 1994. Federal income tax expense decreased, from $99,448 for the year ended December 31, 1993, to $9,136 for the corresponding period in 1994. State income tax expense decreased by $30,102 from $36,097 for the year ended December 31, 1993 to $5,995 for the corresponding period in 1994. These income tax variances were primarily due to lower taxable income in 1994.

   AFUDC. Allowance for funds used during construction ("AFUDC"), which accounted for income of $55,338 in 1993, had no impact in 1994 due to the completion by RWSC of the Beachwood Well project.

YEAR ENDED DECEMBER 31, 1993 ("1993") COMPARED WITH YEAR ENDED DECEMBER 31, 1992 ("1992").

   Operating Revenues. Revenues of $2,875,772 in 1993 were $207,776 higher than 1992 revenues of $2,667,996, principally due to the increased demand for water during the extremely hot summer of 1993. This increase represented a 7.8% increase in revenues for 1993 compared with 1992.

   Operating Expenses and Operating Income. Operations expenses for 1993 were $1,704,724 compared with $1,608,075 in 1992. This increase of $96,649, or 6.0%, was due primarily to higher costs of meeting the increased demand for water in 1993. Maintenance expense increased from $138,814 in 1992 to $152,539 in 1993, an increase of $13,725 or 9.9% for the same reason. NCC's operating income for 1993 was $349,554, compared with $328,716 for 1992. This increase of $20,838, or 6.3%, resulted from NCC's higher revenues in 1993, offset by higher taxes and operating expenses. NCC's net income for 1993 was $142,967 compared with net income for 1992 of $104,654. This increase was due to slightly higher operating income in 1993 and an increase of $20,718 in AFUDC from $34,620 in 1992 to $55,338 in 1993, which was primarily the result of the work on the Beechwood Well project.

   Depreciation and Interest Expense. Depreciation expense for 1993 was $247,390, an increase of $16,345 over 1992. This increase was due to the disposal by NCWC of certain vehicles that were not fully depreciated at the time of sale. Interest expense in 1993 was $264,036, compared with 1992 interest expense of $267,576.

   Taxes. Tax expense other than income tax expense was $266,580 for 1993, compared with $252,014 for 1992. This increase of 5.8% was due primarily to increased payroll taxes and property taxes. Federal and state income tax expense for 1993 totalled $135,545, an increase of $43,145 or 46.7% over combined federal and state income tax expense of $92,400 for 1992. The increase in 1993 was due to increased income based on the increased revenues and the timing of the recognition of income in NCC.

THREE MONTHS ENDED MARCH 31, 1995 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1994.

   Operating Revenues. Revenues for the three months ended March 31, 1995 were $733,478, compared with $716,201 for the three months ended March 31, 1994, an increase of $17,277 or 2.4%. This increase was largely the result of RWSC's rate increase that went into effect on July 19, 1994, partially offset by a credit given to NCWC's customers as part of a settlement agreement with the DPUC. See "Description of the Business of NCC's Subsidiaries--Ridgefield Water Supply Company."

   Operating Expenses and Operating Income. Operations expenses increased from $444,814 for the three months ended March 31, 1994 to $473,374 for the corresponding period in 1995, representing an increase of $28,560 or 6.4%. This increase was primarily attributable to higher legal fees. The increase in operations expenses together with an increase in Federal income taxes for the three months ended March 31, 1995, contributed to a decrease in operating income of $50,236, from $93,622 for the three months ended March 31, 1994 to $43,386 for the corresponding period in 1995.

   Depreciation and Interest Expense. Depreciation expense for the three months ended March 31, 1995 was $73,469 compared with $64,485 for the corresponding period in 1994, an increase of $8,984 or 13.9%. Interest expense increased from $75,990 for the three months ended March 31, 1994 to $82,836 for the corresponding period in 1995, an increase of $6,846 or 9.0%.

   Taxes. Taxes other than income taxes increased by $5,755, from $65,358 for the three month period in 1994 to $71,113 for the comparable period in 1995. Federal income tax expense for the three month period in 1995 was $18,768 compared with a credit of $3,845 for the corresponding period in 1994. State income tax expense decreased by $1,033, from $3,334 for the period ended March 31, 1994 to $2,301 for the comparable period in 1995.

FINANCIAL CONDITION AND LIQUIDITY.

   Neither of NCC's subsidiaries is able to obtain financing from banks or other lending institutions due to the fact that the DPUC, the economic regulatory body that has jurisdiction over these entities, places certain restrictions on the debt to equity ratios of regulated utilities. Borrowing additional funds would place the subsidiaries' ratios above those permitted by the DPUC, and therefore that body would not permit such additional borrowing. In addition, NCC has been unable to attract new equity capital due to the fact that NCC's dividend policy is below average for that of a regulated utility and the balance sheet of RWSC is weak. NCC has made requests to the majority and other significant shareholders of NCC to make additional capital contributions in the past five years, but such shareholders have declined such requests. The only additional financing from shareholders has been made in the form of short-term loans from
A. Leland Glidden and other members of his family.

   Net cash from operating activities decreased from $131,835 for the three months ended March 31, 1994 to $14,607 for the three months ended March 31, 1995. Net cash used in financing activities for three months ended March 31, 1994 was

$90,669, compared with net cash used in financing activities of $31,772 for the corresponding three month period in 1995. Net cash used in investing activities increased from $23,458 for the three months ended March 31, 1994 to $26,105 for the corresponding period in 1995. Cash on hand at March 31, 1995 was $78,918, an increase of $2,877 from the $76,041 on hand on March 31, 1994.

   Neither RWSC or NCWC will be permitted by DPUC regulation to borrow any additional funds on a long term basis given the companies' respective debt to equity ratios as calculated pursuant to such regulations. Both companies are also under orders of the DPUC to repay principal on certain outstanding debt obligations. For these reasons, NCWC and RWSC will have to meet its liquidity and cash needs with cash flow from operations, as it is anticipated to have negative cash flow from investing activities and financing activities in 1995.

   As of March 31, 1995, neither NCWC nor RWSC had any commitments for capital expenditures. The companies do, however, have five year capital improvement plans. These various improvements must be financed from the operating proceeds of the companies, to the extent they are available for such purposes. Neither RWSC nor NCWC has available any short-term credit facilities from which it can finance its cash flow needs.

   On March 31, 1995, NCWC had outstanding long-term debt of $1,258,163 of which $20,828 was due and payable within one year. RWSC had outstanding long term debt of $310,189 on March 31, 1995, of which $22,808 was due and payable within one year.

   RWSC has an outstanding loan of $525,000 from the Village Bank & Trust Company ("VBT"), which was due and payable on June 30, 1995. RWSC intends to request an extension of the due date on this loan to September 30, 1995. This loan will be refinanced by BHC if the Acquisition is consummated. If the Acquisition is not consummated, RWSC has obtained a commitment from the Connecticut Development Authority (the "CDA"), which commitment expired on April 7, 1995, to refinance this loan from VBT. RWSC has applied to the CDA for an extension of the loan commitment and such application is still pending.

   In addition, NCWC has an outstanding mortgage loan of $1,250,000 from VBT which is due on September 30, 1995. If the acquisition does not occur, NCWC will have to renegotiate this loan or attempt to refinance such loan with new borrowings. This loan is also due upon the sale by NCC of 25% or more of the capital stock of NCWC. NCWC intends to repay this loan with the proceeds of the sale of certain land located in New Canaan, which is more fully described in "Business of NCC." If such sale does not occur and the Acquisition is consummated, BHC will assume the obligation to VBT. BHC has indicated that it will refinance such loan upon the consummation of the Acquisition. If such sale does not occur, NCWC will have to attempt to renegotiate such loan and will continue to market such land in order to retire such debt as soon as practicable.

   Minimum principal payments due on long term debt for both of NCC's subsidiaries for 1995 total $49,460.

   The Acquisition Closing and the Property Exchange Closing are subject to obtaining the approvals of several Connecticut regulatory agencies. The DPUC must approve the transfer to BHC of a controlling interest in the stock of NCWC and RWSC, as well as the transfer of the Reservoir from NCWC to STD. The DPUC issued such approvals on June 30, 1993, and on August 2, 1995 extended such approvals to September 30, 1995 in a reopened proceeding which, among other things, also extended NCWC's deadline for repayment of a $1.25 million loan until September 30, 1995 and confirmed that proceeds of the Land Sale would be applied toward repayment of such loan. The transfer of the reservoir to STD as a raw drinking water supply source must be approved by the DPH, before which a permit application is pending. It is expected that the permit will be issued on or about August 10, 1995. In the event that DPH does not issue the permit, STD would not be able to purchase the Reservoir and it is unlikely that the Acquisition would occur. A diversion permit from the DEP is required in order for STD to use water from the Reservoir in STD's system. The DEP issued a diversion permit satisfactory to STD and to a group of area residents in July, 1994, but two local residents petitioned the DEP to issue a declaratory ruling to the effect that the permit should not have been issued without a public hearing. The DEP denied the petition, but the petitioners have filed an appeal from the DEP ruling in Connecticut State Superior Court. STD has indicated that it will proceed with the Property Exchange Closing notwithstanding the existence of judicial or regulatory challenge to the issuance by the DEP of the diversion permit unless the matter is returned to DEP jurisdiction prior to the Property Exchange Closing. See "Proposed Acquisition--Regulatory Approvals."

                     DESCRIPTION OF AQUARION CAPITAL STOCK

     The Aquarion Common Stock that will be delivered to NCC at the Acquisition Closing and distribution in liquidation of NCC to NCC'S Common Stock Shareholders, will be newly issued from the authorized but unissued shares of Aquarion's Common Stock. These shares, when delivered pursuant to the Acquisition Agreement, will be duly authorized, validly issued, fully paid and non-assessable. Aquarion is authorized to issue up to 16,000,000 shares of Common Stock, no par value (stated value $1), of which 6,671,485 were outstanding on June 30, 1995, and 2,500,000 shares, in one or more series, of Preferred Stock, no par value, in an aggregate stated value not in excess of $25,000,000, of which no shares are outstanding. Other significant provisions of Aquarion's capital stock, including provisions relating to corporate governance, are described under the caption "Comparison of Shareholder Rights." The description herein and under the caption "Comparison of Shareholder Rights" include brief summaries of certain provisions relating to the Aquarion Common Stock and Aquarion's Preferred Stock contained in its Certificate of Incorporation and do not purport to be complete.

COMMON STOCK

     Holders of Aquarion Common Stock are entitled to cast one vote per share on each matter submitted to a vote of stockholders of Aquarion. Holders of Aquarion Common Stock do not have any cumulative voting rights, which means that the holders of more than 50% of the outstanding Common Stock voting in the election of directors can elect all of the directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any director.

     Each of the outstanding shares of Aquarion Common Stock will share equally in respect to all dividends paid on such Common Stock. The Certificate of Incorporation empowers Aquarion's Board of Directors to issue Preferred Stock with such preferences and other rights as the Board of Directors may provide in the resolutions providing for the issuance of such Preferred Stock. Such preferences and other rights may restrict or otherwise limit the rights of holders of Aquarion Common Stock to receive dividends. For a description of the Company debt and subsidiary debt and preferred stock provisions which could limit payment of Common Stock dividends directly or indirectly, see "Aquarion Stock Price Ranges and Dividends."

     In the event of any liquidation, dissolution or winding up of the affairs of Aquarion, whether voluntary or involuntary, all assets available for distribution to its stockholders, after the payment to the holders of Preferred Stock, if any, at the time outstanding of the full amounts to which they shall be entitled, shall be divided and distributed pro rata among the holders of Aquarion Common Stock.

     The outstanding Aquarion Common Stock is fully paid and nonassessable, and all of the shares of Common Stock offered hereby, when issued, will be fully paid and nonassessable. The shares are listed on the NYSE.

     All holders of record of Aquarion Common Stock are eligible to participate in Aquarion's Dividend Reinvestment and Common Stock Purchase Plan. The holders of Common Stock have no preemptive rights.

     The Transfer Agent and Registrar of Aquarion Common Stock is Mellon Financial Services, 85 Challenger Road, Ridgefield, New Jersey 07660.

PREFERRED STOCK

     Aquarion's Board of Directors is empowered to issue up to 2,500,000 shares of Preferred Stock in one or more series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof as the Board of Directors may specify in the resolutions providing for the issuance of such Preferred Stock. The Board of Directors, without shareholder approval, can issue Preferred Stock with voting and conversion rights which could limit the voting rights of holders of Aquarion Common Stock.

     The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Aquarion. While Aquarion's Board of Directors has no present plans to issue any Preferred Stock, it has designated a series of Preferred Stock, which is issuable in certain circumstances, and issued rights to purchase such Preferred Stock to holders of Common Stock. The preferred stock purchase rights are exercisable only in the event of certain threatened changes in control described more fully below under the caption "Comparison of Shareholder Rights--Preferred Stock Purchase Rights."

                       COMPARISON OF SHAREHOLDER RIGHTS

     Upon the consummation of the Acquisition and the Liquidation, stockholders of NCC, a Connecticut corporation, will become shareholders of Aquarion, a Delaware corporation. Differences between the laws of Connecticut and those of Delaware, and between NCC's Certificate of Incorporation, as amended ("NCC's Certificate of Incorporation"), and by-laws and Aquarion's Certificate of Incorporation, as amended ("Aquarion's Certificate of Incorporation"), and by-laws will result in several changes in the rights of stockholders of NCC when the Acquisition and the Liquidation are effected. A summary of the more significant changes is set forth below.

POWERS OF DIRECTORS IN ISSUANCE OF SHARES

     Both the CSCA and the DGCL provide that, subject to the limitations contained in the certificate of incorporation of a corporation, the Board of Directors of a corporation shall have the authority to issue additional shares of the corporation's capital stock up to the amount authorized in its Certificate of Incorporation, and dispose of or receive subscriptions for the corporation's shares.

     NCC's Certificate of Incorporation provides that the Board of Directors may issue and sell all or any part of the shares of stock of any class of the corporation, from time to time, without further action by stockholders.

     Aquarion's Certificate of Incorporation empowers the Board of Directors to issue and dispose of both Preferred Stock and Common Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof as the Board may decide. The Aquarion Board of Directors, without shareholder approval, can issue Preferred Stock with voting and conversion rights which could limit the voting rights of holders of Aquarion Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Aquarion. Aquarion's Board of Directors has designated the Series A Junior Participating Preferred Stock ("Series A Preferred Stock"). No shares of this series are outstanding. However, the Series A Preferred Stock is issuable in certain circumstances, and Aquarion has issued rights to purchase such Preferred Stock to holders of Common Stock. The preferred stock purchase rights are exercisable only in the event of certain threatened changes in control described more fully below.

VOTING RIGHTS

     Both the CSCA and the DGCL provide that every stockholder shall be entitled to one vote for each share of capital stock held by such stockholder unless otherwise specified in the Certificate of Incorporation. Both the DGCL and the CSCA also provide that the holders of outstanding shares of any class of stock shall, regardless of any limitations or restrictions in the Certificate of Incorporation, be entitled to vote as a class upon any proposed amendment to the Certificate of Incorporation submitted to shareholder vote which would have certain specified effects on their rights.

     NCC's Certificate of Incorporation provides that holders of Class A Common Stock are not entitled to vote or receive notice of any stockholders meetings unless the corporation is in default on dividends payable to such holders.

       (1) If the amount in arrears reaches $2.00 or more, the holders of the Class A Common Stock are entitled to one vote per share, notice of all shareholder meetings, and the right as a class to elect all directors in excess of a majority of members of the Board of Directors until such time as the corporation shall have paid all dividends in arrears.

       (2) If the dividends in arrears amount to $4.00 or more, the holders of the Class A Common Stock are entitled to one vote per share, notice of all shareholder meetings, and the right as a class to elect a majority of members of the Board of Directors until such time as the corporation shall have reduced the amount of dividends in arrears to less than $4.00.

     Subject to the rights of the Class A Common Stock set forth in NCC's Certificate of Incorporation and the CSCA, the holders of Class B Common Stock shall have exclusive voting power.

     Holders of Aquarion Common Stock are entitled to cast one vote per share on each matter submitted to a vote of stockholders of Aquarion. If issued, each share of Series A Preferred Stock would have 150 votes per share.

PREEMPTIVE RIGHTS

     The Certificate of Incorporation of each of NCC and Aquarion eliminates preemptive rights to subscribe to any future issues of shares of Common Stock.

DISSENTERS' RIGHTS OF APPRAISAL

     The CSCA grants dissenters' rights to shareholders (i.e., the right to cash payment of the fair value of one's shares determined by judicial appraisal) in the case of a merger or consolidation, a sale of all or substantially all of the corporation's assets, and certain other corporate transactions. The CSCA also grants appraisal rights to holders of preferred shares, in the case of certain amendments to a corporation's certificate of incorporation.

     The DGCL grants appraisal rights to any stockholder opposing a merger or consolidation. Both the CSCA and the DGCL restrict the appraisal rights of shareholders of the merging domestic corporation which is to be the surviving corporation. The DGCL eliminates appraisal rights for such shareholders if the merger did not require for its approval the vote of the holders of the surviving corporation. Similarly, the CSCA grants such shareholders appraisal rights only if the merger effects an amendment to the certificate of incorporation of the surviving corporation which would entitle the shareholder to such a vote, or if the merger provides for the distribution to shareholders of any form of property in exchange for the shares of the surviving corporation.

     Both the CSCA and the DGCL define the concept of "fair value" in payment for shares upon exercise of dissenters' rights as being exclusive of any element of value arising from the expectation or accomplishment of such corporate transaction.

DIVIDENDS AND DISTRIBUTIONS

     Each of the outstanding shares of Aquarion Common Stock will share equally in respect to all dividends paid on such Common Stock but only after all dividends have been paid on the Convertible Preferred Stock and the Series A Preferred Stock.

     Holders of Aquarion's Series A Preferred Stock, if issued, would be entitled to receive dividend, voting and liquidation rights which are at least 150 times the equivalent rights of one share of Aquarion Common Stock. The rights would become exercisable only if a person or group acquires 20% or more of the outstanding Aquarion Common Stock, or if a person or group announces or commences a tender or exchange offer for 30% or more of Aquarion's Common Stock.

     In the event of any liquidation, dissolution or winding up of the affairs of Aquarion, whether voluntary or involuntary, all assets available for distribution to its stockholders, after the payment to the holders of Preferred Stock, shall be divided and distributed pro rata among the holders of Aquarion Common Stock.

     NCC's Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to receive dividends from the net profits of NCC in priority to any dividend on the Class B Common Stock. If, for any reason, dividends are not declared on the outstanding Class A Common Stock, no dividend can be declared upon any Class B Common Stock. Furthermore, after paying the dividends on the outstanding Class A Common Stock, the Class A Common Stock as a class, shall be entitled to participate equally with the Class B Common Stock in the receipt of any further dividends during any one year to the extent that the holders of Class A Common Stock receive not more than an additional fifty cents per share of Class A Common Stock.

     In the event of any dissolution or liquidation of the Corporation, whether voluntary or involuntary, after payment to the holders of Class A Common Stock and before any distribution is made with respect to the Class B Common Stock, the remaining assets shall be divided among the holders of the Class B Common Stock, ratably in accordance with their ownership of Class B Common Stock.

FILLING DIRECTOR VACANCIES

     Aquarion's Certificate of Incorporation and By-Laws provide that any newly created or vacated directorship may be filled only by a majority vote of the directors then in office, although less than a quorum. However, if an applicable provision of the DGCL expressly confers the right to fill the vacancy on the stockholders, then such directorship may be filled only by the affirmative vote of at least 80 percent of the combined voting stock.

     NCC's By-Laws provide that, upon the occurrence of a vacancy of any director or directors, a majority of the remaining directors, although less than quorum, shall choose a successor or successors.

REMOVAL OF DIRECTORS

     Aquarion's By-Laws and Certificate of Incorporation provide that, subject to the rights of preferred stockholders, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then-outstanding shares of the voting stock, voting together as a class. Such director, however, shall have an opportunity, at the expense of the corporation, to present his defense to the stockholders.

     The CSCA leaves the prerequisite conditions for removal of directors up to the corporation to develop in its By-Laws. The CSCA provides that a director shall cease to be in office upon his removal from office in accordance with the By-Laws adopted by shareholders or upon any other lawful removal from office.

     NCC's By-Laws provides that a vacancy on the board can occur by a director's removal from office, but does not prescribe how removal is to be effected.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     Under the CSCA, amendments to the Certificate of Incorporation for a corporation with at least one hundred recordholders requires the affirmative vote of the majority of the voting power of the shares entitled to vote thereon, and if any class of shares is entitled to vote thereon as a class, by the affirmative vote of the holders of the shares of each class of shares entitled to vote thereon as a class.

     The CSCA requires the affirmative vote of at least two-thirds of the voting power of the shares of each class of stock outstanding and entitled to vote thereon for corporations with less than one hundred recordholders.

     Under the DGCL and the CSCA, the holders of the outstanding shares of any class, regardless of any limitations or restrictions in the Certificate of Incorporation, shall be entitled to vote as a class upon any proposed amendment to the Certificate of Incorporation submitted to shareholder vote which would affect their rights in certain specified ways.

     NCC's Amended Certificate of Incorporation requires the affirmative vote of two-thirds of outstanding shares of Class A Common Stock to adopt an amendment
(i) increasing the authorized number of shares of Class A Common Stock or authorizing any other shares ranking equally with the Class A Common Stock, (ii) adversely affecting the Class A Common Stock or (iii) amending the purposes of the corporation.

     Under the DGCL, a majority of the stockholders entitled to vote on amendments to the Certificate of Incorporation is necessary to effectuate adoption of such amendment.

     Aquarion's Certificate of Incorporation requires a supermajority vote of 80% of the combined voting power of all of the then-outstanding shares of the voting stock to alter, amend or repeal the provisions in the Certificate of Incorporation described under "Filling Director Vacancies," "Removal of Directors," "Business Combinations with Interested Stockholders," "Classification of Board of Directors" and "Shareholder Meetings."

AMENDMENTS TO BY-LAWS

     NCC's By-Laws provide that the bylaws may be amended or repealed by the affirmative vote of a majority of the holders of the Class B Common Stock issued and outstanding and entitled to vote; or may be altered or amended by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board.

     Both Aquarion's certificate of incorporation and by-laws provide that Aquarion's by-laws may be amended by the Board of Directors with the exception that amendment of certain provisions requires the affirmative vote of 80% of the outstanding shares entitled to vote. Those by-law provisions are those relating to membership and classification of the Board, filling of Board vacancies, removal of directors, shareholder action, calling of special meeting of shareholders, quorum at Board meetings, business combinations with certain stockholders or their affiliates and amendment of the foregoing voting requirements.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     Aquarion's Certificate of Incorporation requires the approval by the holders of 80% of the voting power of Aquarion's securities as a condition for certain Business Combinations of Aquarion with any holder of more than 10% of such voting power unless certain minimum price and procedural requirements or certain other conditions are met. The term Business Combination is defined to include certain mergers, dispositions of assets, issuances of securities and similar transactions.

     NCC's Certificate of Incorporation does not have a comparable provision.

BUSINESS COMBINATION STATUTES

     The DGCL Business Combination Statute generally prohibits a corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

     (1) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

     (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, or

     (3) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     In general, "interested stockholder" is defined as the holder of 15% of the outstanding voting stock of the corporation.

     The CSCA Business Combination Statute does not apply to NCC because it is a private corporation and its certificate of incorporation does not opt-in to the CSCA Business Combination Statute.

CLASSIFICATION OF THE BOARD OF DIRECTORS

     Aquarion's Certificate of Incorporation provides that directors (other than directors who may be elected by preferred stockholders) are to be classified into three classes, which are to hold office in staggered three-year terms.

     NCC's Board of Directors is not classified into classes.

SHAREHOLDER MEETINGS

     Aquarion's Certificate of Incorporation provides that shareholder action may only be taken at an annual or special meeting of stockholders and not by written consent. Special meetings of stockholders may be called only by the Board of Directors and otherwise by shareholders as expressly permitted by applicable statute.

     Under the CSCA, any action which may be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent or, if so provided by the Certificate of Incorporation, by the written consent of a majority of the voting power of shares. The CSCA also provides that special meetings of the shareholders may be called only by the board of directors, or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. However, the president is required to call a special shareholders' meeting upon the written request of the holders of not less than 1/10 of the voting power of all shares entitled to vote at the meeting. If the president fails to call such meeting within 15 days after the receipt of such shareholders' request, the shareholders may call the meeting.

PREFERRED STOCK PURCHASE RIGHTS

     Aquarion has reserved 80,000 shares of Preferred Stock for issuance under its Preferred Stock Purchase Rights Plan. Each share of Aquarion Common Stock, including the shares offered hereby, is entitled to one right to buy, under certain circumstances, 1/150th of a share of Series A Preferred Stock at $83.33 per 1/150th of a share.

     Each share of Series A Preferred Stock, if issued, would have dividend, voting and liquidation rights which are at least 150 times the equivalent rights of one share of Common Stock. The rights would become exercisable only if a person or group acquires 20% or more of Aquarion's outstanding Common Stock, or if a person or group announces or commences a tender or exchange offer for 30% or more of Aquarion's Common Stock. Were Aquarion to be acquired in a merger or other business combination transaction ,each right would entitle its holder to receive, upon payment of the exercise price, that number of shares of the acquiring company having a market value equal to twice the exercise price. If, under certain circumstances, a 20% or greater stockholder acquires Aquarion through a transaction in which Aquarion and its Common Stock survive or such stockholder engages in certain self-dealing transactions with Aquarion, each right holder (other than a 20% or greater stockholder) would be entitled to receive, upon payment of the exercise price, the greater of (a) the number of shares of Series A Preferred Stock for which such right was exercisable immediately prior to such self-dealing transaction or (b) that number of shares of Series A Preferred Stock having a market value equal to twice the exercise price.

     Aquarion may redeem the rights at $.033 per right any time until the 10th day after a 20% position has been acquired or a 30% tender offer has been commenced. The redemption period is subject to extension by Aquarion's Board of Directors. Until such time as these rights become exercisable, they will have no dilutive effect on Aquarion's earnings and are tied to Aquarion's Common Stock and may not be separately assigned. The rights will expire on December 3, 1996, unless earlier redeemed.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL provides that a corporation may indemnify officers and directors for proceedings arising by reason of the fact that such person served as an officer or director if such person acted in good faith and in a manner he reasonably believed "not opposed to" the best interests of the corporation. However, in the case of a proceeding brought by or in the right of the corporation, if such person is adjudged to be liable to the corporation, the DGCL requires that a court determine whether, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses.

     The CSCA provides that a corporation shall indemnify any person in any proceeding, by reason of the fact that such person is or was a director or officer of the corporation if:

     (1) such person is successful on the merits in defense of such proceeding;
         or

     (2) the corporation concludes that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; or

     (3) the court, upon application, shall have determined that such person is fairly and reasonably entitled to indemnification.

     In the case of an action by or in the right of a corporation, the CSCA provides that the corporation shall indemnify an officer or director if the individual is adjudged not to have breached his duty to the corporation or if a court shall determine that the individual is fairly and reasonably entitled to be indemnified. An officer or director may not be indemnified for amounts paid in settlement of such an action without court approval.

     Whereas the CSCA indemnification provision is made the exclusive remedy and prohibits any indemnity to an extent greater or less than that authorized by the statute (except that the corporation may procure insurance to provide greater indemnity and may share the premium cost with a person indemnified), the DGCL indemnification provision is non-exclusive of other rights to which prospective indemnitees may be entitled under any by-law, agreement, vote of stockholders or otherwise.

     Aquarion's by-laws reflect the statutory provisions described above.

     NCC's Certificate of Incorporation provides that directors and officers shall be indemnified for expenses incurred in defending any action brought against them by reason of their being a director or officer, unless such director or officer is judged to be liable for negligence or misconduct in the performance of duty. The CSCA provision is also applicable by reason of its being an exclusive remedy.

     Aquarion's By-Laws also provide that the Corporation, through action by its Board of Directors, may purchase indemnity insurance for directors, officers, employees or agents of the Corporation.

                                    EXPERTS

     The consolidated financial statements of NCC as of December 31, 1994 and for each of the two years in the period ended December 31, 1994 included in this Prospectus/Proxy Statement and the consolidated financial statements of Aquarion Company as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated in this Prospectus/Proxy Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1994, have been so included and incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the issuance the Aquarion Common Stock to be delivered at the Acquisition Closing will be passed upon by Day, Berry & Howard, Hartford, Connecticut, General Counsel to Aquarion. Federal income tax matters respecting the Acquisition and the Plan of Liquidation will be passed upon by Haythe & Curley New York, New York, tax counsel to NCC.

                             FINANCIAL STATEMENTS
                             THE NEW CANAAN COMPANY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Interim Financial Statements:                                        Page
    -----------------------------                                        ----

    Consolidated Balance Sheet at March 31, 1995 (unaudited) and
    December 31, 1994                                                    F-2

    Consolidated Statement of Income and Retained Earnings
    (unaudited) for the three months ended March 31, 1995 and 1994       F-3

    Consolidated Statement of Cash Flows (unaudited) for the three
    months ended March 31, 1995 and 1994                                 F-4

    Notes to Consolidated Financial Statements (unaudited)               F-5


2.  Annual Financial Statements:
    ---------------------------

    Report of Independent Accountants                                    F-6

    Consolidated Balance Sheet at December 31, 1994                      F-7

    Consolidated Statement of Income and Retained Earnings for the
    years ended December 31, 1994 and 1993                               F-8

    Consolidated Statement of Cash Flows for the years ended
    December 31, 1994 and 1993                                           F-9

    Notes to Consolidated Financial Statements                           F-10

                             THE NEW CANAAN COMPANY
                           CONSOLIDATED BALANCE SHEET


                                     (UNAUDITED)
                                    MARCH 31, 1995     DECEMBER 31, 1994
                                    --------------     -----------------
ASSETS
------

Utility plant                        $ 11,553,775          $ 11,527,470

Accumulated depreciation               (3,613,730)           (3,540,061)
Construction work in progress                  --                    --
                                     ------------          ------------
Net utility plant                       7,940,045             7,987,409
                                     ------------          ------------
Current assets:

  Cash                                     78,918               122,188

  Accounts receivable, less
   allowance for doubtful
   accounts of $26,923 in
   1995 and $26,540 in 1994               474,072               451,501

  Materials and supplies                  111,196               107,505
  Prepayments                              57,504                59,468
  Accrued utility revenues                150,290               153,362

  Other current assets                      1,675                 1,675
                                     ------------          ------------
Total current assets                      873,655               895,699
                                     ------------          ------------

Preliminary survey and
 investigation charges                    190,809               174,907

Deferred debt expense                      50,014                67,744

Deferred charges, net of
 accumulated amortization
 of $226,305 in 1995 and
 $210,202 in 1994                          40,329                29,722

Other assets                               12,794                12,794
  Income taxes recoverable                432,448               432,448
                                     ------------          ------------
Total other assets                        726,394               717,615
                                     ------------          ------------
Total assets                         $  9,540,094          $  9,600,723
                                     ------------          ------------


                                     (UNAUDITED)
                                    MARCH 31, 1995     DECEMBER 31, 1994
                                    --------------     -----------------

    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------

Capital stock, Class A, no
par -35,000 shares
authorized; 31,449 shares
issued and outstanding               $    816,236          $    816,236
Capital stock, Class B, no
par -15,000 shares
authorized; 11,791 shares
issued and outstanding                     36,148                36,148
Paid-in capital                             2,094                 2,094
Other capital stock                        11,750                11,750
Capital stock expense                     (12,251)              (12,251)
Retained earnings                         775,451               821,361
                                     ------------          ------------
                                        1,629,428             1,675,338
                                     ------------          ------------
Current liabilities:

  Accounts payable and other
  accrued liabilities                     953,350               934,587
  Current portion of long-term debt        43,636                49,460
  Notes payable to bank                 1,775,000             1,775,000
  Notes payable, other                    222,887               227,004
  Notes payable to stockholders           130,000               130,000
  Accrued taxes                            64,598                91,365
                                     ------------          ------------

Total current liabilities               3,189,471             3,207,416
                                     ------------          ------------

Long-term debt                          1,524,714             1,538,624
Deferred income taxes                     558,512               558,512
Income taxes refundable                   148,916               148,916
  Advances for construction               242,056               242,056
Contributions in aid of
construction                            2,218,991             2,218,991
Minority interest in subsidiary            10,870                10,870
Deferred credits                           17,136                    --
Commitments and Contingencies                  --                    --
                                     ------------          ------------
                                        4,721,195             4,717,969
                                     ------------          ------------
Total liabilities and
shareholders' equity                 $  9,540,094          $  9,600,723
                                     ------------          ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE NEW CANAAN COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             AND RETAINED EARNINGS
                                  (UNAUDITED)

                                           FOR THE THREE MONTHS ENDED
                                                    MARCH 31,
                                             ----------------------
                                               1995          1994
                                             --------      --------
Revenues...................................  $733,478      $716,201
                                             --------      --------
  Expenses:

    Operations.............................   473,374       444,814
    Maintenance............................    50,979        48,408
    Depreciation...........................    73,469        64,485
    Taxes other than income taxes..........    71,113        65,358
      Federal income tax...................    18,768        (3,845)
      State income tax.....................     2,301         3,334
      Other................................        88            25
                                             --------      --------
                                              690,092       622,579
                                             --------      --------

Operating income...........................    43,386        93,622

Other income (expense):
  Interest expense.........................        --            39
    Other, net.............................     1,463         1,920
                                             --------      --------
                                                1,463         1,959

Income before interest expense.............    44,849        95,581
  Interest expense.........................    82,836        75,990
                                             --------      --------
Net (loss) income..........................  $(37,987)     $ 19,591
                                             ========      ========
Income per share (Class B).................  $  (3.89)        $1.66
                                             ========      ========

Beginning retained earnings................   821,361       871,750
  Net (loss) income........................   (37,987)       19,591
Dividends..................................    (7,923)           --
                                             --------      --------
Ending retained earnings...................  $775,451      $891,341
                                             ========      ========

                             THE NEW CANAAN COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                              FOR THE THREE MONTHS ENDED
                                                       MARCH 31,
                                                ----------------------
                                                  1995          1994
                                                --------      --------
Cash flows from operating activities:

  Net (loss) income.........................    $(37,987)     $ 19,591

  Adjustments to reconcile net income to
   cash provided by operating activities:
  Depreciation and amortization.............      74,205        65,221
  Bad debt expense..........................         384           156

  Allowance for funds used during
   construction.............................          --            --

  Write off of deferred charges.............       6,388         2,911

  Loss on sale of utility plant, net........          --            --

  Other.....................................          --            --

  Change in assets and liabilities:
   (Increase) decrease in current assets -
    Accounts receivable.....................     (22,953)      (80,820)
    Materials and supplies..................      (3,691)       (9,305)
    Accrued utility revenues................       3,072        29,805
    Prepayments.............................       1,964         1,776
    Other current assets....................          --           425

   Increase (decrease) in current
    liabilities -
    Accounts payable........................      18,757       167,124
    Accrued taxes...........................     (26,766)      (78,133)
    Other current liabilities...............          --            --
    Income taxes recoverable, refundable....          --            --
    Deferred income taxes...................          --            --
    (Increase) in deferred charges                 1,234        13,084
                                                --------      --------

Net cash provided by operating activities...      14,607       131,835
                                                --------       -------
Cash flows (used in) from investing
 activities:
  Additions to utility plant................     (26,105)      (23,458)
  Additions to construction work in
   progress.................................          --            --
  Proceeds from disposition of assets.......          --            --
                                                --------       -------
Net cash used in investing activities.......     (26,105)      (23,458)
                                                --------       -------
Cash flows (used in) from financing
 activities:
  Collection (payment) of notes receivable..          --            --
  Proceeds from issuance of debt............          --            --
  Principal payments under debt obligations.     (23,849)      (90,669)
  Dividends paid............................      (7,923)           --
                                                --------       -------
Net cash (used in) provided by financing
 activities.................................     (31,772)      (90,669)
                                                --------       -------

Net increase (decrease) in cash.............     (43,270)       17,708
                                                --------       -------

Cash at beginning of year...................     122,188        58,333
                                                --------       -------

  Cash at end of year.......................    $ 78,918      $ 76,041
                                                --------       -------

                             THE NEW CANAAN COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   UNAUDITED

NOTE 1--GENERAL

     The New Canaan Company (the "Company" or "NCC") is engaged predominantly in the collection, purification and distribution of water for domestic, commercial, industrial and fire protection services through its utility subsidiaries, The New Canaan Water Company ("NCWC") and The Ridgefield Water Supply Company ("RWSC"). The Company's utility subsidiaries are subject to regulation by the Connecticut Department of Public Utility Control ("DPUC") with respect to their rates for service and the maintenance of their accounting records.

     The financial statements include the accounts of NCC, NCWC and RWSC. Minority interest in subsidiary represents the minority shareholders' proportionate share of the equity of The Ridgefield Water Supply Company. All intercompany items have been eliminated in consolidation.

NOTE 2--BASIS OF PRESENTATION

     The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and, as applied in the case of rate-regulated public utilities, comply with the Uniform System of Accounts and rate making practices prescribed by the DPUC. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations are not necessarily indicative of the results of operations for the calendar year. Water consumption is less in the first and fourth quarters of the year than during the warmer months. For further information, refer to the consolidated financial statements and accompanying footnotes included in the Company's financial statements for the year ended December 31, 1993.

NOTE 3--DEBT

     On March 31, 1994, NCWC refinanced its mortgage loan. At March 31, 1995, borrowings of $1,250,000 were outstanding. The loan bears interest at the lender's pricing rate plus 2%. Interest payments are due quarterly on the unpaid principal balance. The loan, which is secured by certain land located in New Canaan, CT, becomes due and payable upon the earlier of the sale of this land or September 30, 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of The New Canaan Company

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of The New Canaan Company and its subsidiaries at December 31, 1994, and the results of their operations and their cash flows for the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Stamford, CT. 06901
April 6, 1995

                            THE NEW CANAAN COMPANY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1994

                                                         DECEMBER 31,
                                                ------------------------------
                                                     1994            1993
                                                --------------  --------------
          ASSETS
Utility plant..............................      $ 11,527,470    $ 11,153,080
Accumulated depreciation...................        (3,540,061)     (3,300,670)
Construction work in
 progress..................................                --          73,696
                                                 ------------    ------------
  Net utility plant........................         7,987,409       7,926,106
                                                 ------------    ------------
Current assets:
  Cash.....................................           122,188          58,333
  Accounts receivable,
   less allowance for
   doubtful accounts of
   $26,540 in 1994 and
   $24,143 in 1993.........................           451,501         360,573
   Materials and supplies..................           107,505         104,338
   Prepayments.............................            59,468          63,556
   Accrued utility revenues................           153,362         154,633
   Other current assets....................             1,675           2,241
                                                 ------------    ------------
 Total current assets......................           895,699         743,674
                                                 ------------    ------------
 Preliminary survey and
 investigation charges.....................           174,907         156,374
 Deferred debt expense.....................            67,744          59,226
  Deferred charges, net of
   accumulated amortization
  of $210,202 in 1994 and
  $195,941 in 1993.........................            29,722          33,869
 Other assets..............................            12,794          12,794
 Income taxes recoverable..................           432,448         437,312
                                                 ------------    ------------
Total other assets.........................           717,615         699,575
                                                 ------------    ------------
Total assets...............................      $  9,600,723    $  9,369,355
                                                 ============    ============







                                                         DECEMBER 31,
                                                ------------------------------
                                                      1994            1993
                                                --------------  --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
 Capital stock, Class A, no par - 35,000
  shares authorized; 31,449 shares
  issued and outstanding...................     $  816,236         $  816,236
 Capital stock, Class B, no par - 15,000
  shares authorized; 11,791 shares
  issued and outstanding...................         36,148             36,148
Paid-in capital............................          2,094              2,094
Other capital stock........................         11,750             11,750
 Capital stock expense.....................        (12,251)           (12,251)
Retained earnings..........................        821,361            871,750
                                                ----------         ----------
                                                 1,675,338          1,725,727
                                                ----------         ----------
Current liabilities:
 Accounts payable an other accrued
 liabilities...............................       934,587             586,810
 Current portion of long-term debt.........        49,460              74,945
 Notes payable to bank.....................     1,775,000             525,000
 Notes payable, other......................       227,004             243,357
 Notes payable to stockholders.............       130,000             208,000
 Accrued taxes.............................        91,365             138,713
                                               ----------          ----------
Total current liabilities..................     3,207,416           1,776,825
                                               ----------          ----------
Long-term debt.............................     1,538,624           2,827,192
Deferred income taxes......................       558,512             669,965
Income taxes refundable....................       148,916             105,730
Advances for construction..................       242,056             242,056
Contributions in aid of construction.......     2,218,991           2,010,991
Minority interest in subsidiary............        10,870              10,869
Commitments and contingencies..............            --                  --
                                               ----------          ----------
                                                4,717,969           5,866,803
                                               ----------          ----------
Total liabilities and shareholder's
 equity....................................    $9,600,723          $9,369,355
                                               ==========          ==========

                             THE NEW CANAAN COMPANY
           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                  -------------------------------
                                                       1994             1993
                                                  --------------   --------------
Revenues.......................................       $2,934,706       $2,875,772
                                                      ----------       ----------
Expenses:
 Operations....................................        1,805,660        1,704,724
 Maintenance...................................          196,336          152,539
 Depreciation..................................          257,963          247,390
 Taxes other than income taxes.................          302,039          266,580
 Directors fees................................           13,841            6,199
 Federal income tax............................            9,136           99,448
 State income tax..............................            5,995           36,097
 Other.........................................           10,975           13,241
                                                      ----------       ----------
                                                       2,601,945        2,526,218
                                                      ----------       ----------
Operating income...............................          332,761          349,554

Other income (expense):
 Interest income...............................              163            2,710
 Other, net....................................          (27,000)             461
 Allowance for funds used during construction..               --           55,338
Loss on sale of utility plant..................           (1,607)          (1,060)
                                                      ----------       ----------
                                                         (28,444)          57,449
Income before interest expense.................          304,317          407,003
Interest expense...............................          323,257          264,036
                                                      ----------       ----------
  Net (loss) income............................       $  (18,940)      $  142,967
                                                      ==========       ==========
  Income per share (Class B)...................       $    (4.27)      $     9.46
                                                      ==========       ==========
Beginning retained earnings....................          871,750          760,232
  Net (loss) income............................          (18,940)         142,967
  Dividends....................................          (31,449)         (31,449)
                                                      ----------       ----------
Ending retained earnings.......................       $  821,361       $  871,750
                                                      ==========       ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE NEW CANAAN COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                             1994             1993
                                                                        ---------------   -------------
Cash flows from operating activities:
Net (loss) income....................................................         $(18,940)      $  142,967
  Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization........................................          260,905          256,904
 Bad debt expense....................................................            4,159               --
 Allowance for funds used during construction........................               --          (55,338)
 Write off of deferred charges.......................................           47,930            1,450
 Loss on sale of utility plant, net..................................            1,607            1,060
 Other...............................................................               --            1,295
 Change in assets and liabilities:
   (Increase) decrease in current assets --
       Accounts receivable...........................................          (95,086)         (63,743)
       Materials and supplies........................................           (3,167)         (20,972)
       Accrued utility revenues......................................            1,271           (1,525)
       Prepayments...................................................            4,090           (2,922)
       Other current assets..........................................              566             (706)
   Increase (decrease) in current liabilities --
       Accounts payable..............................................          347,778         (114,985)
       Accrued taxes.................................................          (47,350)          49,573
    Other current liabilities........................................               --            4,186
       Income taxes recoverable, refundable..........................           48,050         (331,582)
       Deferred income taxes.........................................         (111,453)         343,213
       (Increase) in deferred charges................................          (51,395)         (30,175)
                                                                            ----------       ----------
Net cash provided by operating activities............................          388,965          178,700
                                                                            ----------       ----------
Cash flows (used in) from investing activities:
      Additions to utility plant.....................................         (139,604)        (668,846)
      Additions to construction work in progress.....................               --          (22,479)
 Proceeds from disposition of assets.................................            4,349              700
                                                                            ----------       ----------
     Net cash used in investing activities...........................         (135,255)        (690,625)
                                                                            ----------       ----------
Cash flows (used in) from financing activities:
      Collection (payment) of notes receivable.......................           40,500          (20,000)
 Proceeds from issuance of debt......................................               --          690,222
      Principal payments under debt obligations......................         (198,906)        (157,572)
      Dividends paid.................................................          (31,449)         (31,449)
                                                                            ----------       ----------
     Net cash (used in) provided by financing activities.............         (189,855)         481,201
                                                                            ----------       ----------
     Net increase (decrease) in cash.................................           63,855          (30,724)
Cash at beginning of year............................................           58,333           89,057
                                                                            ----------       ----------
Cash at end of year..................................................       $  122,188       $   58,333
                                                                            ==========       ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            THE NEW CANAAN COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:-

     The New Canaan Company (the "Company" or "NCC") is engaged predominantly in the collection, purification and distribution of water for domestic, commercial, industrial and fire protection services through its utility subsidiaries, The New Canaan Water Company ("NCWC") and The Ridgefield Water Supply Company ("RWSC"). The Company's utility subsidiaries are subject to regulation by the Connecticut Department of Public Utility Control ("DPUC") with respect to their rates for service and the maintenance of their accounting records. The Company's accounting policies conform to generally accepted accounting principles and, as applied in the case of regulated public utilities, comply with the accounting requirements and ratemaking practices of the DPUC. A description of the Company's principal accounting policies follows.

PRINCIPLES OF CONSOLIDATION:

     The financial statements include the accounts of The New Canaan Company ("NCC"), The New Canaan Water Company ("NCWC") and The Ridgefield Water Supply Company ("RWSC"). Minority interest in subsidiary represents the minority shareholders' proportionate share of the equity of The Ridgefield Water Supply Company. All intercompany items have been eliminated in consolidation. Certain prior year amounts have been reclassified in order to conform to the current year presentation.

UTILITY PLANT:

     Utility plant is stated at cost. The costs of additions to and replacements of retired units of utility property are capitalized. Cost includes direct material, labor, services and charges for such indirect costs as engineering, supervision, payroll taxes, pension benefits, etc. The Company also capitalizes an allowance for funds used during construction equivalent to the cost of funds devoted to plant under construction. Renewals and betterments of units of property are charged to utility plant accounts, and expenditures for maintenance and repairs are charged against income as incurred.

     At the time that depreciable utility property is retired or otherwise disposed of, the book cost together with cost of removal, less salvage, is charged to the reserve for depreciation. This procedure is in accordance with the requirements of the Uniform System of Accounts prescribed by the DPUC. At the time depreciable non-utility property is retired or otherwise disposed of, the accumulated depreciation together with any amounts realized on disposal are offset against the cost of the applicable assets, and the resulting profit or loss is recognized in the consolidated statement of income and retained earnings.

DEPRECIATION:

     For financial reporting purposes, all companies provide depreciation principally by use of the composite straight-line method based on estimated service lives ranging from seven to seventy five years. For federal income tax purposes, all Companies use accelerated depreciation methods for eligible property, plant and equipment. From January 1, 1985 to December 31, 1986, the Accelerated Cost Recovery System (ACRS) had been used for all utility property, plant and equipment. As a result of the Tax Reform Act of 1986, all plant additions subsequent to December 31, 1986 are depreciated in accordance with the Modified Accelerated Cost Recovery System.

ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION:

     An allowance for funds used during construction (AFUDC) is made by applying the last allowed rate of return on rate base granted by the DPUC to construction projects exceeding $10,000 and requiring more than one month to complete. AFUDC represents the net cost, for the period of construction, of borrowed funds used for construction purposes and a reasonable rate on other funds used. AFUDC represents a noncash credit to income. Utility plant under construction is not recognized as part of the subsidiaries' rate base for ratemaking purposes until facilities are placed into service. Accordingly, the subsidiaries capitalize AFUDC as a portion of the construction cost of utility plant until it is completed. Capitalized AFUDC is recovered through rates over the service lives of the facilities.

REVENUE RECOGNITION:

     The Company follows the practice of recognizing revenue when the bills are rendered to customers, and accruing revenue for the estimated amount of water sold but not billed at the end of each period.

MATERIALS AND SUPPLIES:

     Materials and supplies are valued at the lower of cost or market, with cost being determined using the weighted average cost of goods purchased during the year.

INCOME TAXES:

     Except for accelerated depreciation since 1981 (federal only) and the tax effect of post-1986 contributions in aid of construction, for which deferred income taxes have been provided, the Company's policy, prior to 1993, was to reflect as income tax expense the amount of tax currently payable. This method, known as the flow-through method of accounting, was consistent with the ratemaking policies of the DPUC, and was based on the expectation that tax expense payments in future years will be allowed for ratemaking purposes.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), prospectively. The adoption of SFAS 109 changes the Company's method of accounting for income taxes from the deferred method (in accordance with Accounting Principles Board No. 11) to an asset and liability approach. In accordance with SFAS 109, the deferred tax provision was determined under the liability method. Deferred tax assets and liabilities were recognized based on differences between the book and tax bases of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable as determined by applying the provisions of enacted tax laws to the taxable income for that year and the net change during the year in the Company's deferred tax assets and liabilities.

     In addition, SFAS 109 required the Company to record an additional deferred liability for temporary differences not previously recognized. The additional deferred tax liability relate primarily to depreciation, investment tax credits and contributions in aid of construction. Management believes that these deferred taxes will be recovered through the ratemaking process. Accordingly, the Company recorded an offsetting regulatory asset and liability.

ADVANCES FOR CONSTRUCTION/CONTRIBUTIONS IN AID OF CONSTRUCTION:

     Most construction contracts with real estate developers provide that the developer advance to the utility subsidiaries an amount equal to the estimated cost of new main installations. The utility subsidiaries refund a portion of such advances, without interest, based upon several formulas, over periods not exceeding ten years. After expiration of the contract the remaining balance of the advance is transferred to "Contributions in aid of construction" and are no longer refundable.

STATEMENT OF CASH FLOWS:

     For purposes of reporting cash flows, the Company defines cash equivalents as cash and short-term investments that are readily convertible to cash with original maturities of three months or less. Interest paid in cash was $309,912 and $282,798 in 1994 and 1993, respectively. Income taxes paid in cash were $152,804 and $33,000 in 1994 and 1993, respectively. Additions to utility plant are shown net of donations.

NOTE 2--NOTES PAYABLE TO BANK:

     In December 1992, RWSC executed an agreement which provides for financing totaling $525,000. The note bears interest at the prime rate plus 2%. This note is due and payable in full on June 30, 1995. At December 31, 1994, borrowings of $525,000 were outstanding. This note is guaranteed by The New Canaan Company.

     On March 31, 1994, NCWC refinanced its mortgage loan. At December 31, 1994, borrowings of $1,250,000 were outstanding. The loan bears interest at the lender's pricing rate plus 2%. The effective interest rate for 1994 was 8.6%. Interest payments are due quarterly on the unpaid principal balance. The loan, which is secured by certain land located in New Canaan, CT, becomes due and payable upon the earlier of the sale of this land or June 30, 1995. See Note 11.

NOTE 3--NOTES PAYABLE, OTHER:

     Notes payable, other, include six-month to one-year term notes payable on demand to employees and others, bearing interest of 8.0% to 10.5%. These notes are unsecured.

NOTE 4--NOTES PAYABLE TO SHAREHOLDERS:

     Notes payable by NCWC and RWSC to NCC shareholders totaling $100,000 are due on demand and bear interest rates of 8.0% to 10.0%.

Notes payable by NCC to shareholders totaling $30,000 are noninterest bearing.

NOTE 5--LONG-TERM DEBT:

     Long-term debt at December 31 consists of the following:

                                                           1994         1993
                                                        ----------   ----------
Connecticut Development Authority, 7.6%,
 secured (NCWC)........................................ $1,266,819   $1,288,487
Mortgage loan, 1.5% above prime rate,
 secured (NCWC)........................................         --    1,250,000
Mortgage note, 2% above price,
 secured (RWSC)........................................    178,333      200,000
Connecticut Development Authority, 9%,
 secured (RWSC)........................................    137,391      139,405
Installment loan 6.9% secured (NCWC)...................         --        3,031
Master line of credit 9% unsecured (NCWC)..............         --        5,399
Installment loan, 9.9%, secured (NCWC).................      5,541       15,815
                                                        ----------   ----------
                                                         1,588,084    2,902,137

Current portion of long-term debt......................     49,460       74,945
                                                        ----------   ----------
  Total long-term debt................................. $1,538,624   $2,827,192
                                                        ==========   ==========

     The Connecticut Development Authority ("CDA") 7.6% loan is a thirty year first mortgage entered into in 1986 by NCWC. The loan is secured by all real and personal property of NCWC except for sub ordination of interests in certain real property to the mortgage loan described in Note 2 above.

     The CDA 9.0% loan is a thirty year first mortgage entered into in 1986 by RWSC. The loan is secured by all real and personal property of RWSC.

     The RWSC mortgage note is ten year mortgage note agreement entered into in 1993 secured on certain property located in Ridgefield, CT. This note is guaranteed by NCC.

     Minimum principal payments due on long-term debt for the next five years are as follows:

               YEAR ENDING DECEMBER 31,
               ------------------------
               1995..........................   $ 49,460
               1996..........................     47,699
               1997..........................     49,803
               1998..........................     52,175
               1999..........................     54,732
                                                --------
                                                $253,869
                                                ========

NOTE 6--CAPITAL STOCK:

     The Class A shares are entitled to a preference in dividends at the cumulative rate of $1.00 per share per year. In addition they are also entitled to equal participation with the Class B shares in any further dividends to a maximum of $.50 per share per year. Thereafter, any additional dividends are solely for the benefit of the Class B shares.

The Class A stock is nonvoting except in the case of an arrearage of dividends of $2.00 per share or more. Dividends in arrears were $1.75 per share at December 31, 1994.

NOTE 7--GUARANTY AGREEMENTS:

     NCC is guarantor on various notes of its subsidiaries. NCC is a guarantor on debt of NCWC at December 31, 1994 in the amount of $1,266,819. Guarantees on debt of RWSC at December 31, 1994 are $840,724.

NOTE 8--INCOME TAXES:

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (SFAS 109). The Company adopted SFAS 109 effective January 1, 1993. There was no cumulative effect as a result of the adoption of this standard, nor was there a significant effect on the Company's 1993 tax provision.

     The provision for taxes on income for the years ended December 31 consist of:

                                     1994       1993
                                  ---------    --------
Current:
  Federal........................ $  59,423    $ 87,817
  State..........................    18,983      36,097
Deferred:
  Federal........................   (50,288)     11,631
  State..........................   (12,987)
                                  ---------    --------
    Total provision.............. $  15,131    $135,545
                                  =========    ========

   A reconciliation of the income tax expense at the federal statutory tax rate of 35 percent to the effective rate is:

                                                           FOR THE YEAR ENDED
                                                              DECEMBER 31,
                                                          ---------------------
                                                             1994       1993
                                                          ---------    --------
Federal income tax at statutory rates...................  $  (1,333)   $ 97,930
Increase (decrease) resulting from:
  State income tax, net of federal benefit..............      3,897      23,463
  Depreciation..........................................     17,500      15,870
  Water supply plan.....................................      2,963       2,963
  Other, net............................................      1,980       5,195
  Investment tax credit.................................     (9,876)     (9,876)
                                                          ---------    --------
    Total provision for income taxes....................  $  15,131    $135,545
                                                          =========   =========

   Deferred tax (liabilities) assets were comprised of the following:

                                                          FOR THE YEAR ENDED
                                                             DECEMBER 31,
                                                         ----------------------
                                                            1994        1993
                                                         ---------    ---------
Depreciation...........................................  $(777,373)   $(700,874)
Investment tax credits.................................   (195,365)    (205,241)
  Contributions in aid of construction.................    323,787      235,439
  Other, net...........................................    (61,862)    (109,910)
Alternative minimum tax credits........................    152,301      110,621
                                                         ---------    ---------
Net deferred tax liability.............................  $(558,512)   $(669,965)
                                                         =========    =========

NOTE 9--REGULATORY MATTERS:

     On January 12, 1994, RWSC filed a rate application with the DPUC for a 43% water service rate increase designed to provide a $338,000 increase in annual water service revenues. As part of the application, RWSC requested a 19.75% water service rate increase as interim rate relief as a result of the construction of a new source of water supply.

     This filing resulted in a 33.1% increase in the water service rate awarded by the DPUC on August 1, 1994. This rate is designed to provide a $272,554 annual increase in revenues and a return on common equity of 9.06%.

NOTE 10--PENDING SALE OF THE COMPANY:

     The Company has entered into negotiations with Aquarion Company which has proposed to acquire the New Canaan Company in exchange for Aquarion common stock with a market value of $3,500,000. The acquisition is contingent upon the receipt of terms of the acquisition agreement and various regulatory approvals. The acquisition is expected to occur before the end of June 1995.

     In connection with the acquisition, the Company has entered into an agreement with its President which provides for a payment equal to 3% of the purchase price of the Company to be paid upon execution at closing.

NOTE 11--PENDING LAND SALE:

     On March 24, 1994, NCWC obtained a commitment from a developer to purchase certain land located in New Canaan, Connecticut. The agreed-upon purchase price is $1,800,000 and the sale is conditional upon the Company obtaining all necessary DPUC approvals. Currently, a $50,000 non-refundable deposit has been received. The agreement stipulates closing within thirty days of the buyer receiving all necessary development approvals.

NOTE 12--REFUNDS DUE CUSTOMERS:

     On January 17, 1995, NCWC entered into a Settlement Agreement with the Prosecutional Division of the DPUC and the Connecticut Office of Consumer Counsel (the "Settlement Agreement"), which Settlement Agreement was approved by decision of the DPUC on January 25, 1995, and which requires NCWC to grant to its ratepayers a credit of $32,500 and pay back wages to a reinstated employee in the amount of $6,129. It also requires the Company to pay the fees of NCWC counsel and the employee's counsel aggregating approximately $30,000. Finally, the Settlement Agreement required a certain party to the proceeding to pay NCWC $7,500 in part for the credit granted to ratepayers. The credit was issued on bills sent to ratepayers by NCWC in March, 1995. The provisions of the Settlement Agreement have been reflected in these financial statements.

                                                                       EXHIBIT A

                             ACQUISITION AGREEMENT
                             ---------------------

          THIS ACQUISITION AGREEMENT (this "Agreement") is made and entered into on this the 2nd day of September, 1992, between the New Canaan Company, a Connecticut corporation, having its principal place of business in New Canaan, Connecticut, ("Seller" or "NCC"), Aquarion Company, a Delaware corporation, having its principal place of business in Bridgeport, Connecticut ("Aquarion") and BRIDGEPORT HYDRAULIC COMPANY, a Connecticut corporation, having its principal place of business in Bridgeport, Connecticut or its assigns ("Buyer" or "BHC").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Seller is the owner of all of the capital stock of New Canaan Water Company ("NCWC") and 97.2% of the capital stock of the Ridgefield Water Supply Company ("RWSC");

          WHEREAS, Seller desires to sell and the Buyer desires to purchase all of the assets of Seller including its NCWC and RWSC capital stock (the "Asset Purchase");

          WHEREAS, Buyer intends to enter into an agreement among the Second Taxing District of the City of Norwalk, Connecticut ("STD") and NCWC for the transfer to STD by Buyer and NCWC after its acquisition by Buyer of the NCWC reservoir and certain related property including, but not limited to, the dam, Class I, Class II and certain Class III land as well as all improvements thereon, certain wells located on the Oenoke Ridge (the "Oenoke Ridge Wells") and easements (collectively, the "Reservoir") as part of a three cornered exchange in which NCHC will obtain from the Monroe Environmental Leasing Partnership ("MELP"), certain improved property in Monroe, Connecticut (the "Building") in exchange for the Reservoir with such exchange occurring immediately after the Asset Purchase on the Closing Date;

          WHEREAS, the parties hereto intend that the transactions contemplated by this Agreement shall constitute a reorganization within the meaning of
Section 368(4)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each party will adopt a plan of reorganization, as described in Treasury Regulation Section 1.368-3(a) promulgated under Section 368 of the Code, incorporating therein each relevant element of the transactions contemplated in this Agreement (including, without limitation, the transfer of substantially all of Seller's assets to Buyer solely in exchange for shares of common stock of Aquarion and the liquidation of Seller pursuant to which such shares will be distributed to shareholders of Seller);

          WHEREAS, the parties desire to enter into the Agreement for the Asset Purchase; and

          NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

                                   ARTICLE I
                                   ---------
                        SALE AND PURCHASE CF THE ASSETS
                        -------------------------------

          Section 1.1  Delivery of Stock.  Upon the terms and subject to the
                       -----------------
conditions contained herein, Seller hereby agrees to sell, transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase, all of the property, rights, stock, privileges and assets, subject to liabilities, as described on
Schedule 1.1 owned by Seller, including all the assets of NCWC and RSC (collectively, the "Assets"). The term NCWC in this Agreement shall mean the company owned by NCC prior to the Asset Purchase and the company as owned by Buyer after the Asset Purchase.

          Section 1.2  Assets Purchase Price.  Upon the terms and subject to the
                       ---------------------
conditions contained herein, at closing Buyer shall deliver, in accordance with the provisions of Section 1.4 hereof, to Seller shares of Common Stock of Aquarion, no par value (the "Aquarion Common Stock"), having an aggregate value, established in accordance with Section 1.3 hereof, equal to Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in return for the Assets as listed on the Consolidated Financial Statements and Supplementary Consolidated Financial Statements dated December 31, 1991 (the "1991 Audited Financials"); provided, however, if the liabilities of Seller to be assumed by Buyer at
--------
Closing (as defined in Section 2.1) have increased from the liabilities as listed in Schedule 1.1, then the amount of Aquarion Common Stock to be delivered by Buyer shall be reduced by the amount of such increase in liabilities; and provided, further, that if certain liabilities of either NCWC or RWSC to be paid
--------  -------
by NCWC and RWSC, respectively, prior to Closing, as listed on Schedule 1.1, have not been paid by Closing, the amount of Aquarion Common Stock to be delivered by Buyer shall be reduced by the amount of the outstanding balance of such liabilities at Closing, which shall then be assumed by the Buyer. The amount of Aquarion Common Stock to be delivered, as reduced in accordance with this Section, shall be the purchase price (the "Purchase Price").

          Section 1.3  Valuation of Aquarion Common Stock.  For the purpose of
                       ----------------------------------
valuing the Aquarion Common Stock, the current market price per share of the Aquarion Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before the Closing Date (as defined in Section 2.1 hereof). The closing price for each day shall be the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Aquarion Common Stock, or if the Aquarion Common Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way on the principal national securities exchange on which the Aquarion Common Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Aquarion Common Stock has been traded during such thirty consecutive business days), or, in either case, if there is no transaction on any such day, the average of the bid and asked prices regular way on such day.

          Section 1.4  Escrow.  At Closing, Buyer shall deposit 10% of the
                       ------
shares of Aquarion Common Stock into an escrow account (the "Escrow Account") maintained with a mutually agreed upon independent escrow agent. Such stock will be held and dividends distributed on such stock will be paid to the Seller for distribution to its shareholders as specified in the escrow agreement (the "Escrow Agreement") to be executed by Seller and Buyer pursuant to Section 6.10 hereof. The Buyer and Seller agree that the Escrow Account shall be used to pay any obligations of the Seller set forth in Article VII and the balance remaining in the Escrow Account shall be paid to the Seller one year from the Closing Date, provided that a number of shares of Aquarion Common Stock equal in value, as determined in accordance with Section 1.3 hereof, to satisfy any unpaid judgments and settlements and any outstanding or unsatisfied claims against the Escrow Account shall be retained in the Escrow Account until such judgments, settlements and claims have been satisfied and discharged, and any unused amount remaining after such satisfaction and discharge shall be promptly paid to the Seller.

                                  ARTICLE II
                                  ----------

                                    CLOSING
                                    -------

          Section 2.1  Closing.  The Closing (the "Closing") shall take place
                       -------
at the offices of Buyer, on December 17, 1992 at a time mutually satisfactory to the parties hereto, or at such other place and time as the parties hereto may agree (the "Closing Date").

          Section 2.2  Closing Deliveries by Seller.  At the Closing, Seller
                       ----------------------------
shall deliver, or cause to be delivered, the following to Buyer:

          (a) (i) stock certificates representing all NCWC capital stock and the capital stock of RWSC (the "Stock") that

Seller owns duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, together with evidence of payment by Seller of any applicable transfer tax; (ii) deeds or title to real or personal property; and (iii) a bill of sale for the Assets; and

          (b) the opinions, certificates and other documents required to be delivered pursuant to Article V of this Agreement.

          Section 2.3  Closing Deliveries by Buyer.  At the Closing, Buyer shall
                       ---------------------------
deliver, or cause to be delivered, the following to Seller:

          (a) Certificates representing the Aquarion Common Stock registered with the Securities and Exchange Commission and freely tradeable (subject to certain restrictions pursuant to Article XIII hereof) on the New York Stock Exchange, registered in such names as the Seller may request not less than seven
(7) full business days in advance of the Closing Date; and

          (b) the opinions, certificates and other documents required to be delivered pursuant to Article V of this Agreement.

                                  ARTICLE III
                                  -----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          The Seller hereby represents and warrants to the Buyer as follows:

          Section 3.1  Organization, Standing, etc.
                       ----------------------------

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, is duly qualified or licensed and in good standing as a foreign corporation, and is authorized to do business in each jurisdiction in which the ownership or leasing of its property or the character of its operations makes such qualification necessary. Seller has all requisite corporate power and authority to awn its assets and to carry on its business as presently conducted. Seller has the requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and (ii) execute, deliver and perform its obligations under all other agreements and instruments, including but not limited to, a registration statement on Form S-4 including an information statement/prospectus relating to the Aquarion Common Stock, executed and delivered by it, or to be issued and delivered by it, pursuant to or in connection with this Agreement (the "Related Agreements"). The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the information statement/ prospectus in the form first used to confirm sales of Aquarion Common Stock is hereinafter referred to as the "Prospectus") (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).

          (b)  Each of NCWC and RWSC is a public service company as defined in
Section 16-1 of the General Statutes of Connecticut and is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, is duly qualified or licensed and in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of its property or the character of its operations makes such qualification necessary. Each of NCWC and RWSC has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and as proposed to be conducted.

          Section 3.2  Due Execution, etc.  This Agreement and each of the
                       ------------------
Related Agreements has been duly authorized, executed and delivered by Seller and, in the case of this Agreement, and if approved in accordance with applicable state law by the shareholders of Seller, will be a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms except, to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affected creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

          Section 3.3  Use of Water.  Each of NCWC and RWSC has the right to
                       ------------
use the water it is using in the manner in which it is using such water. The system maps, property maps, facility maps, as well as plans to pump stations, wells and other related water system maps, of each of NCWC and RWSC attached hereto as Exhibits A and B, respectively, Are accurate in all material respects. Neither NCWC nor RWSC are charging rates for sales of water in excess of those approved by the Connecticut Department of Public Utility Control ("DPUC").

          Section 3.4  No Conflict.  Except for regulatory approvals and such
                       -----------
consents as set forth in Schedule 3.4, the execution, delivery and performance by Seller of this Agreement and the Related Agreements, and compliance by Seller with the terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a breach or violation of any of the terms or conditions of the Charter documents, of incorporation, or by-laws of Seller, NCWC or RWSC;

          (b) conflict with, or result in a breach, termination or violation of, or constitute a default (or an event which with notice or passage of time or both would constitute a default under), or result in, or acquire the creation or imposition of, any liens, mortgages, pledges, security interests, charges, restrictions and encumbrances ("Liens") upon or with respect to any material part of the Assets now owned or hereafter acquired by Seller or result in the acceleration of the performance by Seller, NCWC or RWSC under any of the terms and conditions of any bond, indenture, mortgage, deed of trust, note, loan or credit agreement, or any material lease, license, franchise, contract, agreement or instrument to which Seller, NCWE or RWSC is a party or by which Seller, NCWC or RWSC or any of their respective properties or assets are bound or affected;

          (c) violate any provision of any law, rule, regulation, order, judgment or decree of any court of competent authority or governmental or regulatory authority applicable to Seller, NCWC or RWSC or any of their properties or assets now owned or hereinafter acquired; and

          (d) require Seller, NCWC or RWSC to obtain any consent or approval of, or filing with or notice to, any governmental or regulatory authority or any third party, except as set forth in Schedule 3.4 hereof.

          Section 3.5  No Other Agreements.  None of Seller, NCWC or RWSC are
                       -------------------
a party to, nor bound by, any material contract, agreement, instrument or commitment relating to the transactions contemplated herein other than this Agreement or the Related Agreements, except as set forth in Schedule 3.5 hereof.

          Section 3.6  Litigation, Proceedings, etc.  Except as set forth on
                       ----------------------------
Schedule 3.6, there is no action, claim, suit, proceeding or investigation pending or, to the best of their knowledge, threatened against or affecting Seller, NCWC or RWSC or any of their respective assets or properties before or by any court, governmental agency or regulatory authority (federal, state, local or foreign) which relates to or challenges the legality, validity or enforceability of this Agreement or the Related Agreements, or which, if determined adversely to Seller, NCWC or RWSC (a) would have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of Seller, NCWC or RWSC ("Material Adverse Effect"), or
(b) would (individually or in the aggregate) impair the ability or obligation of Seller, NCWC or RWSC to perform fully on a timely basis any material obligations which it has or will have under this Agreement or the Related Agreements. Schedule 3.6 sets forth the nature and status with respect to each suit, action or proceeding, or investigation pending, or to the best knowledge of Seller, threatened against Seller, NCWC or RWSC, and, to the extent applicable, with respect to each judgment, degree, injunction, rule or order.

          Section 3.7  Subsidiaries and Affiliates.  Schedule 3.7 lists any
                       ---------------------------
interest in any business, enterprise, or firm, directly or indirectly, owned by Seller.

          Section 3.8  Financial Statements.  Seller has delivered to Buyer all
                       --------------------
available audited balance sheets of Seller, NCWC and RWSC for the years ended December 31, 1987, through the Closing Date and the related statements of income and cash flows as certified by Price Waterhouse, independent public accountants, ("Audited Financials"). Seller has also delivered to the Buyer all available interim balance sheets of Seller, NCWC and RWSC and the related statements of income and cash flows for the periods between January 1, 1992 and the Closing Date ("Interim Unaudited Financials"). The Audited Financials, together with the notes related thereto, are true, correct complete and present fairly the financial position and results of operation and cash flows of Seller, NCWC and RWSC at the dates and for the periods therein set forth in accordance with generally accepted accounting principles consistently applied. The Interim Unaudited Financials, (including any related notes) fairly present the financial positions and results of operations and cash flows of Seller, NCWC and RWSC at the date and for the periods therein set forth in accordance with generally accepted accounting principles consistently applied.

          Section 3.9  Licenses, Approvals, other Authorizations.  Schedule 3.9
                       -----------------------------------------
discloses a list of all material governmental and private licenses, permits, certifications, easements, consents, franchises, qualifications, orders and approvals of any federal, state, local or other governmental authority possessed by or granted to Seller, NCWC or RWSC, ("Licenses") and used or relied on in the operation of its business in accordance with good business practices. Except as noted in Schedule 3.9 hereto, all such Licenses are in full force and effect. The items disclosed in Schedule 3.9 constitute all of the Licenses, necessary or required for the operation of the businesses of Seller, NCWC, or RWSC in accordance with sound business practices as they currently are being operated. To the best knowledge of Seller there are no reasons why any such Licenses, should or will:

          (a) terminate except through the expiration of time as provided in any such Licenses;

          (b) not be renewed upon proper application in accordance with past practices of the business; or

          (c) terminate or cause a violation of any provision of such Licenses, as a result of the transfer of the Stock as contemplated by this Agreement.

          For purposes of this Agreement "knowledge of seller" shall mean the knowledge of any officers or directors of NCC, NCWC or RWSC.

          Section 3.10  Certain Fees.  No fees or commissions will be payable
                        ------------
by Seller, NCWC or RWSC to brokers, finders, investment bankers, or banks with respect to this Agreement or the Related Agreements and the transaction contemplated hereby or thereby.

          Section 3.11  Taxes.  Seller, NCWC and RWSC have prepared and filed
                        -----
with the appropriate federal, state and local governmental agencies all tax returns required to be filed for taxable periods ending on or prior to the Closing Date by them or by any joint venture or other enterprise with which they may be associated and have paid or caused to be paid all taxes, including sales and gross receipts taxes, shown to be due on such tax returns, which returns are complete and accurately reflect all matters therein required to be reflected, and on all assessments received by them to the extent that such assessments have become due. Neither Seller, NCWC nor RWSC have executed or filed with any governmental authority any agreement extending the period of assessment or the collection of any tax. Neither Seller, NCWC or RWSC is a party to any pending action or proceeding, nor to the best knowledge of Seller, is any action or proceeding threatened, by any governmental authority for assessment or collection of any taxes, and no claim for assessment or collection of taxes has been assessed against Seller, NCWC or RWSC.

          Section 3.12  Contracts and Commitments; None Burdensome, etc.
                        -----------------------------------------------

          (a) To the best knowledge of the Seller, neither Seller, NCWC nor RWSC is a party to or is bound by any contracts, instruments, commitments or other agreements not made in the usual and ordinary course of their businesses, other than those listed in Schedule 3.12 or any other schedule hereto. Neither Seller, NCWC, RWSC nor, to the best knowledge of the Seller, any of their employees, is a party to or bound by any contract, instrument, binding commitment or other agreement (other than any agreement referred to in clause
(b)(ii) below), or subject to any charter, by-law or other corporate restriction, which has a Material Adverse Effect other than those listed in
Schedule 3.12;

          (b) The Seller has delivered to the Buyer true and complete copies of the documents identified on Schedule 3.12, which Schedule contains a complete and correct list of all contracts, commitments, agreements, plans, water supply agreements, arrangements and undertakings, whether written or oral, express or implied, or any other legally binding contracts (other than leases) to which any of Seller, NCWC or RWSC is a party or by which any of them or any of their respective properties and assets is subject that:

          (i) involve binding commitments of NCWC or RWSC to others to make payments or future payments (other than payments under any agreement referred to in clause (ii) below) in excess of $5,000, purchases involving $5,000 or more or sales involving $5,000 or more in any one case;

         (ii) relate to any direct or indirect indebtedness for borrowed money, including but not limited to loan agreements, lease-purchase agreements, guarantees, agreements to purchase goods or services in excess of $5,000 or to supply funds or undertakings on which others rely in extending credit; or any conditional sales contracts, chattel mortgages, equipment lease agreements, or other security arrangements with respect to personal property with a value in excess of $5,000, in each instance used or owned by Seller, NCWC or RWSC;

        (iii) involve a commitment which by its terms cannot, or in reasonable probability will not, be performed in all material respects within a period of less than one year from the date thereof;

         (iv) are joint venture, partnership or other similar contracts, arrangements or understandings;

          (v) are tax-sharing arrangements (whether written or oral) among Seller, NCWC or RWSC and any agreements relating to tax liability that Seller, NCWC or RWSC may have with any other entity, including formerly affiliated companies; and

         (vi) are contracts, binding understandings, binding commitments or agreements (other than tax-sharing arrangements referred to in clause (v) above) among Seller, NCWC and RWSC, including, without limitation, those relating to borrowed money, shared customers, employees and intercompany services currently being provided by NCWC or RWSC.

          (c) To the best knowledge of the Seller, NCWC or RWSC, the contracts, agreements, plans, arrangements and undertakings listed on Schedule 3.12 are valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and are in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect.

          (d) No party with whom any of Seller, NCWC or RWSC has a material contractual relationship is in default for more than 30 days in the payment of any obligation involving $5,000 or more under, or to the best knowledge of the Seller, in the performance of any material covenant or obligation to perform by it pursuant to, any such contract, lease, agreement, plan or arrangement.

          (e) To the best knowledge of the Seller, no party with whom any of Seller, NCWC or RWSC has a material relationship has indicated that it will terminate, or alter in any way materially adverse to Seller, NCWC or RWSC, any such relationship as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

          Section 3.13  Compliance with Contracts and Commitments.  Except as
                        -----------------------------------------
described in Schedule 3.13, to the best knowledge of the Seller, neither Seller, NCWC nor RWSC is in violation of or in default under any term of its charter documents or bylaws or under any term of any mortgage, indenture, deed of trust, promissory note, instrument, lease, contract or any other agreement to which it is a party, or which it has assumed, or by which it or any of its assets or other properties may be bound, which violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Seller, no present employee of Seller, NCWC or RWSC is, or in the ordinary course of such employee's responsibilities will be, in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement (whether with Seller, NCWC, RWSC or any other person) adversely affecting the right of any such employee or proposed employee to be employed by Seller, NCWC or RWSC.

          Section 3.14  Sufficiency of Assets and Materials.  As of the time
                        -----------------------------------
of the execution of this Agreement and as of the Closing, the Assets comprise all of the properties and assets currently used by NCWC or RWSC and are sufficient for the normal operation of such businesses and operations on a basis consistent with past practices. Except as disclosed on Schedule 3.14, all material Assets are in good operating condition, reasonable wear and tear excepted, and have been properly maintained.

          Section 3.15  Labor Matters.  There are no labor unions or
                        -------------
associations representing employees of Seller, NCWC or RWSC. As of the date hereof, no work stoppage against Seller, NCWC or RWSC is pending or, to the knowledge of the Seller, threatened, and none of Seller, NCWC or RWSC is involved in or to the best knowledge of the Seller threatened with any labor dispute, arbitration, overtime claim, discrimination complaint, lawsuit or administrative proceeding relating to labor matters involving the employees of Seller, NCWC or RWSC (excluding routine workers' compensation claims) that could reasonably be expected to have a Material Adverse Effect.

          Section 3.16  Employee Benefit Plans.
                        ----------------------

          (a) Schedule 3.16 contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA Section 3 (37), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of Seller, NCWC or RWSC has any present or future right to benefits or under which Seller, NCWC or RWSC has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

          (b) With respect to each Company Plan, the Seller has made available to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable:

               (i) Any related trust agreement, annuity contract or other funding instrument;

              (ii)  the most recent determination letter;

             (iii) any summary plan description and other written communications disseminated by Seller, NCWC or RWSC to its employees concerning the extent of the benefits provided under a Company Plan; and

              (iv) for the three recent years flied, (A) the Iternal Revenue Service Form 5500 and attached schedules; (B) audited financial statements; (C) actuarial valuation reports; and (D) attorneys' responses to auditors' requests for information.

          (c)  Except as set forth in Schedule 3.16:

               (i) each Company Plan has been established and administered in compliance with the applicable requirements of law, including ERISA and the Code, where the failure to comply therewith could reasonably be expected to have a Material Adverse Effect;

              (ii) each Company Plan intended to be a qualified plan within the meaning of Code section 401(a) has received a favorable determination letter as to its qualification and, to the best knowledge of Seller, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

             (iii) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the best knowledge of Seller, threatened which could reasonably be expected to have a Material Adverse Effect, no facts or circumstances exist which could insofar as can be reasonably foreseen give rise to any such actions, suits or claims;

              (iv) neither the Seller, NCWC or RWSC nor any other party in interest (within the meaning of Section 3(14) of ERISA) or disqualified person (within the meaning of Section 4975 of the Code) has engaged in a prohibited transaction, as such term is defined under Code section 4975 or ERISA section 406, which (A) would subject Seller, NCWC, RWSC or Buyer to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i) and (B) could reasonably be expected to have a Material Adverse Effect pursuant to the Code;

               (v) neither Seller, NCWC nor RWSC has committed any act or failed to take any action and, to the best knowledge of Seller, no event has occurred and no condition exists, that would subject Seller, NCWC or RWSC either directly or by reason of its affiliation with any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414, to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations that may affect employee benefit programs including, but not limited to, the taxes imposed by Code sections 4971,

          4972, 4977, 4979, 4980B, 4976(a) or the fine imposed by ERISA section 502(c), which could reasonably be expected to have a Material Adverse Effect;

              (vi) for each Company Plan with respect to which a Form 5500 has been filed, no material change which could reasonably be expected to have a Material Adverse Effect has occurred with respect to the matters covered by the most recent Form since the date thereof;

             (vii) all contributions or insurance premiums required to be made prior Lo the Closing Date under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and with respect to such liabilities attributable to service on or before the closing Date, either (A) adequate reserves have been provided or (B) such liabilities will be accrued on the Interim Unaudited Financials or Audited Financials, whichever is most recent;

            (viii) except as provided on Schedule 3.16, no Company Plan has been amended to provide for an increase in benefits effective on or after the Closing Date; and

              (ix) each Company Plan may by its terms be amended or terminated. For purposes of this Section 3.16(c), the term "Material Adverse Effect" is deemed to include events occurring individually or in the aggregate.

          (d) No Company Plan and no employee benefit plan (including any multi-employer plan within the meaning of ERISA section 3 (37)) of any member of the Controlled Group is, or ever has been prior to the Closing Date, subject to Title IV of ERISA, Part 3 of Title I of ERISA, or Code Section 412, and no such plan that is a welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides or has provided coverage to employees after retirement, including post-retirement medical benefits (except to the extent required by law).

          (e) Except as set forth in Schedule 3.16, (i) each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements, and
(ii) the Company has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be qualified within the meaning of Code section 501(c)(9).

          (f) except as set forth in Schedule 3.16, no Company Plan is an excess plan" (within the meaning of Section 3(36) of ERISA) or a "top hat" plan, within the meaning of Section 201(2) of ERISA.

          (g) except as set forth on Section 3.16, no employee of Seller, NCWC or RWSC could receive under any Company Plan (i) a "parachute payment" within the meaning of Section 28OG or Section 4999 of the Code as a result of the transactions contemplated by this Agreement or (ii) the payment of any money or other property or rights, or the acceleration or provision of any other rights or benefits, as a result of the sale and purchase of the Stock under this Agreement, whether or not such payment, acceleration or provision would constitute a parachute payment.

          Section 3.17  Title to and Condition of Assets.
                        --------------------------------

          (a) Seller has good title to all of its Assets, except as reflected on Schedule 3.17;

          (b) Seller is the lawful owner, beneficially and of record, of all the capital stock of NCWC and 97.2% of the capital stock of RWSC. The authorized capital stock of NCWC consists of (i) 12,000 shares of common stock, $25 par value per share, of which 10,480 shares will be issued and outstanding as of the Closing, and (ii) 8,000 shares of 10% preferred stock, $100 par value per share, of which 4,772 shares will be issued and outstanding as of the Closing. The authorized capital stock of RWSC consists of (iii) 2,000 shares of common stock of which 2,000 shares will be issued and outstanding as of the Closing, and (iv) 3,593 shares of preferred stock, of which 3,593 shares will be issued and outstanding as of the Closing. Seller owns 1,944 shares of RWSC common stock and 3,593 shares of RWSC preferred stock. All of such outstanding shares shall have been duly and validly authorized, and are or will be fully paid and non-assessable as of the Closing. Neither NCWC nor RWSC has any stock or securities convertible into or exchangeable for any of its capital stock, or any rights (either preemptive or otherwise) to subscribe for or to purchase, or any options, warrants or other rights for the purpose of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock. The sale of the Stock by Seller to Buyer pursuant hereto will transfer to the Buyer legal and valid title thereto free and clear of all liens and claims whatsoever.

          (c) Seller, NCWC and RWSC each respectively have good and marketable titles to all of its real property and good title to all of its other properties and assets, personal and mixed, free and clear of any Liens and charges, except as reflected on Schedule 3.17. Schedule 3.17 discloses a complete list of all real estate or structures owned and leased by or from either of Seller, NCWC and RWSC. All real estate owned and leased and improvements thereon conform in all material respects to applicable laws and regulations, including but not limited to building, health and safety ordinances, and environmental, ecological and historical district laws. The property is zoned for the various purposes for which the real estate is presently being used. Except as disclosed on Schedule 3.17, (i) all real estate owned or leased has been adequately maintained, is in good condition and is suitable for the conduct of the business of Seller, NCWC and RWSC and (ii) each building (including its electrical, plumbing and heating, air conditioning and roof) and each structure is in all material respects in good operating condition and repair, normal wear and tear excepted.

          Section 3.18  Corporate Records.  The stock certificates, stock
                        -----------------
registers delivered at the Closing, minutes of all directors' and stockholders' meetings heretofore exhibited to the Buyer, constitute all of the stock certificates, transfer books and minute books and are true, complete and accurate records of all material proceedings of the stockholders and directors of Seller, NCWC and RWSC and the issuance and record ownership of all shares of NCWC and RWSC. The accounting books and records of Seller, NCWC and RWSC are in all material respects true, correct and complete, and have been maintained in accordance with good business practices.

          Section 3.19  Material Liabilities.  Except as disclosed in Schedule
                        --------------------
3.19, there are no material liabilities of Seller, NCWC or RWSC, whether accrued, absolute, contingent or otherwise, for which either Seller, NCWC or RWSC is liable, which shall not be paid by either or by insurance maintained by Seller, NCWC or RWSC on or prior to the Closing or be disclosed in this Agreement or in the schedules attached hereto or reflected in the Interim Unaudited Financials subject to normal year-end adjustments or in the Audited Financials, whichever is most recent. As of the date hereof, to the best knowledge of Seller, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to such liabilities, except in the normal course of business and consistent with past practices.

          Section 3.20  Receivables.  The accounts receivable of Seller, NCWC
                        -----------
and RWSC are actual and bona fide receivables representing obligations. To the best knowledge of Seller, (a) the receivables are collectible in the ordinary course of business, subject to stated reserves for doubtful accounts and

(b) the reserve on the Interim Unaudited Financials or Audited Financials, whichever is most recent, with respect to such doubtful accounts is adequate.
Schedule 3.20 provides a complete and accurate list of the accounts receivable of Seller, NCWC and RWSC as of the date of execution of this Agreement, which list shall be updated within 30 days of the Closing Date or such other date as agreed to by Buyer within ten (10) days of the Closing. Schedule 3.20 sets forth all accounts receivable in excess of 120 days, 90 days and 60 days.

          Section 3.21  Inventories and Prepaids.  Inventory and prepaids of
                        ------------------------
Seller, NCWC and RWSC which are reflected on the Interim Unaudited Financials or Audited Financials, which ever is most recent, will be usable or salable in the ordinary course of BHC's business, including the operation of NCWC and RWSC, are not and will not be excessive in kind or amount in light of the historical business needs and practices of BHC, NCWC and RWSC and are and will be valued at cost or market, whichever is lower.

          Section 3.22  Leases.  Schedule 3.22 contains a list of all leases
                        ------
with a fixed annual rental in excess of $5,000 pursuant to which Seller, NCWC or RWSC leases as lessee or lessor any real or personal property. Schedule 3.22 contains the aggregate amount of fixed annual rentals under all leases for real or personal property with a fixed annual rental in excess of $5,000. To the best knowledge of the Seller, all material leases are valid and binding and there is not under any such material lease any existing default or event of default or event with which notice of the lapse of time or both would constitute a default or event of default.

          Section 3.23  Intellectual Property.  Seller, NCWC and RWSC have the
                        ---------------------
free and unencumbered right to use all the patents, trademarks, tradenames, copyrights, technology and know-how ("Intellectual Property") necessary or currently used in the operation of its business. The conduct of the business of NCWC and RWSC, to the best knowledge of Seller, does not conflict with or infringe any Intellectual Property of any entity or person.

          Section 3.24  Compliance with Laws.  Except as disclosed in Schedule
                        --------------------
3.24, each of Seller, NCWC and RWSC has complied in all respects and has operated in accordance with all foreign, federal, state, local or other laws, statutes, ordinances, rules and regulations, orders, judgments and decrees of any court of competent authority or governmental or regulatory authority applicable to it or any of its businesses, operations, properties or assets, where the failure to comply therewith, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and Seller, except as disclosed in Schedule 3.24, has no notice or knowledge of any claim for any known violation thereof.

          Section 3.25  Bank Accounts and/or Credit.  Schedule 3.25 discloses
                        ---------------------------
a true, correct and complete list of all financial institutions or vendors in which an account is maintained by, or loans, lines of credit or other credit commitments have been secured by or for NCWC or RWSC together with the names of all persons authorized to draw thereon. Except as disclosed in

Schedule 3.25, NCWC or RWSC does not have any loan or other agreements for the borrowing of money and none of the loans or lines of credit impose any prepayment restrictions. There are no loans or other agreements which upon the transfer of the Stock as contemplated by this Agreement will accelerate to maturity, increase the rate or charges or otherwise change their terms or provisions.

          Section 3.26  Reports.  Except as set forth in Schedule 3.26, to the
                        -------
best knowledge of the Seller, NCWC, RWSC and Seller have duly filed all material reports required to be filed by them with any governmental or regulatory body having jurisdiction over them and have previously delivered or will deliver, upon the Buyer's reasonable request, to the Buyer complete and accurate copies of such reports. Except as described in Schedule 3.26, to the best knowledge of the Seller, each of such documents presented fairly the information required to be included therein.

          Section 3.27  Fundamental Changes.  Except as set forth on Schedule
                        -------------------
3.27 hereto, since December 31, 1991,

          (a)  there has not been any:

               (i) event or the occurrence of any condition of any character which has a Material Adverse Effect;

               (ii) change in the known contingent obligations (by way of guaranty, endorsement, indemnity, warranty or otherwise) of Seller, NCWC or RWSC which individually or in the aggregate has a Material Adverse Effect;

               (iii) damage, destruction, casualty loss or theft, whether or not covered by insurance, which has a Material Adverse Effect;

               (iv) need to write off or any write-off of any amounts of loans as losses which has a Material Adverse Effect; or

               (v) change in the relationship of course of dealing between Seller, NCWC or RWSC and any of their suppliers, customers, distributors, lenders or creditors which has a Material Adverse Effect; and

          (b)  Neither Seller, NCWC nor RWSC have:

                 (i) taken any action to alter its charter documents or by-laws or in any other manner alter its capital stock;

                 (ii) issued or sold any shares of its capital stock, any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire any shares of capital stock;

                 (iii) declared, set aside or paid any dividend or made any other distribution or payment in respect of shares of the capital stock of NCWC or RWSC, or directly or indirectly redeemed, retired, purchased or otherwise acquired any of such capital stock;

                 (iv) merged, amalgamated or consolidated with any other corporation or acquired all or substantially all of the business or assets of any other person, corporation, partnership, firm, association or business organization, entity or enterprise, or acquired ownership or control of the management or policies thereof;

                 (v) made any change in the accounting principles, methods, policies or procedures or in amortization policies or rates;

                 (vi) entered into, created or assumed: (A) any obligation for borrowed money except for borrowings in an aggregate amount up to $20,000 for 30 days or less; (B) any deed of trust, conditional sale or other title retention agreement or Lien; or (C) any easement or covenant, or any restriction or other burden of record, upon any of its properties or assets whether now owned or hereafter acquired;

                 (vii) assumed, guaranteed, endorsed or otherwise become liable with respect to the obligations of any other person, corporation, partnership, firm, association, business organization, entity or enterprise, except for endorsements for collection of negotiable instruments in the ordinary course of business as heretofore conducted;

                 (viii) made any loan or advance in excess of $5,000 to, or acquired the capital stock or any other securities in excess of $5,000 of, any person, corporation, partnership, firm, association, business organization, entity or enterprise;

                 (ix) entered into any transaction involving an amount in excess of $5,000 with, or created or assumed any obligation of or liability in excess of $5,000 to, any officer, director or any affiliate of such persons, except for such transactions that had been entered into or obligations or liabilities created or assumed pursuant to agreements in existence prior to January 1, 1992;

                 (x) except in the ordinary course of business, effected any increase in salaries, bonuses, commissions, wages, benefits or other compensation payable to any of its officers, directors or employees or, amended or increased benefits under any Company Plans, including without limitation, severance pay;

                 (xi) cancelled, waived or compromised any debt, claim or right owed to it which debt, claim or right, taken as a whole is material to Seller, NCWC or RWSC;

                 (xii) entered into any employment contract involving an amount in excess of $25,000, or entered into any other contract (A) not in the ordinary course of business or (B) in excess of $25,000;

                 (xiii) sold, assigned, transferred or leased any vehicle or vehicles with an aggregate value in excess of $5,000 or any of its fixed assets with an aggregate value in excess of $5,000;

                 (xiv) cancelled any of its insurance policies or any of the coverage thereunder (including any material modifications thereof) or failed to maintain the Assets or properties and assets of NCWC or RWSC in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted;

                 (xv)   sold, leased, mortgaged, abandoned or otherwise
          disposed of any interest in real property, or sold, leased, abandoned, assigned, transferred, licensed or otherwise disposed of any brand name, invention, process, know-how, formula, pattern, design, trade secret or interest thereunder, or (except in the ordinary course of business) any other intangible asset, any machinery, equipment or other operating property, provided, however, Seller may sell Class III
                                    --------  -------
          property if the proceeds from such sale ace used to reduce the outstanding $1,250,000 loan from The Village Bank of Ridgefield;

                 (xvi) disposed of or allowed to lapse any leases of real or personal property or any license or other right to the use of any Intellectual Property, or disposed of (except in the ordinary course of business) any other property that is material to Seller, NCWC or RWSC;

                 (xvii) made any capital expenditures in excess of $1,000 per expenditure or incur $25,000 of expense in the aggregate or binding commitment to make any such expenditure; or

                 (xviii) made any agreement or binding commitment to take any action described in this Section 3.27.

          Section 3.28  Insurance.  As of the Closing Date, each of Seller,
                        ---------
NCWC and RWSC are covered by valid and currently effective insurance policies issued in favor of Seller, NCWC or RWSC, and insure against hazards and risks and liability to persons and property, including product liability insurance, dam insurance, at least to the extent and in the manner customary, in the jurisdictions in which it conducts its business, for similarly situated companies, similar businesses and similar products. Schedule 3.28 hereto sets forth a list and brief description of all insurance policies now held by Seller, NCWC or RWSC (including carriers, policy numbers, effective and termination dates and coverage and self-insured retention amounts). All premiums due on such policies have been paid in full or will be accrued on the consolidated balance sheet of Seller, NCWC and RWSC as of such date, and the Seller, NCWC and RWSC have complied in all material respects with the provisions of such policies. All claims, if any, made against Seller, NCWC or RWSC which are covered by insurance are being defended by the appropriate insurance companies without any reservation of rights to contest insurance coverage of any such claim.

          Section 3.29  Compliance with Environmental Laws.  To the best
                        ----------------------------------
knowledge of the Seller, except as described in Schedule 3.29 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Seller,

NCWC, RWSC and their past and present subsidiaries and affiliates ("Company Entities"):

              (i) have not at any time, directly or indirectly, "treated", "disposed of", "generated", "stored", "released" any "toxic or hazardous wastes" or "hazardous substances", as each of the terms is defined under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Federal Clean Air Act and all regulations promulgated thereunder, and other applicable federal, state or local environmental laws, regulations or ordinances (Environmental Laws"), or arranged for such activities, in, on or under any parcel of land, whether or not owned, occupied or leased by Company Entities;

              (ii) are in substantial compliance with all Environmental Laws, and have not received any notices of violation or claims thereunder which have not been satisfactorily resolved;

              (iii) there is no soil or water contamination at or migrating from any of the facilities or properties owned, leased or occupied by Company Entities;

              (iv) there are no liens filed or threatened under any applicable Environmental Law with respect to any of the facilities or properties owned, leased or occupied by Seller, NCWC or RWSC as a result of Company Entities' acts or omissions;

               (v) Company Entities have made no filings or notifications to any governmental authorities regarding any on-site disposal of toxic or hazardous wastes or hazardous substances (collectively, "Hazardous Substances") or solid wastes other than notifications of accidental releases as required by law; and

               (vi) Company Entities have not received any notices of responsibility, including without limitation potentially responsible party notices, or other claims related to off-site transport, treatment, storage, placement or disposal of Hazardous Substances, including any claims related to land application of sludge.

          To the best knowledge of the Seller, Schedule 3.29 contains a complete list from January 1, 1981 to the present of any haulers, if any, for the disposal of hazardous waste for Seller, NCWC or RWSC or any past or present subsidiary and their predecessors.

          Section 3.30  Health and Safety Matters.  Except as disclosed in
                        --------------------------
Schedule 3.30 hereto, Seller, NCWC and RWSC are in substantial compliance with all requirements of the Federal Occupational Safety and Health Act, 29 U.S.C
Section 651 et seq., ("OSHA"), regulations promulgated thereunder and any
            -- ---
applicable state laws regarding health and safety the enforcement of which, if Seller, NCWC or RWSC were not in compliance, would have a

Material Adverse Effect. Except as disclosed in Schedule 3.30 hereto, none of the Seller, NCWC or RWSC have received any citation or notice of violation from the Federal Occupational Safety and Health Administration, of any state counterpart agency setting forth any respect in which the facilities or operations of Seller, NCWC or RWSC are not in compliance with OSHA, the regulations thereunder or applicable state laws which citation or notice has not been addressed, corrected or remedied to the satisfaction of such governmental agencies.

          Section 3.31  Agreements with Employees.  Schedule 3.31:
                        -------------------------

          (a) contains a complete list or a general description of all consulting, employment, management, bonus, incentive compensation or severance pay or other similar agreements (other than those agreements that involve only cash compensation in an annual amount less than $20,000) concluded with any person, oral or written, and still in effect, to which Seller, NCWC or RWSC has or will have outstanding obligations, copies of which have been made available to the Buyer;

          (b) lists the names of all commissioned employees and includes a copy of the commission plans of Seller, NCWC and RWSC; and

          (c) lists the names of all officers, directors and employees of NCWC and RWSC with employment contracts and the term of such contract.

          Section 3.32  Transactions with Affiliates.  Except as set forth in
                        ----------------------------
Schedule 3.32 or in the Financial Statements, neither any officer or director of Seller, NCWC, RWSC nor any relative or affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Seller:

          (a) owns, directly or indirectly, any interest in or is a director or employee of any organization that is a competitor, supplier, customer, creditor or debtor of Seller, NCWC or RWSC;

          (b) has any outstanding contract, agreement or other binding arrangement other than any employment agreement or arrangement with Seller, NCWC or RWSC which will continue in effect after the Closing; or

          (c) has engaged in any transaction with any other person or its affiliates (other than Seller, NCWC or RWSC or the Buyer) since January 1, 1992 which was (i) material to the business, operations or properties of Seller, NCWC and RWSC taken as a whole or (ii) undertaken in contemplation of the sale of the Assets.

          Section 3.33  Prospectus.  Seller will furnish Aquarion all
                        ----------
information relating to Seller, NCWC and RWSC as is necessary to enable Aquarion to comply in all material respects with the requirements of federal and applicable state law in connection with the Registration Statement to be filed with the Securities and Exchange Commission (the "SEC") and any information statement/preliminary prospectus (hereinafter the "preliminary prospectus") and Prospectus to be sent to Seller's stockholders for purposes of the meeting of stockholders. The information provided by Seller, NCWC and RWSC contained in the Registration

Statement and Prospectus will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that Seller makes no representation or warranty in respect of any information contained in such proxy statement furnished by Aquarion expressly for use therein. Seller will cooperate with Aquarion and will provide Aquarion with its stockholder lists, including correct addresses, to enable Aquarion to send the Prospectus and any preliminary prospectus to Seller's stockholders. Seller will also cooperate with Aquarion to allow Aquarion to send to Seller's stockholders amendments or supplements to the Prospectus as may be necessary, in the light of developments occurring subsequent to the mailing of such Prospectus, to ensure that the Registration Statement and Prospectus as so amended or supplemented, will not, on the date of the meeting of stockholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV
                                  ----------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

            Buyer represents and warrants to the Seller as follows:

            Section 4.1 Organization, Standing, etc.  Buyer is a public service
                        ---------------------------
company as defined in Section 16-1 of the General Statutes of Connecticut and is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, is duly qualified or licensed and in good standing as a foreign corporation, and is authorized to do business in each jurisdiction in which the ownership or leasing of its property or the character of its operations makes such qualification necessary. Buyer has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted. Buyer has the requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and (ii) execute, deliver and perform its obligations under the Related Agreements.

          Section 4.2 Authorization and Validity of Agreement; No Conflict.
                      ----------------------------------------------------

          (a) The execution, delivery and performance by the Buyer of this agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

          (b)  Except for regulatory approvals such consents identified in
Schedule 4.2(b) hereto, which shall be obtained prior to the Closing, the execution, delivery and performance by Buyer of this Agreement and the Related Agreements and compliance by Seller with the terms and provisions hereof and thereof and the consummation by Buyer of the transactions contemplated hereby and thereby will not:

               (i) conflict with or result in a breach or violation any of the terms and conditions of the charter documents or by-laws of Buyer;

               (ii) conflict with, or result in the breach, termination or violation of, (or an event which with or without notice and/or the passage of time or both, would constitute a default under), result in, or require the creation or imposition of any Liens upon any of the property or assets of Buyer pursuant to, or result in the acceleration of the performance by Buyer under, any of the material terms and conditions of any bond, indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or other instrument to which Buyer is a party or by which it or any of its assets is bound or encumbered;

               (iii) violate any provisions of any law, rule, regulation, order, judgment or decree of any court of competent authority or governmental or regulatory authority applicable to the Buyer or any of its assets; and

               (iv) require Buyer to obtain any consent or approval of, or make any filing with or notice to, any governmental or regulatory authority or any third party, except for filings with the SEC, DPUC, DHS, DEP and those required under the Connecticut Transfer Act.

          Section 4.3 Litigation, Proceedings, etc.  Except as set forth on
                      ----------------------------
Schedule 4.3, there is no action, claim, suit, proceeding or investigation pending or, to the best of their knowledge, threatened against or affecting Buyer before or by any court, governmental agency or regulatory authority (federal, state, local or foreign) which relates to or challenges the legality, validity or enforceability of this Agreement or the Related Agreements, or which, if determined adversely to Buyer would (individually or in the aggregate) impair the ability or obligation of Buyer to perform fully on a timely basis any material obligations which it has or will have under this Agreement or the Related Agreements. Schedule 4.3 sets forth the nature and status with respect to each suit, action or proceeding, or investigation pending, or to the best knowledge of Buyer, threatened against Buyer, and, to the extent applicable, with respect to each judgment, degree, injunction, rule or order.

          Section 4.4 Financial Statements and SEC Filings.  Buyer has
                      ------------------------------------
delivered to Seller audited balance sheets of Aquarion for the year ended December 31, 1991 and any subsequent year-end audited financial report available prior to the Closing Date certified by Price Waterhouse, independent public accountants, and the related statements of income and cash flows ("Aquarion

Audited Financials"). Buyer has also delivered to the Seller certain interim balance sheets of Aquarion and the related statements of income and cash flows for the periods between January 1, 1992 and the Closing Date ("Aquarion Interim Unaudited Financials"). The Aquarion Audited Financials, together with the notes related thereto, are true, correct, complete and present fairly the financial position and results of operation and cash flows of Aquarion at the dates and for the periods therein set forth in accordance with generally accepted accounting principles consistently applied. The Aquarion Interim Unaudited Financials, (including any related notes) fairly present the financial positions and results of operations and cash flows of Aquarion at the date and for the periods therein set forth in accordance with generally accepted accounting principles consistently applied.

          Buyer has delivered to Seller Aquarion's Form 10-K for the year ended December 31, 1991 and any subsequent Form 10-K available prior to the Closing Date and Aquarion's Quarterly Report on Form 10-Q for quarters ended March 31, 1992 through the Closing Date. The Buyer has also delivered Aquarion's Proxy Statement for its 1992 annual meeting.

          Section 4.5 Prospectus Preparation.  Aquarion will expeditiously
                      ----------------------
prepare and file the Registration Statement with the SEC and send stockholders of Seller for purposes of the meeting of Seller's stockholders any preliminary prospectus and the Prospectus all of which will comply in all material respects with the requirements of federal and applicable state law. The information contained in the Registration Statement, any preliminary prospectus or the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that Aquarion makes no representation or warranty in respect of any information contained in the Registration Statement, any preliminary prospectus, or the Prospectus furnished by Seller, NCWC and/or RWSC expressly for use therein. Aquarion also makes no representations or warranties regarding the accuracy or completeness of Seller's stockholder list which Seller will have provided. Aquarion will send to Seller's stockholders such amendments and supplements to the Prospectus as may be necessary, in the light of developments occurring subsequent to the mailing of the Prospectus, to ensure that the Prospectus as so amended or supplemented, will not, on the date of the meeting of Seller's stockholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Aquarion shall give Seller, its representatives and counsel a reasonable opportunity to participate in the drafting of the Registration Statement, any preliminary prospectus or the Prospectus and any amendments or supplements thereto and to review the Registration Statement, any preliminary prospectus and the Prospectus prior to being sent to the SEC for review and to Seller's stockholders.

                                   ARTICLE V
                                   ---------

                             CONDITIONS TO CLOSING
                             ---------------------

          Section 5.1 Conditions Precedent to Obligations of Parties.  The
                      ----------------------------------------------
obligations of Buyer and Seller hereunder are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

          (a)  No Injunction, etc.  No preliminary or permanent injunction or
               ------------------
other order issued by any federal or state court of competent jurisdiction in the United States or by any federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority which restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

          (b)  No Proceeding or Litigation.  No Suit, action or governmental
               ---------------------------
proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending by any governmental or regulatory authority against Buyer, Seller, NCWC or RSWC or any of their affiliates, associates, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby or seeking material damages in connection with any of such transactions.

           Section 5.2  Conditions Precedent to Obligations of Buyer.  Buyer's
                        --------------------------------------------
obligation to purchase and pay for the Assets at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

           (a)  Representations and Warranties Correct.  The representations and
                --------------------------------------
warranties made by Seller in Article III hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for changes specifically authorized, contemplated and/or required under this Agreement;

           (b)  Performance.  All covenants, agreements and conditions
                -----------
contained in this Agreement and in the Related Agreements to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects;

           (c)  Compliance Certificate.  Seller shall have delivered to Buyer a
                ----------------------
certificate, executed by the Seller's President, dated the Closing Date, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in paragraphs (a), (b) and (f) of this Section 5.2;

           (d)  Authorization.  The Board to Directors of Buyer shall have
                -------------
authorized and approved the Agreement and the terms and conditions of any regulatory approvals granted in connection with the transactions contemplated by the Agreement and the operation of NCWC and RWSC after Closing;

           (e)  Opinion of Seller's Counsel.  Buyer shall have received from
                ---------------------------
Counsel to Seller an opinion dated the Closing Date in form and substance reasonably satisfactory to Buyer;

           (f)  No Material Adverse Change.  Since December 31, 1991, there
                --------------------------
shall have been no material adverse change in the business, operations, properties, condition (financial or otherwise) or prospects of the Seller, NCWC or RWSC;

           (g)  Delivery of Title to Assets and Stock Certificates.  Seller
                --------------------------------------------------
shall have delivered to Buyer all deeds, titles and other certificates of ownership, as well as certificates, duly endorsed in blank, or accompanied by stock powers fully executed, representing all of the Stock, with all necessary Stock transfer and other necessary documentary stamps, together with the Stock transfer books and minute books of NCWC or RWSC, an affidavit from Seller's Secretary attesting to the status of the abandoned and unclaimed RWSC shares and certificates representing the Stock;

            (h)  Environmental Matters.  Buyer, at its expense, shall have
                 ---------------------
received an environmental assessment, in scope and form reasonably satisfactory to Buyer, of the businesses conducted and the properties owned, operated or leased by Seller, NCWC and RWSC, the results of which are reasonably satisfactory in all respects to the Buyer;

            (i)  Accounts Payable. Buyer shall have received a schedule,
                 ----------------
certified as true and accurate, to the best of his knowledge, by the chief financial or accounting officer of Seller, NCWC and RWSC, showing the amounts and ages of accounts payable of Seller, NCWC and RWSC as of a date not more than 30 days prior to the Closing Date.

            (j)   Accounts Receivable.  Buyer shall have received a schedule,
                  -------------------
certified as true and accurate, to the best of his knowledge, by the chief financial or accounting officer of

Seller, NCWC and RWSC, showing the amounts and ages of accounts receivable of Seller, NCWC and RWSC as of a date not more than 30 days prior to the Closing Date;

          (k)  Financial Statements. Buyer shall have received the Interim
               --------------------
Unaudited Financials, together with a certificate of the chief financial officer of Seller, NCWC and RWSC stating that the balance sheet included in the Interim Unaudited Financials (including any related notes) fairly presents the consolidated financial positions, results of operations and changes in cash flows of Seller, NCWC and RWSC as of its date and each of the other financial statements included therein in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). The Interim Unaudited Financials shall show "Ending Retained Earnings" for each of NCWC and RWSC which is not less than those contained in the Audited Financials dated December 31, 1991;

          (l)  Diversion Permit. The issuance by the DEP of a diversion permit
               ----------------
to allow the transfer in sufficient peak and average quantities to permit use of 600,000 gallons per day of safe yield water from the Reservoir and the Oenoke Ridge Wells, at the option of Buyer or STD, to either the supply line of the First Taxing District of the City of Norwalk on Valley Road or the watershed of STD for direct addition to the existing STD supply;

          (m)  Dam Condition. Confirmation, through a detailed inspection and
               -------------
report by a consultant hired by Buyer or STD that the condition of the dam at the Reservoir is as specified in the report by Roald Haested, Inc. of Waterbury, Connecticut to the STD dated April 11, 1985 entitled, "New Canaan Reservoir Dam Spillway Investigation Report" (the "Haested Report") and the Phase 2 engineering investigation of the NCWC Reservoir prepared by Lenard & Dilaj Engineering (the "Lenard & Dilaj Report");

          (n)  Pipeline Extension. Permission from the Town of New Canaan to
               ------------------
extend a pipeline from the intersection of the NCWC transmission system and Country Club Road through appropriate roadways to the New Canaan/Wilton town line;

          (o)  Easements. The granting of all easements to Buyer or its assigns
               ---------
required for the installation of a gravity line from the hydraulic gradient of the New Canaan Reservoir spillway overflow to avoid the 475-foot elevation above mean sea level at the intersection of Country Club Road and Route 123 in New Canaan;

          (p)  Spillage Easements. The granting of a spillage easement for a cut
               ------------------
emergency spillway approximately 300 feet north of the east abutment across existing Class III land presently owned by NCWC to meet with the Five Mile River below the existing spillway, at a cost to STD which, together with the estimated costs of intended channel improvements, shall not exceed $200,000;

          (q)  Alternate Supply. Development of an alternate means satisfactory
               ----------------
to Buyer of supplying any and all existing customers on the NCWC transmission main from the Reservoir to Country club Road so that said main can be utilized by Buyer or its assigns as a raw water supply main, which costs of developing such alternate means of supply shall be paid by Buyer or its assigns;

          (r)  Approvals. Approvals by all state and federal and local agencies
               ---------
having jurisdiction over NCWC, Buyer and STD of the use of the Reservoir and Oenoke Ridge Wells as raw drinking water supply sources for STD; and

          (s)  Rate Treatment. Buyer shall be satisfied with the treatment, for
               --------------
ratemaking purposes, of the assets and related expenses of NCWC and RWSC, after the Asset Purchase, any disposition of NCWC's Class III land, and the Reservoir sale;

          (t)  Related Transactions. A Property Transfer Agreement by and among
               --------------------
STD, NCWC and MELP shall have become binding and unconditional obligations of the parties thereto as of the Closing Date, to effect a non-taxable three-cornered exchange of property pursuant to which MELP will transfer the Building to NCWC, NCWC will transfer the Reservoir to STD pursuant to the direction of MELP, and STD will pay the amount specified in the Property Transfer Agreement to MELP;

          (u)  Stock Cap. Buyer shall not be required to deliver to Seller more
               ---------
than 130,000 shares of Aquarion Common Stock;

          (v)  Registration Statement. The Registration Statement has become
               ----------------------
effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC.

          (w)  Other Proceedings and Documents.  All other corporate and other
               -------------------------------
proceedings in connection with the
transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Buyer and Buyer's counsel, and Buyer shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          Section 5.3  Conditions Precedent to Obligations of Seller.  Seller's
                       ---------------------------------------------
obligation to sell to Buyer the Assets at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by Buyer in Article IV hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for changes specifically authorized, contemplated and/or required under this Agreement;

          (b)  Performance.  All covenants, agreements and conditions contained
               -----------
in this Agreement and in the Related Agreements to be performed or complied with by Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects;

          (c)  Compliance Certificate.  Buyer shall have delivered to Seller a
               ----------------------
certificate, executed by the President of Buyer, dated the Closing Date, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Section 5.3;

          (d)  Board Authorization.  The Board of Directors of Seller shall have
               -------------------
authorized and approved the Agreement and the terms and conditions of any regulatory approvals granted in connection with the transactions contemplated by the Agreement.

          (e)  Shareholder Authorization.  The shareholders of Seller shall have
               -------------------------
authorized the sale of substantially all of the assets of NCC, including NCWC and RWSC, and the transactions contemplated by the Agreement;

          (f)  Opinion of the Buyer's Counsel.  Seller shall have received from
               ------------------------------
the Buyer's counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Seller;

          (g)  Other Proceedings and Documents.  All other corporate and other
               -------------------------------
proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Seller and Seller's counsel, and Seller shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request;

          (h)  Filings; Consents.  There shall have been obtained all Licenses,
               -----------------
permits, franchises, consents, approvals, waivers, authorizations, qualifications, orders of governmental authorities and parties to contracts with Seller, NCWC, RWSC and Buyer as are necessary in connection with (i) the purchase and sale of the Assets and the transfer of all properties and interest in property necessary for the operation of the NCWC and RWSC water supply systems by Buyer as such businesses are presently being conducted or which, if not obtained, would be reasonably likely to subject Buyer, Seller, NCWC or RWSC, or any such person to civil or criminal liability or could render such transfer void or voidable; and (ii) the purchase and use by STD of the Reservoir;

          (i)  Reservoir Proceeds. The proceeds from the sale of the Reservoir
               ------------------
shall have been allocated to shareholder of NCWC.

          (j)  Stock Value. Seller shall receive from Buyer shares of Aquarion
               -----------
Common Stock, valued pursuant to Section 1.3 hereof, equal to the Purchase Price, provided, that Buyer shall deliver a minimum of 81,250 shares of Aquarion
       --------
Common Stock.

          (k)  Regulatory Approval. The terms and conditions of any regulatory
               -------------------
approval of the transactions contemplated by the Agreement must be reasonably satisfactory to the board of directors and shareholders of NCC.

          (l)  Tax opinion. Seller shall have received a written opinion of
               -----------
Haythe & Curley, counsel to Seller, in form reasonably satisfactory to Seller, to the effect that (i) the transactions described herein will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, (ii) the receipt of Aquarion Common Stock by Seller in exchange for its assets, and the distribution of such stock to the shareholders of Seller will not give rise to gain or loss to Seller or to the shareholders of Seller, (iii) the basis of the Aquarion Common Stock received by a shareholder of Seller as aforesaid will be the same as the shareholder's basis in the stock of Seller surrendered therefor, and (iv) the holding period for the Aquarion Common Stock so received will include such shareholder's holding period in the stock of Seller so surrendered. In connection with such opinion, Haythe & Curley shall be entitled to make such reasonable factual assumptions as are customary in similar opinions, and such factual assumptions shall be confirmed by certificates (to be negotiated by Haythe & Curley, Seller, Buyer and Aquarion) signed by responsible officers of Seller, Buyer and Aquarion.


                                   ARTICLE VI
                                   ----------

                           COVENANTS OF THE PARTIES
                           ------------------------

          Section 6.1 Access to Information Concerning Properties and Records;
                      --------------------------------------------------------
Confidentiality; Disclosure.
---------------------------

          (a) After the date hereof, Seller shall and shall cause NCWC and RWSC to afford to Aquarion or Buyer, their counsel, accountants and other authorized representatives reasonable access during normal business hours to the offices, plants, properties, books and records of Seller, NCWC and RWSC, in order that Buyer may have full opportunity to make such investigations as it desires of the affairs of Seller, NCWC and RWSC.

          (b) Aquarion and Buyer agree that they will, and will cause their directors, officers, other personnel and authorized representatives to, hold in strict confidence, and not to use, any data and information obtained from Seller, NCWC or RWSC (other than information which is a matter of general public knowledge or which has heretofore been or is hereafter published for public distribution or filed by Seller, NCWC or RWSC as public information with any governmental authority other than as a result of a breach of this covenant) and will not, and will ensure that such other persons do not, disclose or use such data and information unless required by legal process or applicable governmental regulations. If this Agreement is terminated for any reason, Aquarion and Buyer will not disclose or use such data and information and will promptly return to Seller all tangible evidence (and all copies thereof) of such data and information which Seller, NCWC or RWSC have furnished to Aquarion or Buyer or such other recipients.

          (c)  Other Requested Information. With reasonable promptness, Seller,
               ---------------------------
NCWC and RWSC and their respective officers, employees, accountants and other agents will (i) deliver to Buyer all financial statements and audit reports that became available subsequent to the date hereof and such other information as Buyer from time to time may reasonably request and (ii) supplement or amend the schedules to this Agreement with respect to any matters heretofore arising which, if existing or occurring before or as of the date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement.

          Section 6.2 Current Information. Seller shall make available to Buyer
                      -------------------
prior to the Closing Date any financial information with respect to Seller, NCWC and RWSC reasonably required by Buyer. During the period from the date of this Agreement to the Closing Date, Seller, NCWC and RWSC will make available one or more of its designated representatives to confer on a regular and frequent basis with a representative of Buyer and to report the general status of the ongoing operations of

NCWC and RWSC. Seller will promptly notify Buyer of any material change in the normal course of business or in the operations or the properties of Seller, NCWC or RWSC and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Seller, NCWC or RWSC, and will keep Buyer fully informed of such events and permit Buyer's representative access to all materials prepared in connection therewith.

          Section 6.3 Further Assurances. Seller and Buyer agree to execute and
                      ------------------
deliver such instruments and take such other action as Buyer or Seller may reasonably require in order to carry out the purpose and intent of this Agreement.

          Section 6.4 RWSC Minority Interest. Seller will use its best efforts
                      ----------------------
to acquire the capital stock of RWSC that it does not own or if Seller is not able to locate the shareholders of such capital stock, Seller will determine if the capital stock is abandoned and unclaimed and will take such steps as are necessary to transfer such property to the State of Connecticut.

          Section 6.5 Public Announcements. Seller and Buyer will consult with
                      --------------------
each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreements with any national securities exchange.

          Section 6.6 Prohibited Actions. Between the date hereof and the
                      ------------------
Closing Date:

          (a) except as expressly contemplated herein or agreed to by Buyer, neither Seller, NCWC nor RWSC shall take any action or agree to take any action identified in Section 3.27(b);

          (b) Seller will use its best efforts to preserve and keep the business organizations of NCWC and RWSC intact and to preserve the goodwill of customers, suppliers, employees, distributors and others having business relations with NCWC or RWSC, and no profit sharing contributions or bonuses will be made;

          (c) each of NCWC and RWSC will maintain its books, accounts and records in the usual and ordinary manner, on a basis consistent with prior years;

          (d) each of NCWC and RWSC will continue its business pursuant to its Licenses and take all steps necessary to meet requirements of pending applications for such Licenses; and

          (e) each of NCWC and RWSC will notify and obtain approval of Buyer, which shall not be unreasonably withheld, prior to spending greater than $1,000 on any capital expenditure or greater than $25,000 in the aggregate for any expense.

          Section 6.7 Further Actions. Subject to the terms and conditions
                      ---------------
hereof, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement on or before December 31, 1992, including using all reasonable efforts:
               (i) to obtain any licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are required in connection with the consummation of the transactions contemplated hereby;

               (ii) to effect all necessary registrations and filings, including, without limitation, filings to the DPUC, DHS and under the Connecticut Transfer Act;

               (iii) to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging this Agreement or the consummation of the transactions contemplated hereby; and

               (iv) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing.


          Section 6.8 No Inconsistent Action. Seller and Buyer shall not take
                      ----------------------
any action inconsistent with their obligations under this Agreement or which could materially hinder or delay the consummation of the transactions contemplated by this Agreement.

          Section 6.9 Notification of Certain Matters. Upon actual notice
                      -------------------------------
thereof, Seller shall give prompt notice to Buyer, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to the Closing Date, and (ii) any failure of Seller, NCWC or RWSC, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          Section 6.10 Escrow Agreement. Before the Payment Date, Buyer and
                       ----------------
Seller shall establish an escrow account pursuant to Section 1.4 and shall execute, and shall use their best efforts to cause a mutually agreed-upon independent escrow agent to execute, an Escrow Agreement.

          Section 6.11 Prospectus Preparation. Seller will furnish Aquarion all
                       ----------------------
information relating to Seller, NCWC and RWSC as is necessary to enable Aquarion to comply in all material respects with the requirements of federal and applicable state law in connection with the Registration Statement to be filed with the SEC and any preliminary prospectus and the Prospectus to be sent to Seller's stockholders. Seller will also provide Aquarion with its stockholders lists, including correct addresses, so Aquarion will be able to send any preliminary prospectus or the Prospectus to Seller's stockholders.

                                  ARTICLE VII
                                  -----------

                                INDEMNIFICATION
                                ---------------

          Section 7.1 Indemnification by Seller and Seller's Stockholders.
                      ---------------------------------------------------

          (a) Seller, and upon Seller's liquidation each of Seller's former stockholders, shall indemnify, save and hold harmless Buyer and its affiliates, and its and their respective employees, representatives, officers, directors, and agents from and against any losses, claims, liabilities (whether or not arising out of or third-party claims), damages, expense (including court costs, expenses of investigation, reasonable attorneys' fees and expenses and interest from the date thirty (30) days after the loss is incurred, paid and the indemnity is requested until paid) or obligation related to, clause by, arising out of or resulting from

               (i) any inaccuracy, misrepresentation, breach, or failure to fulfill any covenant, agreement, representation or warranty on the part of Seller pursuant to this Agreement or arising out of or based upon the omission or alleged omission to state in this Agreement a material fact required to be stated therein or necessary to make the statements herein not misleading;

               (ii) any agreements, contracts, negotiations or other dealings by Seller with any person (other than Buyer) concerning the sale of Assets except as disclosed in writing within ten days prior to the Closing;

               (iii) arising out of or based upon or in any way related or attributed to claims, actions or proceedings related to actions taken or omitted to be taken by Seller, NCWC or RWSC related to this Agreement and the transactions contemplated herein;

               (iv) any liability or obligation of whatever nature not herein assumed that related to any period or transaction on or prior to the closing.

          (b) Seller, and upon Seller's liquidation each of Seller's former stockholders, agree to indemnify and hold harmless Aquarion, each of its directors, each of its officers who have signed such Registration Statement and each other person, if any, who controls Aquarion, within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Aquarion, or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, such statement or omission was in reliance upon and in conformity with information furnished to Aquarion by Seller, NCWC or RWSC or specifically for use in the preparation thereof, and will reimburse Aquarion, such directors, officers or controlling persons for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) The liability of each of the former stockholders of Seller pursuant to Section 7.1 (a) or (b) above shall be limited to the amount of such stockholders pro rata distribution from Seller upon liquidation; provided, that,
                                                                 --------  ----
this subsection 7.1(c) shall not limit the liability of any former stockholders who were officers, directors or controlling stockholders of Seller in such stockholders' capacity as officer, director or controlling stockholder.

          Section 7.2 Indemnification by Buyer.
                      ------------------------

          (a) Buyer shall indemnify, save and hold Seller and its affiliates, and its and their respective employees, representatives, officers, directors and agents harmless from and against any losses, claims, liabilities, (whether or not arising out of or third-party claims), damages, expense (including court costs, expenses of investigation, reasonable attorneys' fees and interest from the date thirty (30) days after the loss is incurred, paid and the indemnity is requested until paid) or obligation related to, caused by, arising out of or resulting from

               (i) any inaccuracy, misrepresentation, breach, or failure to fulfill any covenant, agreement, representation or warranty on the part of Buyer pursuant to this Agreement or arising out of or based upon the emission to state in this Agreement a material fact required to be stated therein or necessary to make the statements herein not misleading;

               (ii) any agreements, contracts, negotiations or other dealings by Buyer with any person (other than Seller) concerning the sale of Assets to Buyer; or

               (iii) arising out of or based upon or in any way related or attributed to claims, actions or proceedings related to actions taken or omitted to be taken by Buyer related to this Agreement and the transactions contemplated herein; or

               (iv) any liability or obligation of whatever nature assumed by Buyer but which Seller, for whatever reason, remains liable or for which payment, action or damages are sought from Seller.

          (b) Aquarion will indemnify and hold harmless Seller, each person, if any, who controls Seller, against any losses, claims, damages or liabilities, joint or several, to which Seller or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Seller and each controlling person for all legal or other expenses reasonably incurred by it in connection with investigating or defending or defending against such loss, claim, damage, liability or action; provided, however, that Aquarion shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to Aquarion or Buyer by Seller, NCWC or RWSC or controlling person for use in preparation thereof; and provided further, that Aquarion or Buyer will not be liable to Seller under the indemnity agreement in this subsection 7.2(b) with respect to any preliminary prospectus or the Prospectus to the extent that any such loss, claim, damage or liability of Seller results from the fact that Seller distributed Aquarion Common Stock to a person to whom there was not sent or given, at or prior to the stockholders' meeting, a copy of the preliminary prospectus (or of the Prospectus as then amended or supplemented) if Seller has not provided Aquarion or Buyer a true and accurate stockholders list with a valid and current address of Seller's stockholders.

          Section 7.3 Judgment. Any claim based upon a final judgment after
                      --------
right to appeal has expired, decree or award of a court of competent jurisdiction requiring the payment of money by the party claiming the right to indemnification, or any of its officers, directors, employees, agents, investment advisors or controlling persons ("Claimant"), shall be conclusive as to the amount of such claim, provided a certified copy of such judgment, decree or award accompanies the notice relating to such claim and provided further that Claimant shall have complied with Section 7.4 of this Agreement.

          Section 7.4 Procedure. In the event that any action, investigation or
                      ---------
legal proceeding shall be instituted, or any claim or demand shall be asserted, by any third party in respect of which indemnity may be sought pursuant to the provisions of this Article VII, Claimant shall, with reasonable promptness after obtaining knowledge of such action, investigation, proceeding, claim or demand, give written notice thereof to the indemnifying party or parties ("Indemnitor"), who shall then have the right, at its option and at its own expense, to be represented by counsel of its choice in connection with such matter, which counsel shall be reasonably satisfactory to Claimant (counsel representing each party in this transaction shall be deemed satisfactory), and to defend against, negotiate, settle or otherwise deal with any such proceeding, claim or demand; provided, that without the prior written consent of Claimant, Indemnitor
        --------
shall not consent to the entry of any judgment in or agree to any settlement of any such matters. Should Indemnitor desire to settle any proceeding and Claimant desire to continue the proceeding, Indemnitor shall have the option of paying Claimant the amount of the proposed settlement and Claimant, at its own expense, will take over defense of the proceeding and will be responsible for any judgment or settlement amount. Claimant may retain counsel to represent it and participate in connection with any such proceeding or claim or demand, at its own expense, unless (i) the Indemnitor and the Claimant shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Claimant and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Failure to notify or delay in notifying Indemnitor will not relieve it from any liability which it may have to such Claimant under this Article VII except to the extent it or they have been prejudiced in any material respect to such failure or from any liability which it or they may have to an indemnified party or parties otherwise than under this Agreement. Failure by Indemnitor to notify Claimant of Indemnitor's election to defend any action, proceeding, claim or demand with respect to which indemnity is sought within twenty (20) business days after notice thereof shall have been received by Indemnitor, shall be deemed a waiver by Indemnitor of its right to defend against any such matter. If Indemnitor assumes defense of any such proceeding, claim or demand, it shall take or cause to be taken all steps necessary in connection with such defense, and Claimant shall in all events be entitled to indemnity with respect to such matter, as provided in this Article
VII. In the event that Indemnitor does not elect to defend any Proceeding, claim or demand with respect to which indemnity is sought, Claimant may defend against, settle or otherwise deal with any such action, proceeding, claim or demand in such manner as it may in its good faith discretion deem appropriate and Indemnitor shall be liable for indemnification with respect to such matter, including without limitation the reasonable costs of such defense, as provided in this Article VII. In the event of any proceeding, claim or demand by a third party with respect to which a claim for indemnification is made hereunder, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

          Section 7.5 Limitations on Indemnity.
                      ------------------------

          (a) Seller's, the Seller's former stockholders' and Buyer's obligations for indemnification shall be limited to claims for indemnification for which notification in writing or for which claim is made within forty-eight
(48) months of the Closing Date.

          (b)  Overall Limit; Basket. The indemnification obligations of either
               ---------------------
party to the other hereunder are subject to the overall limit of liability of the purchase price set forth in

Section 1.2 above. The indemnification obligations of each formal stockholder of Seller hereunder is limited as follows: (i) each former stockholder's liability will be limited in the aggregate to the amount of distribution such stockholder actually received from Seller, and (ii) each former stockholder's liability for any individual indemnification claim will be limited to the greater of $100,000 or such former stockholder's pro rata portion of such claim, determined by dividing the amount of distribution to such stockholder by the total amount distributed to all stockholders. No indemnification amount shall be payable hereunder by a party unless and until the aggregate indemnification liability of such party hereunder shall exceed $32,500, and after exceeding such account, such indemnification liability shall not include such $32,500.

          (c) Officers and Directors. No provision of this agreement is intended
              ----------------------
to alter the liability of officers and directors of Buyer or Seller in circumstances in which such officers and directors would have personal liability.

          (d) The Seller shall use its best efforts to obtain from each of its stockholders prior to closing written consent for the designation of one agent to receive service of process on behalf of each such stockholder for any action or proceeding brought by the Buyer to enforce the indemnification obligation imposed by this Article VII on any former stockholder of Seller. The Seller need not seek such consent from any stockholder who receives liquidating distributions totalling less than $4,000.

Buyer shall pay all expenses in connection with the administration of such agent's duties, if any.

                                  ARTICLE VIII
                                  ------------

                       FURTHER AGREEMENTS OF THE PARTIES
                       ---------------------------------

          Section 8.1 Seller and each stockholder of Seller by accepting certificates evidencing the Aquarion Common Stock agrees with and consents to the following:

          (a) the Aquarion Common Stock may not be sold for a period of four months from the Closing Date.

          (b) each certificate of Aquarion Common Stock shall bear the legend:

          "Pursuant to the Acquisition Agreement dated as of September, 1992 between The New Canaan Company, Bridgeport Hydraulic Company and Aquarion Company, the securities represented by this certificate may not be transferred or sold for a period of four months from the Closing Date and no transfer of the securities represented by this certificate shall be valid or effective unless in accordance with such terms and conditions. A copy of said Acquisition Agreement is on file and may be inspected at the principal office of Aquarion Company, or such other office or agency as may be designated by its transfer agent."

          (c) at Closing, Aquarion will have entered a stop transfer order with its transfer agent against the transfer of any shares of the Aquarion Common Stock except in compliance with the requirements of Article VIII of this Agreement.

                                   ARTICLE IX
                                   ----------

                          TERMINATION AND ABANDONMENT
                          ---------------------------

          Section 9.1  Termination Events.  This Agreement may be terminated and
                       ------------------
abandoned at any time prior to the Closing:

          (a)  by mutual agreement of Buyer and Seller;

          (b) by either Buyer or Seller in the event that the Closing does not occur on or before December 31, 1992 through no fault of the terminating party; provided, however, that both Seller and Buyer shall have the right to extend the
--------
Closing for 60 days.

          Section 9.2  Effect of Termination.  If either party has the right to
                       ---------------------
terminate this Agreement pursuant to Section 9.1 hereof and such party shall terminate this Agreement pursuant to such Section 9.1 hereof, all obligations for the parties hereunder (other than those set forth in Section 10.1) shall terminate and no party shall have any obligation or liability to any of the other parties with respect to any breach of any of its obligations hereunder regardless of whether such breach is outstanding or curable at the date of such termination; provided, however, that the obligations set forth in Section 10.1
             --------
shall survive any such termination.

                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          Section 10.1 Expenses. Each party to this Agreement shall pay its own
                       --------
costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

          Section 10.2 Complete Agreement. This Agreement, including schedules
                       ------------------
and exhibits attached hereto and the documents referred to herein, shall constitute the entire agreement between the parties hereto with respect to this subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          Section 10.3 Amendment. This Agreement may not be released,
                       ---------
discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held as a waiver of any other or subsequent breach.

          Section 10.4 Survival of Representations and Warranties.
                       ------------------------------------------
Representations and warranties of Seller contained in this Agreement and any documents delivered by them shall survive the Closing for a period of four (4) years and shall terminate at such time.

          Section 10.5 Notices. All notices and other communications required or
                       -------
permitted hereunder shall be in writing and shall be given by certified mail, return receipt requested or overnight mail signed for by recipient, addressed, if to Seller, to:

                   Joseph J. McLinden
                   The New Canaan Company
                   161 Cherry Street
                   New Canaan, CT  06840
  with a copy to:  Thomas T. Adams
                   Gregory & Adams
                   190 Old Ridgefield Road
                   Wilton, CT  06897

  or to such other person or to such other place as Seller shall furnish to Buyer in writing, and

  if to Buyer:     James S. McInerney, Jr.
                   President
                   Bridgeport Hydraulic Company
                   835 Main Street
                   Bridgeport, Connecticut  06601

  with a copy to:  Anthony M. Macleod
                   General Counsel
                   Bridgeport Hydraulic Company
                   835 Main Street
                   Bridgeport, Connecticut  06601

          Section 10.6  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Connecticut, without giving effect to the choice of law provisions thereof.

          Section 10.7 Waiver. Waiver of any term or condition of this Agreement
                       ------
by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

          Section 10.8 Binding Effect; Assignment. This Agreement shall be
                       --------------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement, except that Seller may assign its rights under this Agreement to any successors in interest or affiliates and except that Buyer may assign its right to purchase all or a portion of the Assets to one or more of its direct or indirect wholly-owned subsidiaries with Seller's consent, which consent shall not be unreasonably withheld, but in no event will any such assignment relieve Buyer or Seller of any of their respective obligations and liabilities hereunder.

          Section 10.9 Execution in Counterparts. This Agreement may be executed
                       -------------------------
in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

          Section 10.10 Titles and Headings. Titles and headings to sections
                        -------------------
and paragraphs herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          Section 10.11 Schedules. The schedules and exhibits to this Agreement
                        ---------
shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          Section 10.12 Pronouns. Whenever required by the context herein, the
                        --------
singular includes the plural and the masculine includes the feminine or the neuter.

          Section 10.13 Severability. In case one or more provisions contained
                        ------------
in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                 NEW CANAAN COMPANY


                                 By /s/ J.J. McLinden
                                    -----------------------
                                    Name: J.J. McLinden
                                    Title: President


                                 BRIDGEPORT HYDRAULIC COMPANY


                                 By /s/ Daniel A. Neaton
                                   ---------------------------
                                   Name: Daniel A. Neaton
                                   Title: Vice President


                                 AQUARION COMPANY


                                 By /s/ Janet M. Hansen
                                   --------------------------
                                   Name: Janet M. Hansen
                                   Title: Vice President

                                                                       EXHIBIT B

                        ACQUISITION AGREEMENT AMENDMENT

          Amendment to the Acquisition Agreement dated September 2, 1992, between The New Canaan Company ("Seller"), Aquarion Company ("Aquarion") and Bridgeport Hydraulic Company ("Buyer"), as amended by the Decision, dated June 30, 1993, of the Department of Public Utility control (the "DPUC"), in Docket No. 91-06-26, Joint Application for Approval of the Acquisition of New Canaan
              ---------------------------------------------------------------
Water Company and Ridgefield Water Supply Company by Bridgeport Hydraulic
-------------------------------------------------------------------------
Company, a Subsidiary of Aquarion Company (the "Acquisition Agreement").
-----------------------------------------

          WHEREAS, the Seller, Buyer and Aquarion desire to amend the Acquisition Agreement to reflect certain changes in the terms and conditions of the transaction;

          NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

          1. Section 1.2 of the Acquisition Agreement shall be amended as follows:

          The language and number "Three Million Two Hundred Fifty Thousand Dollars ($3,250,000)" in the first sentence of Section 1.2 shall be deleted and inserted in its place shall be the language and number "Three Million Five Hundred Thousand Dollars ($3,500,000)".

          2. Section 2.1 of the Acquisition Agreement shall be amended as follows:

          The language "December 17, 1992" in the first sentence of Section 2.1 shall be deleted and inserted in its place shall be the language "or prior to July 31, 1994".

          3. Section 5.2 of the Acquisition Agreement shall be amended as follows:

          The number "130,000" in the second line of subsection 5.2(u) shall be deleted and inserted in its place shall be the number "140,000".

          4. Section 5.3 of the Acquisition Agreement shall be amended as follows:

          The number "81,250" in the third line of subsection 5.3(j) shall be deleted and inserted in its place shall be the number "87,500".

          5. Section 6.7 of the Acquisition Agreement shall be amended as follows:

          The language "December 31, 1992" in the first sentence of Section 6.7 shall be deleted and inserted in its place shall be the language "July 31, 1994".

          6. Section 9.1 of the Acquisition Agreement shall be amended as follows:

          The language "December 31, 1992" in the first sentence of Section 9.1(b) shall be deleted and inserted in its place shall be the language "July 31, 1994".

          7. Schedule 1.1 of the Acquisition Agreement shall be amended as follows:

          Inserted into the section entitled "Liabilities to be paid by New Canaan Water Company and Ridgefield Water Supply Company by Closing" after the first paragraph thereof shall be the following sentences:
          "In addition to the foregoing, New Canaan Water Company ("NCWC") and Ridgefield Water Supply Company ("RWSC") have agreed to pay BHC such amount as BHC has billed as of Closing for water purchased from BHC via the South Central Regional Pipeline. Any amounts so owed at Closing to BHC for such water by NCWC and RWSC shall be deducted from the purchase price pursuant to Section 1.2 of the Acquisition Agreement.".

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Acquisition Agreement to be executed the day and year first above written.


                              THE NEW CANAAN COMPANY


                              By  /s/ Joseph J. McLinden
                                ----------------------------
                                    Joseph J. McLinden
                                    President


                              BRIDGEPORT HYDRAULIC COMPANY


                              By /s/ James S. McInerney
                                -----------------------
                                    James S. McInerney
                                    President

                              AQUARION COMPANY


                              By /s/ Janet M. Hansen
                                --------------------
                                    Janet M. Hansen
                                    Senior Vice President,
                                    Chief Financial Officer
                                     and Treasurer

                                                                       EXHIBIT C

                  SUPPLEMENTAL ACQUISITION AGREEMENT AMENDMENT

          Amendment to the Acquisition Agreement dated in September, 1992 among The New Canaan Company ("Seller"), Aquarion Company ("Aquarion") and Bridgeport Hydraulic Company ("Buyer"), as amended by the Decision, dated June 30, 1993, of the Department of Public Utility Control (the "DPUC"), in Docket No. 91-06-26, Joint Application for Approval of the Acquisition of New Canaan Water Company
-----------------------------------------------------------------------------
and Ridgefield Water Supply Company by Bridgeport Hydraulic Company, a
----------------------------------------------------------------------
Subsidiary of Aguarion Company, as amended.
------------------------------

          WHEREAS, Seller, Buyer and Aquarion desire to amend the Acquisition Agreement to reflect certain changes in the terms and conditions of the transaction;

          NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

          1. Section 2.1 of the Acquisition Agreement shall be amended as follows:

                    The language "or prior to July 31, 1994" in the first sentence of Section 2.1 shall be deleted and inserted in its place shall be the language "or before February 28, 1995."

          2. Section 6.7 of the Acquisition Agreement shall be amended as follows:

                    The language "July 31, 1994" in the first sentence of
                    Section 6.7 shall be deleted and inserted in its place shall be the language "February 28, 1995."

          3. Section 9.1 of the Acquisition Agreement shall be amended as follows:

                    The language "July 31, 1994" in the first sentence of
                    Section 9.1 (b) shall be deleted and inserted in its place shall be the language "February 28, 1995."

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Acquisition Agreement to be executed as of the 15th day of November, 1994.

                                   THE NEW CANAAN COMPANY


Dated: 11/16/94                 By: /s/ Joseph J. McLinden
      ---------                    -----------------------
                                   Joseph J. McLinden, President


                                   BRIDGEPORT HYDRAULIC COMPANY


Dated: 11/23/94                 By: /s/ James S. McInerney
      ---------                    -----------------------
                                   James S. McInerney, President


                                   AQUARION COMPANY


Dated: 11/30/94                 By: /s/ Janet M. Hansen
      ---------                    ---------------------
                                   Janet M. Hansen, Senior Vice President,
                                   Chief Financial Officer and Treasurer

                                                                       EXHIBIT D

                  SUPPLEMENTAL ACQUISITION AGREEMENT AMENDMENT

          Amendment dated March 23, 1995 to the Acquisition Agreement dated in September, 1992 among The New Canaan Company ("Seller"), Aquarion Company ("Aquarion") and Bridgeport Hydraulic Company ("Buyer"), as amended by the Decision, dated June 30, 1993, of the Department of Public Utility Control (the "DPUC"), in Docket No. 91-06-26, Joint Application for Approval of the
                                 -------------------------------------
Acquisition of New Canaan Water Company and Ridgefield Water Supply Company by
------------------------------------------------------------------------------
Bridgeport Hydraulic Company, a Subsidiary of Aquarion Company, as amended.
--------------------------------------------------------------

          WHEREAS, Seller, Buyer and Aquarion desire to amend the Acquisition Agreement to reflect certain changes in the terms and conditions of the transaction;

          NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

          1. Section 1.2 of the Acquisition Agreement shall be deleted in its entirety and inserted in its place shall be the following:

                    "Upon the terms and subject to the conditions contained herein, at closing Buyer: (i) shall deliver, in accordance with the provisions of Section 1.4 hereof, to Seller shares of Common Stock of Aquarion, no par value (the "Aquarion Common Stock"), having an aggregate value, established in accordance with Section 1.3 hereof, equal to $3,500,000, reduced by the actual amount at Closing of the indebtedness and obligations of NCC or its subsidiaries listed on
                    Schedule 1.1 hereof (the "Deductions"), provided that such Deductions shall not exceed $900,000 in the aggregate and such Deductions shall be paid by BHC at the Closing or assumed by BHC at Closing and paid thereafter; and (ii) shall assume the obligation of NCC to Charles Perkins in an amount not to exceed $130,000. The amount of Aquarion Common Stock to be delivered, as reduced in accordance with this Section, shall be the purchase price (the "Purchase Price")."

          2. Section 2.1 of the Acquisition Agreement shall be amended as follows:

                    The language "or before to March 31, 1995" in the first sentence of Section 2.1 shall be deleted and inserted in its place shall be the language "or before June 30, 1995."

          3. Section 6.7 of the Acquisition Agreement shall be amended as follows:

                    The language "March 31, 1995" in the first sentence of
                    Section 6.7 shall be deleted and inserted in its place shall be the language "June 30, 1995."

          4. Section 9.1 of the Acquisition Agreement shall be amended as follows:

                    The language "March 31, 1995" in the first sentence of
                    Section 9.1(b) shall be deleted and inserted in its place shall be the language "June 30, 1995."

          5. Schedule 1.1 to the Acquisition Agreement shall be replaced in its entirety with Schedule 1.1 attached hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Acquisition Agreement to be executed as of the 23rd day of March, 1995.


                         THE NEW CANAAN COMPANY


                         By: /s/ Joseph J. McLinden
                            -----------------------
                            Joseph J. McLinden, President


                         BRIDGEPORT HYDRAULIC COMPANY


                         By: /s/ James S. McInerney
                            -----------------------
                            James S. McInerney, President


                         AQUARION COMPANY


                         By: /s/ Janet M. Hansen
                            --------------------
                            Janet M. Hansen, Senior Vice President,
                            Chief Financial Officer and Treasurer

                                  SCHEDULE 1.1

          NCC, NCWC or RWSC, will continue to pay all expenses incurred in the ordinary course of business in a prompt and timely manner and will not incur any additional debt to pay such expenses or any of the liabilities referenced above. Furthermore, neither NCC, NCWC or RWSC will sell, pledge or otherwise dispose of any interest in assets for the purpose of paying such expenses or any of the liabilities referenced above. NCWC may, as set forth in Section II of this statement, sell its surplus Class III land for the purpose of paying off the $1.25 million Citytrust loan, and if there are any proceeds remaining after said Citytrust loan and all income taxes and other expenses incurred in connection with the sale of said Class III land have been paid in full or provided for to the joint satisfaction of NCWC and BHC, such remaining proceeds may be used to pay expenses and liabilities which are the subject of this Section I.

          II. NCWC shall continue to use its best efforts to sell all of its Class III land prior to the Closing and to pay from the proceeds of sale the loan of $1.25 million outstanding from Citytrust and the income taxes due on said sale and other expenses incurred in consummating said sale. In the event no sale of said land is consummated prior to the closing, BHC will assume payment of said loan and take title to said Class III land.

          "Best efforts" by NCWC to effect a sale of the Class III land shall include:

          (1) Obtaining access to said Class III land from Michigan Road over land not classified as "wetland";

          (2) Preparing Class A-2 surveys showing the property to be sold with such access;

          (3) Obtaining agreement from all holders of mortgages of Class I and Class II land of NCWC to release without payment therefor said mortgages to permit said Class I and Class II land to be conveyed to the Second Taxing District of the City of Norwalk free and clear of encumbrances.

          (4) Engaging not later than December 1, 1991, brokers with whom to continuously list the Class III property for sale at a price based on the appraised value of $2,000,000.

                           ------------------------

                                                Current Estimate
                                                ----------------

Estimated Transaction Costs                          $370,000.00
Payment due to Joseph McLinden                        105,000.00
Notes Payable to Shareholders                         130,000.00
Notes Payable to Others                                95,000.00
Water Bills Payable to BHC                            199,000.00
                                                     -----------
                                                     $899,000.00


Provided that the aggregate amount of Deductions, as set forth above, does not exceed $900,000.00, any category of Deductions may be increased to reflect increases in any such category which may occur between March 1, 1995 and the Closing Date.

                                                                       EXHIBIT E

                  SUPPLEMENTAL ACQUISITION AGREEMENT AMENDMENT

          Amendment dated July 18, 1995 to the Acquisition Agreement dated in September, 1992 among The New Canaan Company ("Seller"), Aquarion Company ("Aquarion") and Bridgeport Hydraulic Company ("Buyer"), as amended by the Decision, dated June 30, 1993, of the Department of Public Utility Control (the "DPUC"), in Docket No. 91-06-26, Joint Application for Approval of the
                                 -------------------------------------
Acquisition of New Canaan Water Company and Ridgefield Water Supply Company by
------------------------------------------------------------------------------
Bridgeport Hydraulic Company, a Subsidiary of Aquarion Company, as amended.
--------------------------------------------------------------

          WHEREAS, Seller, Buyer and Aquarion desire to amend the Acquisition Agreement to reflect certain changes in the terms and conditions of the transaction;

          NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

          1. Section 2.1 of the Acquisition Agreement shall be amended as follows:

                    The language "or before June 30, 1995" in the first sentence of Section 2.1 shall be deleted and inserted in its place shall be the language "or before September 30, 1995."

          2. Section 6.7 of the Acquisition Agreement shall be amended as follows:

                    The language "June 30, 1995" in the first sentence of
                    Section 6.7 shall be deleted and inserted in its place shall be the language "September 30, 1995."

          3. Section 9.1 of the Acquisition Agreement shall be amended as follows:

                    The language "June 30, 1995" in the first sentence of
                    Section 9.1(b) shall be deleted and inserted in its place shall be the language "September 30, 1995."

          4. Schedule 1.1 to the Acquisition Agreement shall be replaced in its entirety with Schedule 1.1 attached hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Acquisition Agreement to be executed as of the 18th day of July, 1995.

                              THE NEW CANAAN COMPANY

                              By: /s/ Joseph J. McLinden
                                 -----------------------------
                                 Joseph J. McLinden, President

                              BRIDGEPORT HYDRAULIC COMPANY

                              By: /s/ James S. McInerney
                                 -----------------------------
                                 James S. McInerney, President

                              AQUARION COMPANY

                              By: /s/ Janet M. Hansen
                                 -----------------------------
                                 Janet M. Hansen, Senior Vice
                                 President, Chief Financial
                                 Officer and Treasurer

                                                                       EXHIBIT F

                          PROPERTY EXCHANGE AGREEMENT
                          ---------------------------

          PROPERTY EXCHANGE AGREEMENT (this "Agreement"), made this 21st day of October, 1992, among SECOND TAXING DISTRICT OF THE CITY OF NORWALK, a Connecticut municipal corporation ("STD"), MONROE ENVIRONMENTAL LEASING PARTNERSHIP, a Connecticut general partnership ("MELP"), AQUARION COMPANY, a Delaware corporation ("Aquarion") mad NEW CANAAN WATER COMPANY, a Connecticut public service corporation ("NCWC") acting on behalf of its future parent corporation Aquarion.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, MELP is the owner of record and in fact, legally and beneficially, of a certain parcel of land situated in the Town of Monroe, County of Fairfield and State of Connecticut containing approximately three acres of real property and improvements thereon including buildings and personal property (hereinafter referred to as "Parcel A" or the "Building"), and specifically and legally described in Schedule A attached hereto and made a part hereof;

          WHEREAS, NCWC is the owner of record and in fact, legally and beneficially, of all that certain piece or parcel of land situated in the Town of New Canaan, County of Fairfield and State of Connecticut containing approximately 173 acres of real property, with a reservoir located thereon, and certain related property including, but not limited to, the dam, certain land, certain improvements therein and thereon (including real or personal property), certain wells located on the Oenoke Ridge (the "Oenoke Ridge Wells") and certain easements (hereinafter collectively referred to as "Parcel B" or the "Reservoir"), which land is specifically and legally described in Schedule B attached hereto and made a part hereof;

          WHEREAS, STD desires to acquire title to the Reservoir directly from NCWC;

          WHEREAS, NCWC desires to exchange the Reservoir for the Building to be held for investment in a three-cornered exchange that will qualify for nonrecognition of gain under Section 1031 of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code");

          NOW THEREFORE, for and in consideration of the premises and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          I.   PROPERTY TO BE TRANSFERRED.  The parties to this Agreement intend
               --------------------------
for NCWC and MELP to exchange the Reservoir for the Building and immediately thereafter for STD to acquire the Reservoir from MELP.

          II.  VALUE OF PROPERTY.
               -----------------

          (a) NCWC, STD and MELP agree that the Reservoir is valued at $2,200,000, subject to adjustment pursuant to Section III(i) hereof and the parties hereto agree that the Building is worth $2,400,000.

          (b)  The purchase price for the Building is $2,400,000; provided,
                                                                  --------
however, if the Closing does not occur by June 30, 1993, the Building purchase price shall be increased by an amount equal to 75% of the percentage increase from January i, 1993 to the Closing Date in the Consumer Price Index - New York area, as published by the Bureau of Labor Statistics, United States Department of Labor.

          (c) upon the execution of this Agreement Aquarion shall pay MELP a deposit of $72,000 which equals three percent (3%) of the Building purchase price. The deposit shall be refunded to Aquarion if the Closing does not occur because any of the conditions contained in Paragraphs VIII(f), VIII(k), VIII(l) and VIII(U) are not satisfied and shall be refunded to Aquarion if its Board disapproves of the transaction as a result of a failure of a condition contained in Paragraphs VIII(f), VIII(k), VIII(l) or VIII(n) to be satisfied.

          (d)  The purchase price for the Reservoir is $2,200,000.

          III.  CLOSING.
                -------

          (a)  Date and Place.  The closing of the transfer of title (the
               --------------
"Closing") shall take place at the offices of Aquarion, on December 17, 1992 at a time mutually satisfactory to the parties hereto, or at such other place and time as the parties hereto may agree (the "Closing Date").

          (b)  Adjustments.  The following items shall be apportioned between
               -----------
MELP as the transferor of the Building and NCWC as the transferor of the Reservoir (each, a "Transferor" and collectively, the "Transferors") and STD as transferee of the Reservoir and NCWC as transferee of the Building (each, a "Transferee" and collectively, the "Transferees"), as the case may be, on a pro rata basis determined by the number of days (up to and including the Closing Date) in the year in which the Closing occurs each Transferor owned its respective property:

          (1) Taxes payable by MELP to the Town of Monroe and by NCWC to the Town of New Canaan. Should any tax be undetermined on the Closing Date, the last determined tax shall be used for the purpose of apportionment.

          (2) (i) Water and sewage use charges; (ii) rents for the month of Closing collected by MELP prior to Closing; (iii) security deposits, if any; and (iv) any or all other apportionable operating costs, charges, and expenses.

          (c)  Settlement Charges.  In connection with the transactions
               ------------------
contemplated by this Agreement (1) the Transferors shall pay any applicable recordation and transfer taxes, including any applicable conveyance tax imposed by Section 12-494 through Section 12-504(h) of the General Statutes of Connecticut, and the cost of the preparation and execution of the deed and (2) the Transferees shall pay title company and settlement charges, title insurance premiums, title examination, survey costs and notary fees.

          (d)  Deeds.  Each deed of conveyance to the Reservoir and Building
               -----
shall be in the form of a warranty deed in the usual Connecticut form, which shall be duly executed, acknowledged and delivered, all at the respective Transferor's expense, conveying the fee simple title in and to the Reservoir and Building to the respective Transferee free and clear of all encumbrances, liens and exceptions to title other than those set forth in Schedules A and B and the body of this Agreement. Deliveries of the deeds as aforesaid and the bills of sale and the receipt by wire transfer of the Purchase Price in the account of MELP shall constitute full compliance by the parties hereto with all of the terms, conditions, covenants and representations applicable to and made by the parties hereto (except pursuant to the provisions of Section XIII(a) hereof).

          (e)  Conveyance Exceptions.  In addition to the exceptions to title
               ---------------------
mentioned in the title insurance policies, the Building and Reservoir shall be conveyed subject to:

          (1) Any restrictions or limitations imposed or to be imposed by governmental authority, including the zoning and planning rules and regulations of the Towns of Monroe and New Canaan and region or district, if any, in which the Building and the Reservoir are situated to the extent that they may be applicable, provided, that the same shall not be violated;

          (2) Taxes of the Towns of Monroe and New Canaan, which become due and payable after the date of the delivery of the deeds, the Transferees will assume and agree to pay as part of the consideration for the respective deeds;

          (3) Taxes of any Tax District in which the Building or the Reservoir are situated and/or any dues, fees or charges of private associations or similar entities for which MELP and NCWC, with respect to the Building and the Reservoir, respectively, may be liable, which become due and payable after the date of the delivery of the deeds. Such taxes and/or dues, fees or charges as are attributable to a period during which the date of the closing of titles occurs shall be apportioned between transferor and ultimate transferee on the basis of the period for which levied, as of the Closing Date;

          (4) Any effect on the Building or the Reservoir of the fact that same or portions thereof are or may be located in an area which qualifies them for government-subsidized insurance under the National Flood Insurance Act of 1968, as amended, and the maps promulgated or to be promulgated pursuant thereto;

          (5) Any effect on the Building or the Reservoir of the fact that same or portions thereof are or may be located in an area designated wetlands under the Inland Wetlands and Water Courses Act, as amended, of the State of Connecticut and the maps promulgated or to be promulgated pursuant thereto;

          (6) Covenants, easements and restrictions of record, if any, provided, that same do not render titles to the Building or the Reservoir
     --------
     unmarketable; and

          (7) Any such state of facts which accurate surveys or personal inspection of the Building or the Reservoir may disclose, provided, that
                                                               --------
     same do not render titles to the Building or the Reservoir unmarketable.

          (f)  Order of Closing.  The Closing shall occur after the Closing of
               ----------------
the transaction described in the Acquisition Agreement dated September 2, 1992 by and among The New Canaan

Company ("NCC"), Aquarion and Bridgeport Hydraulic Company (the "Acquisition Agreement") shall progress sequentially in the following order:

          (1) MELP shall transfer title to the Building to NCWC, in the manner described in Section III(g) hereof in exchange for title to the Reservoir or, at the irrevocable election of MELP, which is hereby given, and upon a commitment by NCWC upon direction of MELP, to have NCWC transfer title to the Reservoir directly to STD in the manner described in Section III(h) hereof;

          (2) Since MELP has irrevocably elected to cause NCWC to transfer title to the Reservoir directly to STD, at the time so directed by MELP, NCWC shall transfer title to the Reservoir to STD in the manner described in Section III(h) hereof; and

          (3) STD shall transfer the sum of $2,200,000 to MELP in the manner described in Section III(I) hereof, in consideration for MELP having directed NCWC, and NCWC following such directions, to transfer title to the Reservoir directly to STD. Aquarion shall pay MELP $128,000 which represents the difference between the Building purchase price and the sum of the deposit and the STD payment to MELP.

          All transactions described in this Section III(f) are interdependent and each stage of the transfer shall become irrevocable only upon completion of all transfers herein described.

          (g)  Closing Deliveries by MELP.  At Closing, MELP shall deliver to
               --------------------------
NCWC in exchange for delivery of the items described in Section III(h) hereof, which items MELP hereby directs NCWC to deliver to STD:

          (1)  A good and sufficient warranty deed for the Building;

          (2) A bill of sale for all personal property owned by MELP and used in the operation of the Building;

          (3) The maintenance records, operating reports, files and other material related to the operation of the building necessary to complete continuity of ownership and operation of the Building;

          (4) the original executed lease with the tenant of the Building, together with a valid assignment of such lease; and

          (5) the original executed contracts related to the operation of the Building and valid assignments of each such contract that NCWC has agreed to assume.

          (6) affidavit and/or waivers relating to any mechanics liens for work performed or materials supplied within 90 days from the Closing Date;

          (7) survey relating to the Building and an affidavit of Seller verifying the accuracy of the survey and any changes thereto;

          (8)  conveyance tax certificate;

          (9)  FIRPTA Certificate; and

          (10) affidavit from the Seller relating to title insurance requirements of the Building.

          (h)  Closing Deliveries by NCWC.  At Closing, NCWC shall deliver to
               --------------------------
MELP the following items, which items MELP hereby directs NCWC to deliver to
STD:

          (1)  a good and sufficient warranty deed for the Reservoir;

          (2) a bill of sale for all personal property owned and used in the operation of the Reservoir;

          (3) the original books, records, operating reports, maps, system plans, dam plans, permits, licenses, approvals, certifications, consents, franchises, qualifications, orders and approvals of any federal, state, local or other governmental authority, files and other material necessary to complete continuity of ownership and operation of the Reservoir; and

          (4) the original executed contracts related to the operation of the Reservoir and valid assignments or novations of each such contract that STD has agreed to assume.

          (5)  affidavit and/or waivers relating to any mechanics liens;

          (6) survey of the Reservoir and an affidavit from a surveyor or the Seller verifying the accuracy of the survey;

          (7)  conveyance tax certificate;

          (8)  FIRPTA Certificate; and

          (9) affidavit from the Seller relating to the title insurance requirements of the Reservoir.

          (i)  Closing Deliveries by STD.  At Closing, STD shall deliver to
               -------------------------
MELP the sum of $2,200,000 payable by check or by wire transfer, in either case, in immediately available funds.

          (j)  Closing Deliveries by Aguarion.  At Closing, Aquarion shall
               ------------------------------
deliver to MELP the sum of $128,000 payable by check or by wire transfer, in either case, in immediately available funds.

          IV.  REPRESENTATIONS AND WARRANTIES OF NCWC.
               --------------------------------------

          (a)  Organization, Standing, etc.  NCWC is a public service company
               ---------------------------
as defined in Section 16-1 of the General Statutes of Connecticut and is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. NCWC has all requisite corporate power and authority to own the Reservoir and to carry on its business as presently conducted and as proposed to be conducted and has all requisite corporate power and authority to transfer and convey the Reservoir.

          (b)  Due Execution.  Upon approval by the Board of Directors of NCWC,
               -------------
this Agreement will be duly authorized, executed and delivered by NCWC and will be a valid and legally binding obligation of NCWC, enforceable against NCWC in accordance with its terms.

          (c)  Use of Water.  NCWC has the right to use the water it is using
               ------------
in the manner in which it is using such water. The system maps, property maps, facility maps, as well as plans to pump stations, wells and other related water system maps, of NCWC attached hereto as Exhibit C, are substantially accurate in all material respects.

          (d)  No Conflict.  Except for regulatory approvals and consents by
               -----------
the DHS, the Connecticut Department of Public Utility Control ("DPUC"), Connecticut Department of Environmental Protection ("DEP"), state, federal and local agencies having jurisdiction over NCWC, Bridgeport Hydraulic Company ("BHC") or STD as listed in Schedule 4(d) (collectively, the "Regulatory Approvals"), the execution, delivery and performance by NCWC of this Agreement, and compliance by NCWC with the terms and provisions hereof and thereof, and the consummation by NCWC of the transactions contemplated hereby and thereby will not:

          (1) conflict with or result in a breach or violation of any of the terms or conditions of or constitute a default under the certificate of incorporation, by-laws or other organization documents of NCWC;

          (2) conflict with, or result in a breach, termination or violation of, or constitute a default (or an event which with notice or passage of time or both would constitute default), or result in, or require the creation of imposition of, any liens, mortgages, pledges, security interests, charges, restrictions and encumbrances ("Liens") upon or with respect to the Reservoir or result in the acceleration of the performance by NCWC under any of the terms and conditions of any bond, indenture, mortgage, deed of trust, note, loan or credit agreement, lease, license, franchise, contract or any material agreement or instrument to which NCWC is a party or by which NCWC or any of its respective properties or assets are bound or affected;

          (3) violate any provision of any law, rule, regulation, order, judgment or decree of any court of competent authority or governmental or regulatory authority applicable to NCWC or any of its properties or assets now awned or hereinafter required; and

          (4) require NCWC to obtain any consent or approval of, or filing with or notice to, any governmental or regulatory authority or any third party.

          (e)  No Other Agreements.  NCWC is not a party to, nor bound by, any
               -------------------
material contract, agreement, instrument or commitment relating to the transactions contemplated herein other that this Agreement or the Acquisition Agreement.

          (f)  Litigation, Proceedings, etc.  Except for the Regulatory
               ----------------------------
Approvals, there is no action, claim, suit, proceeding or investigation pending or, to the best of their knowledge, threatened against or affecting NCWC or the Reservoir before or by any court, governmental agency or regulatory authority (federal, state, local or foreign) which relates to or challenges the legality, validity or enforceability of this Agreement or the Reservoir transfer, or would (individually or in the aggregate) impair the ability or obligation of NCWC to perform fully on a timely basis any material obligations which it has or will have under this Agreement.

          (g)  Compliance with Laws.  Except for the Regulatory Approvals and
               --------------------
except as disclosed in Schedule 4(g), NCWC has complied in all respects and has operated the Reservoir in accordance with all foreign, federal, state, local or other laws, statutes, ordinances, rules and regulations, orders, judgments and decrees of any court of competent authority or governmental or regulatory authority applicable to it or the Reservoir.

          (h)  Reports.  Except for the Regulatory Approvals, to the best its
               -------
knowledge, NCWC has duly filed all material reports required to be filed by it with any governmental or regulatory body having jurisdiction over it and has previously delivered or will deliver, upon STD's reasonable request, to STD complete and accurate copies of such reports as may be in its possession, custody or control. To the best knowledge of NCWC, each of such documents presented fairly the information required to be included therein.

          (i)  Compliance with Environmental Laws.  To the best knowledge of
               ----------------------------------
NCWC, its past and present subsidiaries and affiliates ("NCWC Entities"):

          (1) have not at any time, directly or indirectly, "treated", "disposed of", "generated", "stored", "released" any "toxic or hazardous wastes" or "hazardous substances", as each of the terms is defined under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Federal Clean Air Act and all regulations promulgated thereunder, and other applicable federal, state or local environmental laws, regulations or ordinances ("Environmental Laws"), or arranged for such activities, in, on or under the Reservoir;

          (2) are in substantial compliance with all Environmental Laws, and have not received any notices of violation or claims thereunder which have not been satisfactorily resolved;

          (3) there is no soil or water contamination at or migrating from the Reservoir;

          (4) there are no liens filed or threatened under any applicable Environmental Law with respect to the Reservoir, as a result of NCWC Entities' acts or omissions; and

          (5) NCWC Entities have made no filings or notifications to any governmental authorities regarding any on-site disposal of toxic or hazardous wastes or hazardous substances (collectively, "Hazardous Substances") or solid wastes other than notifications or accidental releases as required by law;

          (j)  Reservoir Legal Status.  NCWC has no knowledge of:
               ----------------------

          (1) proceedings pending to change or redefine the zoning classification of ail or any portion of the Reservoir;

          (2) pending annexation or condemnation proceeding or private purchase in lieu thereof affecting or which may affect the Reservoir or any part thereof;

          (3) pending special assessments affecting the Reservoir or any part thereof;

          (4)  penalties or interest due with respect to real estate taxes;

          (4) Mortgages, liens, choate or inchoate, against the Reservoir, except for the mortgage on the Reservoir given by NCWC to The Village Bank securing a loan in the principal amount of $1,250,000 and a second mortgage on the Reservoir securing a loan in the principal amount of $1,402,000 from the Connecticut Development Authority, or as otherwise referred to herein.

          (k)  Title.  NCWC is the owner of record and in fact, legally and
               -----
beneficially, of the Reservoir, has the right to sell the Reservoir without the agreement of any other person (except for the Regulatory Approvals and wavers of bank liens), has title to the property that is good and marketable, and such title is fully insurable at standard rates under a full coverage owner's title insurance policy without material exceptions, except as otherwise disclosed herein. The Reservoir shall be conveyed free of any encumbrances, easements, or restrictions, except as otherwise stated herein.

          V.  REPRESENTATIONS AND WARRANTIES OF MELP.  MELP represents and
              --------------------------------------
warrants to NCWC and Aquarion:

          (a)  Organization, Standing, etc.  MELP is a general partnership duly
               ---------------------------
     organized and validly existing under the laws of the State of Connecticut. MELP has ail requisite power and authority to own the Building and to carry on its business as presently conducted and has all requisite power and authority to transfer and convey the Building.

          (b)  Due Execution.  This Agreement has been duly authorized,
               -------------
executed and delivered by MELP and is a valid and legally binding obligation of MELP, enforceable against MELP in accordance with its terms.

          (c)  No Conflict.  The execution, delivery and performance by MELP
               -----------
of this Agreement, and compliance by MELP with the terms and provisions hereof and thereof, and the consummation by MELP of the transactions contemplated hereby and thereby will not:

               (1) conflict with or result in a breach or violation of any of the terms or conditions of or constitute a default under the partnership agreement of MELP;

               (2) conflict with, or result in a breach, termination or violation of, or constitute a default (or an event which with notice or passage of time or both would constitute a default), or result in, or require the creation of imposition of, any Liens upon or with respect to the Building or result in the acceleration of the performance by MELP under any of the terms and conditions of any bond, indenture, mortgage, deed of trust, note, loan or credit agreement, lease, license, franchise, contract or any material agreement or instrument to which MELP or any of its partners is a party;

               (3) violate any provision of any law, rule, regulation, order, judgment or decree of any court of competent authority or governmental or regulatory authority applicable to MELP or any of its partners or the Building any of their properties or assets now owned or hereinafter required; and

               (4) require MELP to obtain any consent or approval of, or filing with or notice to, any governmental or regulatory authority or any third party except as set forth in Schedule 5(c) hereof.

          (d)  No Other Agreements.  Except as listed in Schedule 5(d) hereto,
               -------------------
neither MELP nor any of its partners are parties to, nor bound by, any material contract, service contract, agreement, instrument or commitment relating to the transactions contemplated herein other than this Agreement.

          (e)  Litigation, Proceedings, etc.  There is no action, claim, suit,
               ----------------------------
proceeding or investigation pending or, to the best of their knowledge, threatened against or affecting MELP or any of its partners or the Building before or by any court, governmental agency or regulatory authority (federal, state, local or foreign) which relates to or challenges the legality, validity or enforceability of this Agreement, or would (individually or in the aggregate) impair the ability or obligation of MELP to perform fully on a timely basis any material obligations which it has or will have under this Agreement.

          (f)  Compliance with Laws.  MELP has complied in all respects and
               --------------------
has operated the Building in accordance with all foreign, federal, state, local or other laws, statutes, ordinances, rules and regulations, orders, judgments and decrees of any court of competent authority or governmental or regulatory authority applicable to it or the Building.

          (g)  Reports.  To the best of its knowledge, MELP has duly filed all
               -------
material reports required to be filed by them with any governmental or regulatory body having jurisdiction over them and have previously delivered or will deliver, upon the reasonable request of NCWC or its affiliate, to NCWC or its affiliate complete and accurate copies of such reports as may be in its possession, custody or control. To the best knowledge of MELP, each of such documents presented fairly the information required to be included therein.

          (h)  Compliance with Environmental Laws.  To the best knowledge of
               ----------------------------------
MELP or any of its partners ("MELP Entities") they:

          (1) are in substantial compliance with all Environmental Laws, and have not received any notices of violation or claims thereunder which have not been satisfactorily resolved;

          (2) there is no soil or water contamination at or migrating from the Building;

          (3) there are no liens filed or threatened under any applicable Environmental Law with respect to the Building, as a result of MELP Entities' acts or omissions; and

          (4) MELP Entities have made no filings or notifications or omitted to make such required filings to any governmental authorities regarding any on-site disposal of hazardous substances or solid wastes other than notifications of accidental releases as required by law.

          (i)  Zoning and Building Codes.  MELP has complied with all
               -------------------------
applicable zoning rules and regulations, as well as all applicable building codes necessary or required for the operation, maintenance or construction of the Building. MELP has obtained all building permits and variances necessary for the construction, maintenance and operation of the Building.

          (j)  Building Legal Status.  At the time of settlement, neither MELP
               ---------------------
nor any of its partners has any knowledge of:

          (1) proceedings pending to change or redefine the zoning classification of ali or any portion of the Building;

          (2) except for the condemnation by the State of Connecticut of approximately .197 acres of land for the widening of Route 111, pending annexation or condemnation proceedings or private purchases in lieu thereof affecting or which may affect the Building or any part thereof;

          (3) pending special assessments affecting the Building or any part thereof;

          (4)  penalties or interest due with respect to real estate taxes;

          (5) Liens, choate or inchoate, against the Building, except as referred to herein.

          (k)  Building Title.  MELP is the owner of record and in fact,
               --------------
legally and beneficially, of the Building, has the right to sell the Building without the agreement of any other person, has title to the Building that is good and marketable, and such title is fully insurable under a full coverage owner's title insurance policy without material exceptions at standard rates. The Building shall be conveyed free of any encumbrances, easements, or restrictions, except as otherwise stated herein.

          VI.  Representations and Warranties of STD.  STD represents and
               -------------------------------------
warrants to MELP and NCWC:

          (a)  Organization, Standing, etc.  STD is a municipal corporation
               ---------------------------
     organized and existing under a special charter granted by the General Assembly of the State of Connecticut and is a municipal corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. STD has all requisite power and authority to own its assets and to carry on its business as presently conducted and as proposed to be conducted and has all requisite corporate power and authority to purchase the Reservoir.

          (b)  Due Execution.  This Agreement has been duly authorized,
               -------------
     executed and delivered by STD, and is a valid and legally binding obligation of STD, enforceable against STD in accordance with its terms.

          (c)  No Conflict.  Except for the Regulatory Approvals and as listed
               -----------
     in Schedule 6(c) hereto, the execution, delivery and performance by STD of this Agreement, and compliance by STD with the terms and provisions hereof and thereof, and the consummation by STD of the transactions contemplated hereby and thereby will not:

          (1) conflict with or result in a breach or violation of any of the terms or conditions of or constitute a default under the certificate of incorporation, by-laws or other organization documents of STD;

          (2) violate any provision of any law, rule, regulation, order, judgment or decree of any court of competent authority or governmental or regulatory authority applicable to STD or any of their properties or assets now owned or hereinafter acquired; and

         (3) require STD to obtain any consent or approval of, or filing with or notice to, any governmental or regulatory authority or any third party.

         (d)  No Other Agreements.  STD is not party to, nor bound by, any
              -------------------
material contract, agreement, instrument or commitment relating to the transactions contemplated herein other than this Agreement.

         (e)  Litigation, Proceedings, etc.  Except for the Regulatory
              ----------------------------
Approvals, thereis no action, claim, suit, proceeding or investigation pending or, to the best of STD's knowledge, threatened against or affecting STD before or by any court, governmental agency or regulatory authority (federal, state, local or foreign) which relates to or challenges the legality, validity or enforceability of this Agreement or would (individually or in the aggregate) impair the ability or obligation of STD to perform fully on a timely basis any material obligations which it has or will have under this Agreement.

          VII. CONDITIONS TO CLOSING. The respective obligations of parties
               ---------------------
hereunder are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:


          (a) No injunction, etc. No preliminary or permanent injunction or
              ------------------
     other order issued by any federal or state court of competent jurisdiction in the United States or by any federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority which restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

          (b) No Proceeding or Litigation. No suit, action or governmental
              ---------------------------
     proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending by any governmental or regulatory authority against MELP, NCWC, Aquarion or STD or any of their affiliates, associates, partners, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby or seeking material damages in connection with any of such transactions.

          VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF NCWC AND AQUARION. NCWC's
                --------------------------------------------------------
obligation to complete the transfer of the Reservoir to STD and, with Aquarion, to acquire title to the

Building at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties Correct.  The representations and
               --------------------------------------
     warranties made by MELP in Article V and STD in Article VI hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for changes specifically authorized, contemplated and/or required under this Agreement;

          (b)  Performance.  All covenants, agreements and conditions contained
               -----------
     in this Agreement to be performed or complied with on or prior to the Closing Date shall have been performed or complied with in all material respects;

          (c)  Compliance Certificate.  At the time of the Closing (1) MELP
               ----------------------
     shall have delivered to NCWC and Aquarion a certificate, executed by MELP's managing general partner, dated the Closing Date, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Article VIII and (2) STD shall have delivered to NCWC and Aquarion a certificate, executed by the Chairman of the Second Taxing District Commission, dated the Closing Date, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Article VIII.

          (d)  Authorization.  The Board of Directors of NCWC and Aquarion shall
               -------------
     have authorized and approved the Agreement and the terms and conditions of any regulatory approvals granted in connection with the transactions contemplated by the Agreement and the operation of NCWC and Aquarion after Closing;

          (e)  Environmental Matters.  NCWC and Aquarion shall have received an
               ---------------------
     environmental assessment of the Building, paid for after closing by NCWC and Aquarion, in scope and form satisfactory to NCWC and Aquarion, the results of which show that no material change in the condition of the Building has occurred since the tests conducted by Haley & Aldrich, Inc., dated December, 1990;

          (f)  Pipeline Extension. Permission from the Town of New Canaan in
               ------------------
     form and substance satisfactory to NCWC and BHC for NCWC, on behalf of and at the expense of STD, to extend a pipeline from the intersection of the NCWC transmission system and Country Club Road through appropriate roadways to the New Canaan/Wilton town line;

          (g)  Alternate Supply. Development of an alternate means, at the
               ----------------
     expense of STD, satisfactory to NCWC and BHC of supplying all existing customers on the NCWC transmission main from the Reservoir to Country Club Road so that said main can be utilized by STD as a raw water supply main;

          (h)  Approvals. Approvals by all state and federal and local agencies
               ---------
     having jurisdiction over NCWC, BHC and STD of the use of the Reservoir as a raw drinking water supply source for STD;

          (i) Rate Treatment. NCWC and BHC shall be satisfied with the
              --------------
     treatment, for ratemaking purposes, of the assets and related expenses Of NCWC and Ridgefield Water Supply Company ("RWSC") after the transactions contemplated in the Acquisition Agreement and this Agreement;

          (j) Related Transaction. BHC shall have acquired NCWC and RWSC from
              -------------------
     NCC pursuant to the Acquisition Agreement;

          (k) STD Related Transaction. STD shall have acquired the Reservoir
              -----------------------
     from NCWC pursuant to this Agreement;

          (l) Marketable Title, etc. MELP shall have good and marketable title
              ---------------------
     to the Building which shall be free of any encumbrances, easements or restrictions and which title shall be fully insurable under a full coverage owner's title insurance policy without material exceptions at standard rates; and

          (m) Other Proceedings and Documents.  All other corporate and other
              -------------------------------
     proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to NCWC, Aquarion and BHC and Aquarion's counsel, and NCWC and Aquarion shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          IX.  CONDITIONS PRECEDENT TO OBLIGATIONS OF MELP. MELP'S obligation to
               -------------------------------------------
transfer the Building to NCWC and to direct NCWC to transfer the Reservoir to STD at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties Correct.  The representations and
               --------------------------------------
     warranties made by (1) STD in Article VI hereof and (2) NCWC in Article IV hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for changes specifically authorized, contemplated and/or required under this Agreement;

          (b)  Performance. All covenants, agreements and conditions contained
               -----------
     in this Agreement to be performed or complied with on or prior to the Closing Date shall have been performed or complied with in all material respects;

          (c)  Compliance Certificate. At the time of Closing, (1) NCWC shall
               ----------------------
     have delivered to MELP a certificate, executed by the President or a Vice President of NCWC, dated the Closing Date, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Article IX and (2) STD shall have delivered to MELP a certificate executed by the Chairman of the Second Taxing District Commission, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Article IX.

          X.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STD. STD's obligation to
              ------------------------------------------
complete the acquisition of the Reservoir and to make payment to MELP at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties Correct.  The representations and
               --------------------------------------
     warranties made by NCWC in Article IV hereof and MELP in Article V hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for changes specifically authorized, contemplated and/or required under this Agreement;

          (b)  Performance. All covenants, agreements and conditions contained
               -----------
     in this Agreement to be performed or complied with by MELP or NCWC on or prior to the Closing Date shall have been performed or complied with in all material respects;

          (c)  Compliance Certificate. At the time of Closing, (1) MELP shall
               ----------------------
     have delivered to STD a certificate, executed by the managing general partner, dated the Closing Date, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Article X and (2) NCWC shall have delivered to STD a certificate executed by NCWC's President, dated the Closing Date, certifying, to the best of his knowledge, to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Article X.

          (d)  Authorization.  The Commissioners of STD shall have authorized
               -------------
     and approved the Agreement and the terms and conditions of any regulatory approvals granted in connection with the transactions contemplated by the Agreement;

          (e)  Environmental Matters. STD shall have received a Phase I
               ---------------------
     environmental assessment of the Reservoir, paid for by STD, the scope and form of which and the results of which are satisfactory in all respects to STD;

          (f)  Diversion Permit. The issuance by the DEP of a diversion permit,
               ----------------
     the cost of which shall be borne by STD, to allow the transfer in sufficient peak and average quantities to permit use of 600,000 gallons per day of safe yield water from the Reservoir and the Oenoke Ridge Wells, at the option of STD, to either the supply line of the First Taxing District of the City of Norwalk on Valley Road or the watershed of STD for direct addition to the existing STD supply;

          (g)  Dam Condition. Confirmation, through a detailed inspection and
               -------------
     report by a consultant hired by STD, that the condition of the dam at the Reservoir is as specified in the report by Roald Haestad, Inc. of Waterbury, Connecticut to the STD dated April 11, 1985 entitled, "New Canaan Reservoir Dam Spillway Investigation Report" (the "Haestad Report") and the Phase 2 engineering investigation of the NCWC Reservoir prepared by Lenard & Delaj Engineering (the "Lenard & Delaj Report");

          (h)  Easements. The granting of all easements to STD, obtained at
               ---------
     STD's expense, required for the installation of a gravity line from the hydraulic gradient of the New Canaan Reservoir spillway overflow to avoid the 475-foot elevation above mean sea level at the intersection of Country Club Road and Route 123 in New Canaan;

          (i)  Spillage Easements.  The granting of spillage easements for a cut
               ------------------
     emergency spillway approximately 300 feet north of the east abutment across existing Class III land presently owned by NCWC to meet with the Five Mile River below the existing spillway, at a cost to STD which, together with other estimated costs of intended channel improvements, shall not exceed $200,000.

          (j)  Approvals. Approvals, including the Regulatory Approvals, the
               ---------
     cost of which (in full or its pro rata portion) shall be borne by STD, by all state and federal and local agencies having jurisdiction over NCWC, BHC and STD for the use of the Reservoir as a raw drinking water supply source for STD; and

          (k)  Other Proceedings and Documents.  All other corporate and other
               -------------------------------
     proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to STD and STD's counsel, and STD shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          (l)  Release of Mortgages. NCWC shall have removed the mortgage and
               --------------------
     liens from the Class I and Class II Reservoir property being transferred to STD.

          XI.  COVENANTS OF THE PARTIES.
               ------------------------
          (a)  Access.
               ------

          (1) MELP shall permit agents and representatives of NCWC and Aquarion to have reasonable access to the Building during normal business hours prior to Closing for purposes of inspection and due diligence; and

          (2) NCWC shall permit agents and representatives of STD to have reasonable access to the Reservoir during normal business hours prior to Closing for purposes of inspection and due diligence.

          (b)  Public Announcements. The parties will consult with each other
               --------------------
     before issuing any press releases or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation, except as may be required by law.

          (c)  Prohibited Actions.  Between the date hereof and the Closing
               ------------------
Date:

          (1) MELP will continue to maintain the Building except for those items which tenant under existing lease is required to maintain and NCWC will continue to repair and maintain the Reservoir in the usual and ordinary manner and will continue the existing insurance on such property, consistent with good business practice; and

          (2) MELP will continue to manage the Building and NCWC will continue to maintain the Reservoir in accordance with the requirements of all applicable governmental regulations and laws.

          (d)  Further Actions.  Subject to the terms and conditions hereof,
               ---------------
each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement on or before December 31, 1992, including using all reasonable efforts:

          (1) to obtain any licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are required in connection with the consummation of the transactions contemplated hereby;

          (2) to effect all necessary registrations and filings, including, without limitation, the Regulatory Approvals and other filings to the DPUC, DHS, DEP and under the Connecticut Transfer Act;

          (3) to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging this

     Agreement or the consummation of the transactions contemplated hereby; and

          (4) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing.

          (e)  Notification of Certain Matters. Upon actual notice thereof, a
               -------------------------------
party hereto shall give prompt notice to the other parties of:

          (1) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to the Closing Date; and

          (2) any party, or any officer, partner, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (f)  Inspection, etc.  The parties agree with and represent to each
               ---------------
other that prior to the Closing Date:

          (1) Aquarion, for itself and on behalf of NCWC, will have inspected the Building and STD will have inspected the Reservoir;

          (2) that, subject to the receipt of environmental assessments, each is satisfied with the physical condition thereof;

          (3) that, subject to such environmental assessments, each accepts such property "AS IS"; and

          (4) that no party or their representatives has made any representations, other than those contained herein, upon which another party has relied concerning the condition of the Building or the Reservoir.

          (g)  Risk of Loss. The risk of loss or damage to the Building by fire
               ------------
or other casualty until recordation of the deed of conveyance shall be with MELP and the risk of loss or damage to the Reservoir by fire, flood or other casualty until recordation of the deed of conveyance shall be with NCWC.

          (h)  Further Assurances.  Each party hereto agrees to execute and
               ------------------
deliver such instruments and take such other action as another party hereto may reasonably require in order to carry out the purpose and intent of this Agreement.

          XII.  DELAY, TERMINATION AND ABANDONMENT.
                ----------------------------------
          (a)  Termination Events: This Agreement may be terminated and
               ------------------
abandoned at any time prior to the Closing:

          (1)  by mutual written consent of all the parties;

          (2) by any party in the event the Closing does not occur before December 31, 1992 through no fault of the terminating party, provided,
                                                                  --------
     that, the non-terminating parties shall have the right to extend the Closing for 365 days, provided, further, that any extension of the Closing
                           --------  -------
     Date pursuant hereto shall not be construed to effect the Closing Date, or any extension thereof, set forth in the Acquisition Agreement;

          (3) if the transaction contemplated by the Acquisition Agreement does not occur or the Acquisition Agreement is terminated.

          (b) Delay. If all of the contingencies provided in Articles IV through VI have been satisfied, waived or otherwise removed, and on the Closing Date, either MELP or NCWC shall be unable to convey the title to its property in accordance with the terms of this Agreement, free and clear of encumbrances, liens or exceptions to title other than those set forth herein, then, and in that event, Closing shall be delayed until the affected party shall have a further period of thirty (30) days within which to clear title, and the Closing Date shall be extended for such period, if necessary. If, at the end of said thirty (30) day period, the Transferor is still unable to convey title to the affected property free and clear of all encumbrances, liens or exceptions to title, except as aforesaid, then the Transferee shall either (1) elect to accept such title as can be conveyed, or (2) as the Transferee's sole and exclusive remedy, shall reject the deed proposing to convey such title on that ground. Upon such rejection, this Agreement shall terminate and became null and void. Nothing shall constitute an encumbrance, lien or exception to title for the purposes of this Agreement if the Standard of Title of the Connecticut Bar
                                  -----------------
Association recommends that no corrective or curative action is necessary in circumstances substantially similar to those presented by such encumbrance, lien or exception to title.

          (c)  Casualty Loss and Condemnation. In the event that the Building or
               ------------------------------
the Reservoir or any part thereof is damaged or destroyed by fire or other casualty, or in the event condemnation or eminent domain proceedings (or private purchase in lieu thereof) shall be commenced by any public or quasi-public authority having jurisdiction against all or any part of the property, then the Transferor shall promptly notify the other parties. The Transferee may, at its option, by giving written notice the Transferor within thirty (30) days after receipt of notice of such casualty or condemnation proceedings, terminate this Agreement. In the event the Transferee does not elect to terminate this Agreement, then all insurance proceeds and/or any awards in condemnation, as the case may be, will be assigned to the Transferee at the time of settlement hereunder, or, if paid to the Transferor prior thereto, shall be paid over to the Transferee. The Transferor shall not adjust or settle any insurance claims or condemnation awards whatsoever without the prior written approval of the Transferee; further, the Transferee and its counsel shall have the right (prior to settlement) to participate in all negotiations relating to any such insurance claims or condemnation awards.

          (d)  Effect Of Termination. If any party has the right to terminate
               ---------------------
this Agreement pursuant to this Article XII and such party shall terminate this Agreement pursuant to this Article XII, all obligations for the parties hereunder (other than those set forth in Article XIII(a) hereof shall terminate and no party shall have any obligation or liability to any of the other parties with respect to any breach of any of its obligations hereunder regardless of whether such breach is outstanding or curable at the date of such termination; provided,
--------
however, that the obligations set forth in Section XIII(a) hereof shall survive
-------
any such termination.

          XIII.  Miscellaneous.
                 -------------

          (a)  Expenses.  Except as otherwise provided herein, each party to
               --------
this Agreement shall pay its own costs and expenses (including all legal, accounting, broker, finder, engineering, title search, appraisal and survey fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

          (b)  Complete Agreement.  This Agreement, including schedules and
               ------------------
exhibits attached hereto and the documents referred to herein, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          (c)  Amendment.  This Agreement may not be released, discharged,
               ---------
abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held as a waiver of any other or subsequent breach.

          (d)  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be given by certified mail addressed,

          if to MELP:        Stephen R. Kellogg
                             100 Founders Way
                             Stratford, Connecticut 06497

          with a copy to:    Stanley Goldstein, Esq.
                             Palmesi, Kaufman, Goldstein & Petrucelli
                             888 White Plains Road
                             Trumbull, Connecticut 06611

or to such other place as MELP shall furnish to the other parties in writing, and

          if to STD:         John M. Hiscock
                             General Manager
                             Second Taxing District Water Department
                             City of Norwalk
                             164 Water Street
                             Post Office Box 468
                             South Norwalk, Connecticut  06856-0468

          to NCWC (prior to Closing):

                             Joseph J. McLinden
                             President
                             New Canaan Water Company
                             161 Cherry Street
                             New Canaan, Connecticut  06840

          with a copy to:

                             Thomas T. Adams, Esq.
                             Gregory & Adams
                             190 Old Ridgefield Road
                             Post Office Box 190
                             Wilton, Connecticut 06897
and

          with a copy to: Anthony M. Macleod (see address below) to NCWC (after Closing):

                             James S. McInerney, Jr.
                             President
                             Bridgeport Hydraulic Company
                             835 Main Street
                             Bridgeport, Connecticut  06601
and

                             Anthony M. Macleod
                             General Counsel
                             Bridgeport Hydraulic Company
                             835 Main Street
                             Bridgeport, Connecticut  06601

          (e)  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Connecticut, without giving effect to the choice of law provisions thereof.

          (f)  Waiver.  Waiver of any term or condition of this Agreement by any
               ------
party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

          (g)  Binding Effect; Assignment. This Agreement shall be binding upon
               --------------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, except that NCWC may assign its rights to Aquarion or its subsidiaries with the consent of the other parties, which consent shall not be unreasonably withheld, but in no event will any such assignment relieve the parties hereto of any of their respective obligations and liabilities hereunder.

          (h)  Execution in Counterparts. This Agreement may be executed in one
               -------------------------
or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

          (i)  Titles and Headings. Titles and headings to section and
               -------------------
paragraphs herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (j)  Schedules.  The schedules and exhibits to this Agreement shall be
               ---------
construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          (k)  Pronouns.  Whenever required by the context herein, the singular
               --------
includes the plural and the masculine includes the feminine or the neuter.

          (l)  Severability.  In case one or more provisions contained in this
               ------------
Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Witness:                                 NEW CANAAN WATER COMPANY

 /s/ Kenneth A. Johnson
-----------------------


 /s/ Mark de Regt                        By /s/ Joseph J. McLinden
-----------------                          -----------------------
                                           Joseph J. McLinden
                                           President


Witness:                                 MONROE ENVIRONMENTAL LEASING
                                         PARTNERSHIP

 /s/ James H. Ryan
------------------
James H. Ryan

                                         By /s/ Stephen R. Kellogg
 /s/ Carol A. Bashan                       -------------------------
--------------------                       Name:  Stephen R. Kellogg
                                           Title:  General Partner


Witness:                                 SECOND TAXING DISTRICT OF THE CITY
                                         OF NORWALK
 /s/ Kenneth A. Johnson
-----------------------


 /s/ Lynn Siegler                        By /s/ John M. Hiscock
-----------------                          ----------------------
                                           Name:  John M. Hiscock
                                           Title:  General Manager


                                         AQUARION COMPANY


Witness:

 /s/ Kenneth A. Johnson
-----------------------
                                         By /s/ Daniel A. Neaton
                                         ----------------------------
 /s/ Mark de Regt                        Name:  Daniel A. Neaton
-----------------------                  Title:  Vice President

                                                                       EXHIBIT G

               SUPPLEMENTAL PROPERTY EXCHANGE AGREEMENT AMENDMENT

   Amendment to the Property Exchange Agreement dated in October 21, 1992 among New Canaan Water Company ("NCWC"), Aquarion Company ("Aquarion"), Second Taxing District of the City of Norwalk ("STD") and Monroe Environmental Leasing Partnership ("MELP"), as amended by the Decision, dated June 30, 1993, of the Department of Public Utility Control (the "DPUC"), in Docket No. 91-06-26, Joint
                                                                           -----
Application for Approval of the Acquisition of New Canaan Water Company and
---------------------------------------------------------------------------
Ridgefield Water Supply Company by Bridgeport Hydraulic Company, a Subsidiary of
--------------------------------------------------------------------------------
Aquarion Company, as amended.
----------------

   WHEREAS, NCWC, MELP, STD and Aquarion desire to amend the Property Exchange Agreement to reflect certain changes in the terms and conditions of the transaction;

   NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

   1. Section III of the Property Exchange Agreement shall be amended as follows:

            The language "July 31, 1994" in the second line of subsection 111(a) shall be deleted and inserted in its place shall be the language "or before February 28, 1995."

   2. Section XI of the Property Exchange Agreement shall be amended as follows:

            The language "July 31, 1994" in the fifth line of subsection XI(d) shall be deleted and inserted in its place shall be the language "February 28, 1995."

   3. Section XII of the Property Exchange Agreement shall be amended as follows:

            The language "on or before July 31, 1994" in the second line of subsection XII(a)(2) shall be deleted and inserted in its place shall be the language "on or before February 28, 1995."

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Property Exchange Agreement to be executed as of the 15th day of November, 1994.

                                 NEW CANAAN WATER COMPANY


Dated: 11/16/94             By:  /s/ Joseph J. McLinden
      ---------                  --------------------------------------------
                                 Joseph J. McLinden, President


                                 SECOND TAXING DISTRICT OF THE CITY
                                 OF NORWALK


Dated: 12/2/94              By:  /s/ John M. Hiscock
      --------                   --------------------------------------------
                                 Name:  John M. Hiscock
                                 Title: General Manager


                                 AQUARION COMPANY


Dated: 11/30/94             By:  /s/ Janet M. Hansen
      ---------                  --------------------------------------------
                                 Janet M. Hansen, Senior Vice President,
                                 Chief Financial Officer and Treasurer


                                 MONROE ENVIRONMENTAL LEASING
                                 PARTNERSHIP


Dated: 12/3/94              By:  /s/ Stephen R. Kellogg
      --------                   --------------------------------------------
                                 Stephen R. Kellogg, Managing General Partner

                                                                       EXHIBIT H

               SUPPLEMENTAL PROPERTY EXCHANGE AGREEMENT AMENDMENT

          Amendment dated April 11, 1995 to Property Exchange Agreement dated October 21, 1992 among New Canaan Water Company ("NCWC"), Aquarion Company ("Aquarion"), Second Taxing District of the City of Norwalk ("STD") and Monroe Environmental Leasing Partnership ("MELP"), as amended by the Decision, dated June 30, 1993, of the Department of Public Utility Control (the "DPUC"), in Docket No. 91-06-26, Joint Application for Approval of the Acquisition of New
                     --------------------------------------------------------
Canaan Water Company and Ridgefield Water Supply Company by Bridgeport Hydraulic
--------------------------------------------------------------------------------
Company, a Subsidiary of Aquarion Company, as amended.
-----------------------------------------

          WHEREAS, NCWC, MELP, STD and Aquarion desire to amend the Property Exchange Agreement to reflect certain changes in the terms and conditions of the transaction;

          NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

          1. Section III of the Property Exchange Agreement shall be amended as follows:

                   The language "on or before March 31, 1995" in the second line of subsection III(a) shall be deleted and inserted in its place shall be the language "or before June 30, 1995."

          2. Section XI of the Property Exchange Agreement shall be amended as follows:

                   The language "March 31, 1995" in the fifth line of subsection XI(d) shall be deleted and inserted in its place shall be the language "June 30, 1995."

          3. Section XII of the Property Exchange Agreement shall be amended as follows:

                   The language "on or before March 31, 1995" in the second line of subsection XII(a)(2) shall be deleted and inserted in its place shall be the language "on or before June 30, 1995."

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Property Exchange Agreement to be executed as of the 11th day of April, 1995.

                                      NEW CANAAN WATER COMPANY

Dated:                                By: /s/ Joseph J. McLinden
                                         -----------------------
                                         Joseph J. McLinden,
                                         President

                                      SECOND TAXING DISTRICT OF
                                      THE CITY OF NORWALK

Dated:                                By: /s/ John M. Hiscock
                                         --------------------
                                         Name: John M. Hiscock
                                         Title: General Manager

                                      AQUARION COMPANY

Dated:  4/11/95                       By: /s/ Janet M. Hansen
                                         --------------------
                                         Janet M. Hansen
                                         Senior Vice President,
                                         Chief Financial Officer
                                         and Treasurer


                                      MONROE ENVIRONMENTAL LEASING
                                      PARTNERSHIP

Dated:  4/11/95                       By: /s/ Stephen R. Kellogg
                                         -----------------------
                                         Stephen R. Kellogg
                                         Managing General Partner

                                                                       EXHIBIT I


               SUPPLEMENTAL PROPERTY EXCHANGE AGREEMENT AMENDMENT

          Amendment dated July 18, 1995 to Property Exchange Agreement dated in October 21, 1992 among New Canaan Water Company ("NCWC"), Aquarion Company ("Aquarion"), Second Taxing District of the City of Norwalk ("STD") and Monroe Environmental Leasing Partnership ("MELP"), as amended by the Decision, dated June 30, 1993, of the Department of Public Utility Control (the "DPUC"), in Docket No. 91-06-26, Joint Application for Approval of the Acquisition of New
                     --------------------------------------------------------
Canaan Water Company and Ridgefield Water Supply Company by Bridgeport Hydraulic
--------------------------------------------------------------------------------
Company, a Subsidiary of Aquarion Company, as amended.
-----------------------------------------

          WHEREAS, NCWC, MELP, STD and Aquarion desire to amend the Property Exchange Agreement to reflect certain changes in the terms and conditions of the transaction;

          NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

          1. Section III of the Property Exchange Agreement shall be amended as follows:

                   The language "on or before June 30, 1995" in the second line of subsection III(a) shall be deleted and inserted in its place shall be the language "or before September 30, 1995."

          2. Section XI of the Property Exchange Agreement shall be amended as follows:

                   The language "June 30, 1995" in the fifth line of subsection XI(d) shall be deleted and inserted in its place shall be the language "September 30, 1995."

          3. Section XII of the Property Exchange Agreement shall be amended as follows:

                   The language "on or before June 30, 1995" in the second line of subsection XII(a)(2) shall be deleted and inserted in its place shall be the language "on or before September 30, 1995."

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Property Exchange Agreement to be executed as of the 18th day of July, 1995.

                              NEW CANAAN WATER COMPANY


                              By: /s/ Joseph J. McLinden
                                  -------------------------------------
                                  Joseph J. McLinden, President

                              SECOND TAXING DISTRICT OF THE CITY
                              OF NORWALK


                              By: /s/ John M. Hiscock
                                  -------------------------------------
                                  Name:  John M. Hiscock
                                  Title: General Manager

                              AQUARION COMPANY


                              By: /s/ Janet M. Hansen
                                  -------------------------------------
                                  Janet M. Hansen, Senior Vice
                                  President, Chief Financial
                                  Officer and Treasurer

                                                                       EXHIBIT J

                             THE NEW CANAAN COMPANY
                          Plan of Complete Liquidation


     1.   Plan of Liquidation.
          -------------------

          After (i) the adoption of this Plan, (ii) the consummation of the transactions contemplated in that certain Acquisition Agreement, dated as of September 2, 1992 (the "Acquisition Agreement"), as amended and (iii) the amendment of the Corporation's certificate of incorporation to provide that the liquidation preference of the Corporation's Class A Common Stock can be paid in cash or in other property, THE NEW CANAAN COMPANY, a Connecticut corporation (the "Corporation"), after provision is made for the payment of the Corporation's debts and other obligations as described herein, will distribute to its shareholders its properties and assets of every description, which at that time will consist entirely of common stock of Aquarion Company, a Connecticut corporation ("Aquarion"), together with dividends paid thereon, received by the Corporation as the Purchase Price (as defined in the Acquisition Agreement) for the assets of the Corporation pursuant to the terms of the Acquisition Agreement (the "Aquarion Shares").

     2.   Escrow.
          ------

          10% of the Aquarion Shares paid to the Corporation as the Purchase Price (the "Escrow Shares") will be deposited with an escrow agent to establish an escrow (the "Escrow") pursuant to an escrow agreement substantially in the form attached hereto (the "Escrow Agreement"). Upon termination of the Escrow, the

Escrow Shares remaining in the Escrow shall be distributed to the holders of Class B Common Stock, no par value ("Class B Common Stock"), of the Corporation in accordance with the Escrow Agreement and such holders' relative holdings of Class B Common Stock on the Closing Date (as defined in the Acquisition Agreement).

     3.   Initial Distribution.
          --------------------

          (a) After the Escrow described in the previous paragraph has been established, the Corporation shall make an initial distribution of Aquarion Shares (the "Initial Distribution Shares") directly to the stockholders of the Corporation in accordance with subparagraph (b) hereof, provided that (i) all creditors of the Corporation shall first be paid in full for the amount of their claims, including payments to shareholders who exercise dissenters' rights of appraisal in connection with the acquisition, (ii) possession of the Escrow Shares will remain with the escrow agent pursuant to the terms of the Escrow Agreement, (iii) no fractional shares of Aquarion common stock will be distributed, but, rather, cash will be distributed in an amount equal to the value of any such fractional shares on the date of such distribution and (iv) for purposes of the Initial Distribution, the value of an Aquarion Share will be the value calculated pursuant to the Acquisition Agreement.

          (b) The distribution of the Initial Distribution Shares shall be as follows:

          (i) Holders of Class A Common Stock shall be entitled to receive, for each share of Class A Common Stock, Aquarion Shares with a value, determined in accordance with the valuation of the Aquarion Common Stock as provided in the Acquisition Agreement, equal to $35.00 plus all accrued but unpaid dividends to the date of such liquidating distribution. Holders of Class A Common Stock shall not be entitled to any further distribution with respect to such shares.

          (ii) The remainder of the Aquarion Shares available as part of the Initial Distribution Shares will be distributed to the holders of the Class B Common Stock based on their relative holdings of such stock on the Closing Date.

          4.  Final Distribution.
              ------------------

          To the extent that the Corporation has any cash or other assets on the date that it is entitled to make a final distribution of assets, such assets will be distributed pro-rata to the holders of the Class B Common Stock in accordance with their respective holdings of such shares on the Closing Date, provided that holders of Class A Common Stock have received full payment in respect of their shares of Class A Common Stock.

          The foregoing distributions in complete liquidation shall be in exchange solely for, and in complete redemption and cancellation of, and in payment for, all of the outstanding shares of Class A Common Stock and Class B Common Stock of the Corporation, and the shareholders shall, if the Board of Directors so determines, surrender their certificates for such shares for recording thereon receipt of distributions prior to the final distribution, and shall surrender such certificates for cancellation upon receipt of the final distribution herein authorized.

          5.  Dissolution and Complete Liquidation.
              ------------------------------------

          The officers and the Board of Directors of the Corporation shall proceed with the voluntary dissolution and complete liquidation of the Corporation under the laws of the State of Connecticut as promptly as practicable, but in any event within twelve months from the date of adoption of this plan.

          6. Authorization to Execute and File Documents.
             -------------------------------------------

          The officers of the Corporation are authorized, empowered and directed to execute and file all documents which they deem necessary or advisable to carry out the purposes and intentions of this Plan, including a Certificate of Dissolution under the laws of the State of Connecticut, and information returns with federal, state and local tax officials as may be required by the applicable regulations.

          7. Authorization of Necessary Acts.
             -------------------------------

          The officers and directors of the Corporation are authorized, empowered and directed to do any and all other things in the name and on behalf of the Corporation which each of them may deem necessary or advisable in order to carry out the purposes and intentions of this Plan. They shall be held harmless by the Corporation for any action under this Plan taken in good faith, and any expense or liability so incurred by them shall be that of the Corporation.

                                                                       EXHIBIT K

                    TEXT OF AMENDMENT TO THE CERTIFICATE OF
                    INCORPORATION OF THE NEW CANAAN COMPANY


          Paragraph Fourth shall be amended by amending the subsection entitled "Voluntary Liquidation or Dissolution" to read in its entirety as follows:

          "Voluntary Liquidation or Dissolution. In the event of voluntary
           ------------------------------------
          dissolution or liquidation of the Corporation, the holders of the A Shares shall be entitled to receive, on surrender of each A Share, an amount equal to (i) Thirty-Five Dollars ($35.00) plus (ii) a sum equal to One Dollar ($1.00) per share per annum from the date of issue thereof to the date of distribution upon any such dissolution or liquidation less the aggregate of the dividends paid upon such share, all payable in cash or in other property. Before any distribution shall be made in respect of the B Shares and after payment in full of the said A Shares, the remaining assets shall be divided among the holders of the B Shares, ratably in accordance with their shareholdings."

                                                                       EXHIBIT L

                   TEST OF SECTIONS 33-373 AND 33-374 OF THE
                      CONNECTICUT GENERAL CORPORATION LAW


     33-373 RIGHTS OF OBJECTING SHAREHOLDERS.--(a) Any objecting holder of preferred shares shall have the right to be paid the value of all shares of such class owned by him in accordance with the provisions of section 33-374 if an amendment to the certificate of incorporation is effected which would: (1) Cancel or otherwise affect the right to accrued dividends or other arrearages in respect of such class of shares; (2) reduce the dividend preference thereof; (3) make noncumulative, in whole or in part, dividends thereof, which had theretofore been cumulative; (4) reduce the redemption price thereof or make such shares subject to redemption when not otherwise redeemable; (5) reduce any preferential amount payable thereon upon voluntary or involuntary liquidation.

     (b) If an offer is made by the corporation to holders of its shares of any class having accrued dividends or other arrearages to exchange such shares for other securities of the corporation which would be entitled to preference in the receipt of any periodical payment or dividend over such shares, and if the offer is accepted by, and such exchange is effected with, any holder of such shares, then any other holder of such shares who objects to the terms of the offer shall have the right to be paid the value of all shares of such class owned by him in accordance with the provisions of section 33-374.

     (c) Any shareholder of a merging or consolidating domestic corporation who objects to the merger or consolidation shall have the right to be paid the value of all shares of such corporation owned by him in accordance with the provisions of section 33-374, except that a shareholder of a merging domestic corporation which is to be the surviving corporation shall have such right only: (1) if and to the extent that the plan of merger will effect an amendment to the certificate of incorporation of the surviving corporation which would entitle the shareholder to such right pursuant to the provisions of subsection (a) of this section, or (2) if the plan of merger provides for the distribution to shareholders of the surviving corporation of cash, securities or other property in lieu of or in exchange for or upon conversion of outstanding shares of the surviving corporation.

     (d) If a corporation sells all or substantially all its assets primarily in consideration for securities of another corporation, domestic or foreign, and such transaction is part of a general plan of liquidation and distribution substantially equivalent to a merger, any shareholder of such corporation objecting to such sale shall have the right to be paid the value of all shares of such corporation owned by him in accordance with the provisions of section 33-374.

     (e) If a distribution to shareholders, by dividend, liquidating distribution or otherwise, is effected by transfer of assets in kind to shareholders collectively as co-owners, any objecting shareholder who would otherwise receive such distribution shall have the right to be paid the value of all shares of such corporation owned by him in accordance with the provisions of section 33-374.

   (f) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in section 33-374.

   33-374 PROCEDURE FOR OBJECTING SHAREHOLDER.--(a) As used in this section, the term (1) "corporation" includes, if the context so indicates, the successor, surviving or new corporation which acquires the property of a predecessor corporation upon a sale of assets for securities, merger or consolidation; (2) "the date on which the exchange was effective" means the date on which the corporation first actually consummated an exchange of shares or, if it reserved the right to postpone the operation or effectiveness of all acceptances of its offer of exchange, the date on which it declared the acceptance operative or effective; (3) "sale of assets for securities" means a sale of assets entitling objecting shareholders to be paid the value of shares pursuant to subsection (d) of section 33-373; (4) "shares" of a shareholder means those shares owned by him as to which he is entitled to be paid the value pursuant to the provisions of section 33-373.

   (b) Any shareholder designated in section 33-373 as having the right to be paid the value of shares as provided in this section may elect to exercise such right by giving notice to the corporation, in writing, objecting to the proposed corporate transaction giving rise to such right. (1) In the case of a shareholder so designated in subsections (a), (c) and (d) of section 33-373 such notice shall be delivered to the corporation prior to the meeting of shareholders called for the purpose of voting on such transactions, or at such meeting prior to voting on such transaction, or prior to the time action taken by consents as provided in section 33-330 shall become effective. If such transaction is approved, any such shareholder so notifying the corporation, provided none of his shares shall have been voted in favor thereof, may require the corporation to purchase his shares at fair value by delivering to the corporation a demand to that effect in writing, within ten days after the date on which the vote was taken or action taken by consents as provided in section 33-330 became effective. (2) In the case of a shareholder so designated in subsection (b) of section 33-373, such notice shall be delivered to the corporation within fifteen days after the date of mailing the offer. If an exchange is effected with any shareholder, any such shareholder so notifying the corporation, provided none of his shares shall have been so exchanged, may require the corporation to purchase his shares at fair value by delivering to the corporation a demand to that effect in writing, within ten days after the date on which the exchange was effective if the corporation shall give notice of such date to such shareholder or within sixty days after delivering the written notice to the corporation, whichever is the earlier. (3) A shareholder so designated in subsection (e) of section 33-373 may require the corporation to purchase his shares at fair value by delivering such notice to the corporation within fifteen days after the date of mailing the distribution or any notice thereof from the corporation, whichever is earlier, accompanied by a demand to that effect in writing, provided such shareholder shall not have accepted such distribution. (4) In the case of a shareholder so designated in subsection (c) of section 33-373, where a merger has been effected as provided in section 33-370, such notice shall be delivered to the corporation within fifteen days after the date of mailing the plan of merger and be accompanied by a demand in writing that the corporation purchase his shares at fair value.

     (c) Any demand to purchase shares under subsection (b) of this section shall state the number and classes of shares of the shareholder making the demand. Except as provided in subsection (i) of this section, any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote, to receive dividends or to exercise any other rights of a shareholder in respect of such shares. No such demand may be withdrawn unless the corporation consents thereto. Any shareholder failing to make demand as provided in subsection (b) shall be bound by the corporate transaction involved in accordance with its terms.

     (d) At any time after the receipt of a notice by a shareholder objecting to the proposed corporate transaction giving rise to rights under this section, but not later than ten days after receipt of a demand to purchase shares or ten days after the corporate transaction is effective, whichever is later, the corporation shall make a written offer, to each shareholder who makes demand as provided in this section, to pay for his shares at a specified price deemed by such corporation to be the fair value thereof as of the day prior to the date on which notice of the proposed corporate transaction was mailed, exclusive of any element of value arising from the expectation or accomplishment of such corporate transaction.

     (e) Within twenty days after demanding the purchase of his shares, each shareholder so demanding shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If shares represented by a certificate on which notation has been so made are transferred, each new certificate issued therefor shall bear similar notation, together with the name of the shareholder of such shares who made such demand, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which such shareholder had after making such demand.

     (f) If the corporation and any shareholder making a demand to purchase shares under subsection (b) of this section agree in writing as to the value of the shares, the corporation shall pay such shareholder such value upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares duly endorsed for transfer. If the corporation defaults in or refuses to make such payment, such shareholder may file a petition in the superior court for the judicial district where the principal office of the corporation is located, praying that judgment be entered for such amount, and such shareholder shall be entitled to judgment for such amount. If any such shareholder should be a party to a proceeding under subsection (g) of this section, the court in such proceeding shall upon motion of either the corporation or such shareholder dismiss the proceeding with respect to such shareholder.

     (g) At any time during the period of sixty days after the date the corporation is obliged to make an offer under subsection (d) of this section, the corporation, or any shareholder who has made a demand to purchase shares under subsection (b) of this section and who has not accepted the offer made by the corporation and acting in the name of the corporation, may file a petition in the superior court for the judicial district where its principal office is located, or before any judge thereof, praying that the value of the shares of such shareholders be found and determined. All shareholders making demand under subsection (b) of this section who have not accepted the offer made by the corporation, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each such shareholder who is a resident of this state and shall be served by registered or certified mail on each such shareholder who is an nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares as of the day prior to the date on which notice of the proposed corporate transaction was mailed, exclusive of any element of value arising from the expectation or accomplishment of such corporate transaction. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the shareholders entitled thereto. The judgment may include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date notice of the proposed corporate transaction was mailed to the date of payment. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all shareholders who are parties to the proceeding to whom the corporation has made an offer to pay for the shares if the court finds that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding.

     (h) Any judgment entered under subsection (f) or (g) of this section shall be enforceable as other decrees of the superior court may be enforced and shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing the shares for which payment is due, duly endorsed for transfer. Upon payment of any such judgment, the shareholder shall cease to have any interest in such shares. The liability to pay for shares or to pay damages imposed by this section on a corporation extends to the successor corporation which acquires the assets of the predecessor, whether by merger, consolidation or sale of assets for securities. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, unless in the case of a merger or consolidation the plan of merger or consolidation otherwise provides.

     (i) If a demand to purchase shares under subsection (b) of this section is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall thereupon be restored.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

   Section 145 of the DGCL allows the corporation's Board of Directors to indemnify officers and directors for certain liabilities arising from their position as officer or director of the corporation if such person acted in good faith and in a manner he reasonably believed "not opposed to" the best interests of the corporation. The DGCL requires indemnification by the corporation in any such action in which the officer or director has been successful on the merits. The DGCL indemnification provision is non-exclusive of other rights to which prospective indemnitees may be entitled under any by-law, agreement, vote of stockholders or otherwise.

   Article VIII of Aquarion's by-laws provides for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by Delaware law.

   The Company has also purchased directors' and officers' liability insurance covering certain liabilities incurred by such persons in connection with the performance of their duties.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a)  Exhibits

   2.1 -Acquisition Agreement dated as of September 2, 1992 between The New Canaan Company, Aquarion Company and Bridgeport Hydraulic Company (included as Exhibit A to the Prospectus/Proxy Statement)

   2.2 -Acquisition Agreement Amendment between the New Canaan Company, Aquarion Company and Bridgeport Hydraulic Company (included as Exhibit B to the Prospectus/Proxy Statement).

   2.3 -Supplemental Acquisition Agreement Amendment among The New Canaan Company, Aquarion Company and Bridgeport Hydraulic Company (included as Exhibit C to the Prospectus/Proxy Statement).

   2.4 -Property Exchange Agreement dated as of October 21, 1992 among Second Taxing District of the City of Norwalk, Monroe Environmental Leasing Partnership, Aquarion Company, and The New Canaan Water Company, (included as Exhibit E to the Prospectus/Proxy Statement)

   2.5 -Supplemental Property Exchange Agreement Amendment among Second Taxing District of the City of Norwalk, Monroe Environmental Leasing Partnership, Aquarion Company, and The New Canaan Water Company, (included as Exhibit F to the Prospectus/Proxy Statement)

   2.6 -Plan of Liquidation of The New Canaan Company (included as Exhibit H to the Prospectus/Proxy Statement)

   2.7 -Supplemental Acquisition Agreement Amendment among The New Canaan Company, Aquarion Company and Bridgeport Hydraulic Company (included as Exhibit D to the Prospectus/Proxy Statement)

   2.8 -Supplemental Property Exchange Agreement Amendment among Second Taxing District of the City of Norwalk, Monroe Environmental Leasing Partnership, Aquarion Company, and the New Canaan Water Company, (included as Exhibit H to the Prospectus/Proxy Statement)

   2.9 -Supplement Acquisition Agreement Amendment among The New Canaan Company, Aquarion Company and Bridgeport Hydraulic Company (included as Exhibit E to the Prospectus/Proxy Statement)

   2.10 -Supplement Property Exchange Agreement among Second Taxing District of the City of Norwalk, Monroe Environmental Leasing Partnership, Aquarion Company, and the New Canaan Water Company, (included as Exhibit I to the Prospectus/Proxy Statement)

   5* -Opinion of Day, Berry & Howard as to the legality of the securities being registered

   8*   -Opinion of Haythe & Curley as to relevant tax matters

   23.1* -Consent of Price Waterhouse LLP as to financial statements of Aquarion

   23.2*  -Consent of Price Waterhouse LLP as to financial statements of NCC


   23.3*  -Consent of Day, Berry & Howard (included in Exhibit 5)

   23.4*  -Consent of Haythe & Curley (included in Exhibit 8)

   24*  -Power of Attorney

*Previously filed

  (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.


ITEM 22.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of the responding to the request.

  (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 2, 1995.

                               Aquarion Company
                               (registrant)

                               By:   /s/  Janet M. Hansen
                                  -----------------------------------------
                                  Name:   Janet M. Hansen
                                  Title:  Senior Vice President and Chief
                                          Financial Officer (Principal
                                          Financial and Accounting Officer)

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


         WILLIAM S. WARNER *              Chairman of the Board of Directors
--------------------------------------    and Director
          William S. Warner


          JACK E. MCGREGOR *              President, Chief Executive Officer
--------------------------------------    and Director
           Jack E. McGregor               (Principal Executive Officer)


           JANET M. HANSEN                Senior Vice President and Chief
--------------------------------------    Financial Officer (Principal
           Janet M. Hansen                Financial and Accounting Officer)


       GEORGE W. EDWARDS, JR. *           Director
--------------------------------------
        George W. Edwards, Jr.


        GEOFFREY ETHERINGTON *            Director
--------------------------------------
         Geoffrey Etherington


       NORWICK R.G. GOODSPEED *           Director
--------------------------------------
        Norwick R.G. Goodspeed


         JANET D. GREENWOOD *             Director
--------------------------------------
          Janet D. Greenwood

        DONALD M. HALSTED, JR. *          Director
--------------------------------------
        Donald M. Halsted, Jr.


          EUGENE D. JONES *               Director
--------------------------------------
           Eugene D. Jones


         LARRY L. PFLIEGER *              Director
--------------------------------------
          Larry L. Pflieger


        G. JACKSON RATCLIFFE *            Director
--------------------------------------
         G. Jackson Ratcliffe


          JOHN A. URQUHART *              Director
--------------------------------------
           John A. Urquhart


*By:    /s/ Janet M. Hansen                                 August 2, 1995
    ----------------------------------
           Janet M. Hansen
    Attorney-in-Fact under Powers
   of Attorney filed as Exhibit 24
    to this registration statement